As filed with the Securities and Exchange Commission on April 12, 1999
                                                    Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                ---------------


                                    FORM S-4
                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                               ---------------

                        RUSSELL-STANLEY HOLDINGS, INC.
         (Exact Name of Registrant Issuer as Specified in Its Charter)


             DELAWARE                           3412                       22-3525626
(State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
 incorporation or organization)      Classification Code Number)     Identification Number)

                               ---------------

                               685 Route 202/206
                             Bridgewater, NJ 08807
                                (908) 203-9500
(Address, including zip code, and telephone number, including area code, of registrant issuer's principal executive offices)
                               Daniel W. Miller
                        Russell-Stanley Holdings, Inc.
                               685 Route 202/206
                             Bridgewater, NJ 08807
                                (908) 203-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ---------------

                                With a copy to:
                            Stephan J. Feder, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017
                                (212) 455-2000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective Registration Statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                        Proposed Maximum
           Title of each Class of              Amount to         Proposed Maximum      Aggregate Offering      Amount of
        Securities to be Registered          Be Registered   Offering Price Per Note        Price(1)        Registration Fee
------------------------------------------- --------------- ------------------------- -------------------- -----------------
10 7/8% Senior Subordinated Notes due 2009  $150,000,000                100%          $150,000,000         $ 41,700.00
------------------------------------------- ------------                ---           ------------         -----------
Guarantees of 10 7/8% Senior Subordinated
 Notes due 2009 (2)                         $150,000,000             None(3)                None(3)             None(4)

                               ---------------
(1) Estimated solely for the purpose of calculating the registration fee.
(2) See inside facing page for table of additional registrant guarantors.
(3) No separate consideration will be received for the guarantees of the 10 7/8% Senior Subordinated Notes due 2009 by the subsidiary guarantors of Russell-Stanley Holdings, Inc.
(4) Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS



                                         State or Other
                                         Jurisdiction of
       Exact Name of Registrant           Incorporation     I.R.S. Employer     Address, Including Zip Code, and Telephone
    Guarantor as Specified in its              or            Identification     Number, Including Area Code, of Registrant
               Charter                    Organization           Number          Guarantor's Principal Executive Offices
-------------------------------------   ----------------   -----------------   -------------------------------------------
Russell-Stanley Corp.                   New Jersey             22-1505645      685 Route 202/206
                                                                               Bridgewater, NJ 08807, (908-203-9500)
Container Management Services, Inc.     South Carolina         57-0941972      685 Route 202/206
                                                                               Bridgewater, NJ 08807, (908-203-9500)
New England Container Co., Inc.         Rhode Island           05-0268961      685 Route 202/206
                                                                               Bridgewater, NJ 08807, (908-203-9500)
Russell-Stanley, Inc.                   Illinois               22-2623485      685 Route 202/206
                                                                               Bridgewater, NJ 08807, (908-203-9500)
RSLPCO, Inc.                            Delaware               22-3611710      685 Route 202/206
                                                                               Bridgewater, NJ 08807, (908-203-9500)
Russell-Stanley, L.P.                   Texas                  22-3611707      685 Route 202/206
                                                                               Bridgewater, NJ 08807, (908-203-9500)

                  Subject to Completion, Dated April 12, 1999
PRELIMINARY PROSPECTUS



[Russell-Stanley Holdings, Inc. Logo]



                        Russell-Stanley Holdings, Inc.

                       Offer to Exchange All Outstanding
                   10 7/8% Senior Subordinated Notes due 2009
                 for 10 7/8% Senior Subordinated Notes due 2009
          Which Have Been Registered Under the Securities Act of 1933
                                ---------------

The Exchange Offer
   o We will exchange all of our outstanding 10 7/8% Senior Subordinated Notes due 2009 that are validly tendered and not validly withdrawn for an equal principal amount of 10 7/8% Senior Subordinated Notes due 2009 which have been registered under the Securities Act of 1933 and are freely tradeable. Throughout this prospectus, we refer to the outstanding notes as the "outstanding notes" and the notes that will be issued in exchange for the oustanding notes as the "exchange notes."
   o You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.
   o The exchange offer expires at 5:00 p.m., New York City time, on         ,
     1999, unless extended. We do not currently intend to extend the expiration date.
   o The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.
   o We will not receive any proceeds from the exchange offer.

The Exchange Notes

   o The exchange notes are being offered in order to satisfy certain of our obligations under the exchange and registration rights agreement that we entered into in connection with the placement of the outstanding notes.
   o The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Outstanding Notes, except that the Exchange Notes will be freely tradeable by virtue of their registration under the Securities Act of 1933, will not bear legends restricting their transfer, will not be subject to any additional obligations regarding registration under the Securities Act of 1933, and will not be subject to the special interest payments resulting from a failure to meet certain registration obligations. The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Outstanding Notes. Consequently, both series will be treated as a single class of debt securities under that Indenture.

Resales of Exchange Notes

   o If you are a broker-dealer and you receive exchange notes for your own account in exchange for outstanding notes, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. By making such acknowledgment, you will not be deemed to admit that you are an "underwriter" under the Securities Act of 1933.
   o Broker-dealers may use this prospectus in connection with any resale of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market-making activities or trading activities.
   o We will make this prospectus available to any broker-dealer for use in any such resale for a period of 180 days after the date of this prospectus.
   o A broker-dealer may not participate in the exchange offer with respect to outstanding notes acquired other than as a result of market-making activities or trading activities.
   o If you are an affiliate of Russell-Stanley or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes you must comply with the registration requirements of the Securities Act of 1933 in connection with any resale transaction.
   o See "Plan of Distribution."
     You should consider carefully the risk factors beginning on page 13 of this prospectus before participating in the exchange offer.

     Neither the Securities and Exchange Commission nor any state securities commission has approved the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   The date of this prospectus is     , 1999.

                               TABLE OF CONTENTS




                                                    Page
                                                   -----
Where You Can Find More Information ............    i
Prospectus Summary .............................    1
Risk Factors ...................................   13
Use of Proceeds ................................   22
Capitalization .................................   23
Unaudited Pro Forma Consolidated
 Financial Data ................................   24
Selected Historical Consolidated
 Financial and Other Data ......................   31
Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations ....................................   34
Business .......................................   42
Management .....................................   52


                                                   Page
                                                   -----
Ownership of Common Stock ......................   59
Certain Relationships and Related
 Party Transactions ............................   61
Description of Senior Credit Facility ..........   62
The Exchange Offer .............................   63
Description of Notes ...........................   75
Certain U.S. Federal Income Tax
Consequences of the Exchange Offer .............   113
Plan of Distribution ...........................   113
Legal Matters ..................................   114
Experts ........................................   114
Index to Financial Statements ..................   F-1

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the exchange notes being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in, or filed as an exhibit to, the registration statement. For further information with respect to Russell-Stanley and the exchange notes, reference is made to the registration statement. While we believe that the material information has been provided regarding the contracts and documents described in this prospectus, the statements contained in this prospectus as to the contents of any such contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions in such exhibit.


     We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. Upon completion of the exchange offer, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and, as a result, will file periodic reports and other information with the Securities and Exchange Commission. The registration statement and such reports and other information can be inspected and copied at the Public Reference Section of the Securities and Exchange Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C., 20549 and at regional public reference facilities maintained by the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates. Such material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet (http://www.sec.gov).


     In addition, whether or not required by the Securities and Exchange Commission, so long as any outstanding notes are outstanding, beginning with the quarter ended June 30, 1999 we will furnish to the holders of any outstanding notes, within the time periods specified in the Securities and Exchange Commission's rules and regulations:


   o all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our independent auditors; and

   o all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if we were required to file such reports.

     In addition, whether or not required by the Securities and Exchange Commission, we will file a copy of all of the information and reports referred to above with the Securities and Exchange Commission for public availability within the time periods specified in the Securities and Exchange Commission's rules and regulations (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
                               ----------------

     "CMS," "Delcon" and "Russell-Stanley" are trademarks of ours. All other trademarks, service marks or brand names appearing in this prospectus are the property of their respective holders.

                              PROSPECTUS SUMMARY

     The following summary contains basic information about Russell-Stanley Holdings, Inc. and its subsidiaries, and this exchange offer. It may not contain all the information that may be important to you. You should read this entire prospectus, including the financial data and related notes, in its entirety. The term "Russell-Stanley" and references to "we," "us" and "our" mean Russell-Stanley Holdings, Inc. and its subsidiaries, including predecessor companies, except where it is clear the context indicates otherwise.


                                Russell-Stanley


General


     We are a leading manufacturer and marketer of plastic and steel industrial containers and a leading provider of related container services in the United States and Canada. Our container manufacturing division manufactures and sells new plastic and steel rigid industrial containers. Our services division (i) leases plastic rigid industrial containers, (ii) provides plastic container fleet management services, (iii) reconditions and sells steel drums and (iv) retrieves and recycles empty industrial containers. Our container manufacturing and services divisions together have over 1,500 active customers in the agricultural chemical, food product, lubricant, pharmaceutical and specialty chemical industries. We believe that our customers base their purchasing decisions primarily on price, service and quality and are increasingly looking to maintain relationships with fewer suppliers who can provide a broad range of high-quality industrial containers and related container services at competitive prices, often on a national or international basis. We have increased our net sales from $138.8 million for the year ended December 31, 1995 to $284.5 million on a pro forma basis for the year ended December 31, 1998, representing a compound annual growth rate of 27.0%. During the same period we increased our Adjusted EBITDA from $17.4 million to $46.2 million, representing a compound annual growth rate of 38.4%, while our Adjusted EBITDA margin expanded from 12.5% to 16.2%. The majority of our revenue and Adjusted EBITDA growth and margin improvement during this period has come from the successful acquisition and integration of four complementary businesses.

     We believe that our container manufacturing division offers one of the broadest lines of 5- to 70-gallon plastic rigid industrial containers in the United States and Canada and enjoys the largest share in the U.S. plastic drum market as well as one of the leading shares in the Canadian plastic drum market. We are the principal manufacturer in the United States and Canada of 55-gallon plastic tight-head drums, which we sell under the brand names L-1 (LR-1 in Canada) and Delcon. We believe that the design of the L-1 and Delcon drums is the industry standard for 55-gallon plastic tight-head drums in the United States and Canada, and we own and/or have a license to use important proprietary technology relating to the manufacture and sale of these drums. Our container manufacturing division also offers a broad line of the widely used 55-gallon steel drum and, we believe, enjoys one of the leading shares in the Northeast, Gulf Coast and Canadian steel drum markets.

     Our services division is an innovator and, we believe, the leader in the United States and Canada in the businesses of leasing plastic containers on a "per use" or "round-trip" basis and providing plastic container fleet management services. In our container leasing business, we lease a container to our customer for filling and shipping to the end-user. We then retrieve the container directly from the end-user and prepare it for re-use. Container fleet management involves the same services, but uses containers owned by the customer. Since 1991, the growth of plastic container leasing and fleet management has outpaced the growth of the rigid industrial container market as a whole, and we believe these businesses are among the fastest growing sectors of the U.S. rigid industrial container market. We believe that our services division is also the leading reconditioner of steel drums in the Northeast. The addition of container services to our historical manufacturing business enables us to serve a wider range of our customers' evolving industrial container requirements and is an important aspect of our strategy to retain and enhance our leading market position as our customers increasingly look to rely on fewer suppliers.

     We currently operate twelve plastic drum manufacturing plants, three steel drum manufacturing plants and six container services plants throughout the United States and Canada, enabling us to be strategically located near our major customers. We sell, lease and service plastic containers in most markets in the United States and in most of the major industrial regions in Canada. We sell new steel drums in the Northeast, the Gulf Coast, parts of the Midwest and Ontario, Canada, regions where there is a high concentration of purchasers of steel drums, and we sell reconditioned steel drums in the Northeast.


Recent Acquisitions


     The rigid industrial container industry has been undergoing consolidation for a number of years and remains fragmented. We believe that the industry will evolve to support a few participants who are able to provide a broad range of containers and related container services. As a result, we began pursuing, and in July 1997 began consummating, several acquisitions in furtherance of our goal to become the preeminent provider of rigid industrial containers and related container services in the United States and Canada. We acquired Container Management Services (July 1997), Hunter Drums Limited (October 1997), the plastics division of Smurfit Packaging Corporation (November 1997) and New England Container (July 1998). We discuss each of the businesses we acquired under "Business--Recent Acquisitions."


Competitive Strengths


     We believe the following competitive strengths are the primary factors contributing to our leading position in the marketplace:

   o We are a leading industry player with strong market positions.

   o We have a broad offering of quality products and services.

   o We focus on maintaining a competitive cost structure.

   o We have a high quality and diverse customer base.

   o We have an experienced management team and strong sponsor.

     We discuss each of these competitive strengths under "Business--Competitive Strengths."


Business Strategy


     Our goal is to become the preeminent provider of rigid industrial containers and related container services in the United States and Canada. In this effort, we intend to:

   o Continue to broaden our product and service offering and geographic reach.

   o Continue to improve our cost structure.

   o Pursue selective acquisitions.

     We discuss each of these strategies under "Business--Business Strategy."


                                  Our Sponsor


     Russell-Stanley was incorporated in 1950 as a steel drum manufacturer and was acquired in June 1989 by affiliates of Vestar Capital Partners. Throughout this prospectus we refer to Vestar Capital Partners and its affiliates as "Vestar."

     Vestar, headquartered in New York with an office in Denver, Colorado, manages over $1 billion in private equity capital. Founded in 1988, Vestar focuses on management buyouts, recapitalizations and growth equity investments and to date has completed 26 investments with an aggregate value of almost $5 billion. Previous Vestar investments have included Aearo Corporation, Celestial Seasonings, Inc., Clark-Schwebel, Inc., Cluett American Corp., Consolidated Cigar Holdings, Inc., Insight Communications Company, L.P., La Petite Holdings, Inc., Alvey Systems, Inc., a wholly owned division of Pinnacle Automation, Inc., Prestone Products Corporation, Pyramid Communications, Inc., Siegel & Gale Holdings, Inc., Sun Apparel, Inc. and Westinghouse Air Brake Company.

                                     * * *

     Russell-Stanley is incorporated in Delaware. The address of our principal executive office is 685 Route 202/206, Bridgewater, New Jersey 08807, and our telephone number is (908) 203-9500. We invite you to visit our web site at http://www.russell-stanley.com. Information on our website is not part of this prospectus.

                    Summary of Terms of the Exchange Offer

     On February 10, 1999, we completed the private offering of the outstanding notes. References to "Notes" in this prospectus are references to both the outstanding notes and the exchange notes.

     We and our subsidiaries which guarantee the outstanding notes entered into an exchange and registration rights agreement with the initial purchasers in the private offering in which we and those subsidiaries agreed to deliver to you this prospectus and to complete the exchange offer within 255 days after the date of original issuance of the outstanding notes.

The Exchange Offer............   We are offering to exchange up to $150.0
                                 million aggregate principal amount of exchange notes for up to $150.0 million aggregate principal amount of outstanding notes.
                                 Outstanding notes may be exchanged only in integral multiples of $1,000. The form and terms of the exchange notes:

                                 o will be substantially identical to the form
                                   and terms of the outstanding notes, except that the exchange notes

                                 o will be freely tradeable by virtue of their
                                   registration under the Securities Act of 1933,

                                 o will not bear legends restricting their
                                   transfer, will not be subject to any
                                   additional obligations regarding
                                   registration under the Securities Act of 1933 and

                                 o will not be subject to the special interest
                                   payments described in "Description of
                                   Notes--Registration Covenant; Exchange
                                   Offer."

                                 The exchange notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under the Indenture.

Resales.......................   Based on interpretations of the staff of the
                                 Securities and Exchange Commission set forth in no-action letters issued to unrelated third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are an "affiliate" of Russell-Stanley within the meaning of Rule 405 under the Securities Act of 1933) without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that you are acquiring the exchange notes in the ordinary course of your business and that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes. Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for shares of outstanding notes that were acquired as a result of market-making or trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

                                 Any holder of outstanding notes who

                                 o is an affiliate of Russell-Stanley,

                                 o does not acquire exchange offer in the
                                   ordinary course of its business or

                                 o tenders in the exchange offer with the
                                   intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the Securities and Exchange Commission set forth in the no-action letters that we referenced to in the preceding paragraph, and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with the resale of the exchange notes.

Expiration Date; Withdrawal
 of Tender....................   The exchange offer expires at 5:00 p.m., New
                                 York City time, on     , 1999, or such later
                                 date and time to which we extend the expiration date. We do not currently intend to extend the expiration date. You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

Certain Conditions to the
 Exchange Offer...............   The exchange offer is subject to customary
                                 conditions, which we may waive. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. Please read the section captioned
                                 "The Exchange Offer--Certain Conditions to the
                                 Exchange Offer" of this prospectus for more information regarding the conditions to the exchange offer.

Procedures for Tendering
 Outstanding Notes............   If you wish to accept the exchange offer, you
                                 must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust
                                 Company and wish to participate in the exchange offer, you must comply with the Automated
                                 Tender Offer Program procedures of The
                                 Depository Trust Company, by which you will agree to be bound by the letter of transmittal.


Terms and Conditions of the
 Letter of Transmittal .........   By signing, or agreeing to be bound by, the letter of
                                   transmittal, you will represent to us that, among other
                                   things:

                             o any exchange notes that you receive will be acquired
                               in the ordinary course of your business;
                             o you have no arrangement or understanding with any
                               person or entity to participate in, and do not intend to
                               engage in, a distribution of the exchange notes;
                             o if you are a broker-dealer that will receive exchange
                               notes for your own account in exchange for
                               outstanding notes that were acquired as a result of
                               market-making or trading activities, that you will deliver a prospectus, as required by law, in connection with
                               any resale of such exchange notes;
                             o you are not an "affiliate," as defined in Rule 405 of the
                               Securities Act of 1933, of Russell-Stanley or, if you are
                               an affiliate, you will comply with any applicable
                               registration and prospectus delivery requirements of
                               the Securities Act of 1933; and
                             o if you are a person in the United Kingdom, that your
                               ordinary activities involve you in acquiring, holding,
                               managing or disposing of investments, as principal or
                               agent, for the purposes of your business.
Special Procedures for
 Beneficial Owners .........   If you are a beneficial owner of outstanding notes which
                               are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to
                               tender such outstanding notes in the exchange offer, you
                               should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements
                               to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the
                               registered holder. The transfer of registered ownership may take considerable time and may not be able to be
                               completed prior to the expiration date.
Guaranteed Delivery
 Procedures ................   If you wish to tender your outstanding notes and your
                               outstanding notes are not immediately available or you
                               cannot deliver your outstanding notes, the letter of
                               transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under
                               The Depository Trust Company's Automated Tender Offer
                               Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery
                               procedures which we explain in this prospectus under the
                               caption "The Exchange Offer--Guaranteed Delivery
                               Procedures."

Effect on Holders of Outstanding
 Notes .....................................   As a result of this exchange offer, we will have fulfilled a covenant contained in the exchange and registration
                                               rights agreement among us and our subsidiaries which
                                               guarantee the outstanding notes and the initial purchases
                                               in the private offering through which we issued the
                                               outstanding notes. Accordingly, there will be no increase
                                               in the interest rate on the outstanding notes. If you do
                                               not tender your outstanding notes in the exchange offer,
                                               you will continue to hold outstanding notes and will be
                                               entitled to all the rights and limitations applicable thereto under the indenture relating to the outstanding notes and
                                               the exchange notes; however, certain rights under the
                                               exchange and registration rights agreement that
                                               terminate as a result of the acceptance for exchange of
                                               validly tendered outstanding notes pursuant to the
                                               exchange offer will also terminate with respect to such
                                               untendered outstanding notes.
Consequence of Failure to Exchange .........   Holders of outstanding notes who do not exchange their
                                               outstanding notes for exchange notes pursuant to the
                                               exchange offer will continue to be subject to restrictions on transfer of such outstanding notes. In general, the
                                               outstanding notes may not be offered or sold, unless
                                               registered under the Securities Act of 1933, except
                                               pursuant to an exemption from, or in a transaction not
                                               subject to, the Securities Act of 1933 and applicable
                                               state securities laws. We do not currently anticipate that we will register the outstanding notes under the
                                               Securities Act of 1933. In addition, the tender of
                                               outstanding notes in the exchange offer will reduce the
                                               principal amount of the outstanding notes outstanding,
                                               which may have an adverse effect upon, and increase
                                               the volatility of, the market price of the outstanding notes due to a reduction in liquidity.
Certain U.S. Federal Income
 Tax Considerations ........................   The exchange of outstanding notes for exchange notes
                                               in the exchange offer, will not be a taxable event for U.S.
                                               federal income tax purposes. See "Certain U.S. Federal
                                               Income Tax Consequences of the Exchange Offer."
Use of Proceeds ............................   We will not receive any cash proceeds from the issuance
                                               of exchange notes pursuant to the exchange offer.
Exchange Agent .............................   The Bank of New York is the exchange agent for the
                                               exchange offer. The address and telephone number of
                                               the exchange agent are set forth in the section captioned
                                               "Exchange Offer--Exchange Agent" of this prospectus.

                      Summary of Terms of the Exchange Notes


Issuer..........................   Russell-Stanley Holdings, Inc.
Notes Offered ..................   $150.0 million aggregate principal amount of
                                   10 7/8% Senior Subordinated Notes due 2009.
Maturity .......................   February 15, 2009.
Interest .......................   Annual rate: 10.875%.
                                   Payment frequency: every six months on February 15
                                   and August 15.
                                   Interest on the exchange notes will accrue from the last
                                   interest payment date on which interest was paid on the
                                   outstanding notes or, if no interest was paid on the
                                   outstanding notes, from the date the outstanding notes
                                   were originally issued.
Guarantors .....................   Each guarantor is one of our domestic restricted
                                   subsidiaries. Not all of our subsidiaries are guarantors of the exchange notes. If we cannot make payments on the
                                   exchange notes when they are due, the guarantors must
                                   make them instead.
Sinking Fund ...................   None.
Ranking and Guarantees .........   The exchange notes will rank junior to all of our existing and future senior indebtedness and will rank senior in
                                   right of payment to all of our future indebtedness that is expressly subordinated to the outstanding notes. See
                                   "Description of Notes--Subordination."
                                   All of our existing and future domestic restricted
                                   subsidiaries will guarantee our obligation to pay principal, premium, if any, and interest on the exchange notes. The
                                   guarantees will rank junior in right of payment to all
                                   existing and future senior indebtedness of these
                                   subsidiaries and will rank senior in right of payment to all of their future indebtedness that is expressly
                                   subordinated to the guarantees. See "Description of
                                   Notes--Subsidiary Guarantees."
                                   At December 31, 1998, we and our guarantors had
                                   approximately $162.4 million of senior indebtedness
                                   outstanding. We do not have any other outstanding
                                   indebtedness that ranks on an equal basis with or junior
                                   to the outstanding notes. In addition, at December 31,
                                   1998, the total liabilities (including trade payables) of our non-guarantor subsidiary were $17.3 million.
Optional Redemption ............   We may redeem some or all of the exchange notes at
                                   our option at any time on or after February 15, 2004, at
                                   the redemption prices listed in the "Description of
                                   Notes--Optional Redemption."

                                          In addition, on or before February 15, 2002, we may, at
                                          our option, use the net proceeds from one or more public
                                          equity offerings to redeem up to 35% of the aggregate
                                          principal amount of the Notes originally issued at the
                                          price listed in the "Description of Notes--Optional
                                          Redemption."
Mandatory Offer to Repurchase .........   If we experience specific kinds of changes of control or
                                          certain types of asset sales, we must offer to repurchase
                                          the Notes at the prices listed in the "Description of
                                          Notes--Repurchase at the Option of Holders--Change of
                                          Control" and "--Asset Sales."
Basic Covenants of Indenture ..........   We issued the outstanding notes and will issue the
                                          exchange notes under an indenture with The Bank of
                                          New York (the "Indenture"). The Indenture will limit our
                                          ability and the ability of certain of our subsidiaries to:
                                          o incur more debt;
                                          o pay dividends, redeem stock or make
                                            other distributions;
                                          o issue capital stock;
                                          o make certain investments;
                                          o use assets as security in other transactions;
                                          o enter into transactions with affiliates;
                                          o enter into sale and leaseback transactions; and
                                          o merge or consolidate.
                                          These covenants are subject to a number of important
                                          qualifications and limitations. See "Description of Notes--
                                          Certain Covenants."

                                 Risk Factors

     See "Risk Factors" for a discussion of certain factors that you should consider prior to tendering outstanding notes in the exchange offer.

    Summary Historical and Pro Forma Consolidated Financial and Other Data

     Set forth below is summary historical consolidated financial and other data as of December 31, 1998 and for each of the years in the three-year period ended December 31, 1998. The summary historical consolidated financial and other data were derived from our consolidated financial statements and related notes audited by Deloitte & Touche LLP, independent auditors, which are included in this prospectus.

     Also set forth below is summary pro forma consolidated financial and other data as of and for the year ended December 31, 1998 which was derived from the pro forma consolidated financial data included in this prospectus. The summary pro forma consolidated financial and other data has been derived by the application of pro forma adjustments to our historical financial statements. The pro forma adjustments give effect to (i) our acquisition of New England Container, (ii) the offering of the outstanding notes and the initial borrowings under our senior credit facility that we entered into concurrently with the offering of the outstanding notes and (iii) the application of the net proceeds as intended, as if the transactions had occurred as of January 1, 1998 for the statement of operations and other financial data and at December 31, 1998 for the balance sheet data. The adjustments, which are based on available information and upon certain assumptions that management believes are reasonable, are described in the notes to the pro forma consolidated financial data included in this prospectus. The summary pro forma consolidated financial and other data does not include any adjustments for anticipated cost savings or other operating improvements. See "Capitalization," "Unaudited Pro Forma Consolidated Financial Data" and "Business--Business Strategy."

     Russell-Stanley Holdings, Inc. was formed in July 1997 to serve as a holding company for Russell-Stanley Corp. and its subsidiaries. The transaction was accounted for in a method similar to a pooling of interests, and therefore the financial data presented below has been prepared from financial statements that include the operations of Russell-Stanley Holdings, Inc. and its subsidiaries as if they had been combined for all periods presented. We completed three acquisitions during 1997 and one acquisition during 1998, all accounted for under the purchase method of accounting. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Introduction."

     Historical data are not necessarily indicative of future results. The pro forma data does not purport to represent what our results of operations would actually have been had the transactions described above in fact occurred on the assumed date or to project our results of operations for any future period. The data presented below should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the financial statements of Container Management Services, Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation and the related notes included in this prospectus.

                                                                                                 Pro Forma
                                                               Fiscal Year Ended                Fiscal Year
                                                                 December 31,                      Ended
                                                   -----------------------------------------    December 31,
                                                       1996           1997           1998           1998
                                                   -----------   -------------   -----------   -------------
(Dollars in Millions)
Statement of Operations Data:
Net sales:
 Containers ....................................    $ 141.9        $  161.1        $ 227.4       $ 227.4
 Services ......................................         --            15.2           46.6          57.1
                                                    --------       --------        -------       -------
  Total net sales ..............................      141.9           176.3          274.0         284.5
Cost of sales ..................................      103.6           133.6          213.2         220.7
                                                    --------       --------        -------       -------
Gross profit ...................................       38.3            42.7           60.8          63.8
Selling, general and administrative
 expenses ......................................       24.3            26.8           42.9          45.2
Non-recurring charges (1) ......................         --              --            6.2           6.2
                                                    --------       ---------       -------       -------
Income from operations .........................       14.0            15.9           11.7          12.4
Other (income) expense, net (2) ................        0.3             0.2            0.5           0.5
Interest expense ...............................        7.5             8.8           16.0          20.5
                                                    --------       ---------       -------       -------
Income (loss) before income taxes and
 extraordinary items ...........................        6.2             6.9           (4.8)         (8.6)
Provision (benefit) for income taxes ...........        2.5             2.9            (.5)         (2.7)
                                                    --------       ---------       -------       --------
Income (loss) before extraordinary
 items .........................................    $   3.7        $    4.0       $   (4.3)      $  (5.9)
                                                    ========       =========      ========       ========
Other Financial Data:
Cash flows from (used in):
 Operating activities ..........................    $   4.4        $   17.7       $   30.8       $  30.1
 Investing activities ..........................       (3.3)         (140.3)         (41.2)        (38.1)
 Financing activities ..........................       (1.3)          122.5           11.0           8.8
EBITDA (3) .....................................       19.6            25.8           37.8          39.1
EBITDA margin (3) ..............................       13.8%           14.6%          13.8%         13.7%
Adjusted EBITDA (4) ............................    $  19.9        $   26.2       $   44.9       $  46.2
Adjusted EBITDA margin (4) .....................       14.0%           14.9%          16.4%         16.2%
Capital expenditures ...........................    $   3.3        $    9.9       $   28.7       $  29.1
Depreciation and amortization ..................        5.9            10.1           26.6          27.2
Ratio of earnings to fixed charges (5) .........        1.8x           1.8x            --             --
Pro forma ratios of Adjusted EBITDA to
 interest expense ..............................                                                     2.3x
Pro forma ratio of total debt to Adjusted
 EBITDA ........................................                                                     3.9x
Balance Sheet Data:
Working capital ................................                                  $   12.9       $  13.5
Property, plant and equipment, net .............                                      92.6          92.6
Total assets ...................................                                     258.3         264.1
Total debt .....................................                                     171.6         178.6
Total stockholders' equity (deficit):
 Additional paid-in capital ....................                                      70.2          70.2
 Other .........................................                                     (36.7)        (37.4)
                                                                                  --------       --------
  Total ........................................                                      33.5          32.8

----------

(1) In conjunction with the integration of acquired entities and expansion of our operations, a plan was developed to rationalize our operations and sales force and consolidate and relocate our corporate headquarters in order to improve operating efficiencies and reduce costs. As part of this plan, we recorded non-recurring charges of approximately $3.5 million during the year ended December 31, 1998. These charges primarily include costs related to the closure of a container manufacturing facility, severance and other personnel related costs and the relocation of our corporate headquarters. Also included in non-recurring charges at December 31, 1998 are $2.7 million of costs associated with proposed acquisitions that were not consummated. See "Note 18--Non-Recurring Charges" in our financial statements included in this prospectus.
(2) Other (income) expense, net is comprised of (gains) losses on disposal of fixed assets, unrealized (gains) losses on forward foreign exchange contracts recorded at fair value and other miscellaneous (gains) losses.
(3) We define "EBITDA" as income (loss) before extraordinary items, plus interest expense, income tax expense and depreciation and amortization. We define "EBITDA Margin" as EBITDA divided by net sales. EBITDA is calculated for each of the periods presented as follows:

                                                                                              Pro forma
                                                                                            -------------
                                                               Fiscal Year Ended             Fiscal Year
                                                                  December 31,                  Ended
                                                       ----------------------------------    December 31,
                                                          1996        1997         1998          1998
                                                          ----        ----         ----          ----
  (In Millions)

  Income (loss) before extraordinary items .........    $  3.7      $  4.0      $  (4.3)      $  (5.9)
  Interest expense .................................       7.5         8.8         16.0          20.5
  Provision (benefit) for income taxes .............       2.5         2.9          (.5)         (2.7)
  Depreciation & amortization ......................       5.9        10.1         26.6          27.2
                                                        ------      ------      -------       -------
  EBITDA ...........................................    $ 19.6      $ 25.8      $  37.8       $  39.1
                                                        ======      ======      =======       =======

 EBITDA does not represent, and should not be considered an alternative to, net income or cash flow from operations as determined in accordance with GAAP, and our calculation therefore may not be comparable to that reported by other companies. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or operating performance, management understands that EBITDA is commonly used in evaluating a company's ability to service debt. However, EBITDA does not take into account our debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available to us for discretionary uses.

(4) We define "Adjusted EBITDA" as EBITDA plus non-recurring charges and management fees. Adjusted EBITDA is presented as certain financial covenants in our borrowing arrangements will be based on similar measures. We pay management fees to Vestar. See "Related Party Transactions." We define "Adjusted EBITDA margin" as Adjusted EBITDA divided by net sales. Non-recurring charges for the year ended December 31, 1998 consist primarily of costs related to the closure of a container manufacturing facility, severance and other personnel related costs, the relocation of our corporate headquarters and costs associated with proposed acquisitions that were not consummated. See "Note 18--Non-Recurring Charges" in our financial statements included in this prospectus. Adjusted EBITDA is calculated for each of the periods presented as follows:


                                                                             Pro forma
                                                                           -------------
                                             Fiscal Year Ended
                                                December 31,                 Year Ended
                                    ------------------------------------    December 31,
                                       1996         1997         1998           1998
                                    ----------   ----------   ----------   -------------
  (In Millions)

  EBITDA ........................    $  19.6      $  25.8      $  37.8        $  39.1
  Non-recurring charges .........         --           --          6.2            6.2
  Management fees ...............        0.3          0.4          0.9            0.9
                                     -------      -------      -------        -------
  Adjusted EBITDA ...............    $  19.9      $  26.2      $  44.9        $  46.2
                                     =======      =======      =======        =======

(5) For purposes of determining the ratio of earnings to fixed charges, "earnings" are defined as income (loss) before income taxes and extraordinary items plus fixed charges. "Fixed charges" consist of interest expense on all indebtedness, amortization of deferred financing costs and one-third of rental expense on operating leases, representing that portion of rental expense which we deem to be attributable to interest. Earnings were insufficient to cover fixed charges in the year ended December 31, 1998 by $4.8 million and in the pro forma year ended December 31, 1998 by $8.6 million.

                                 RISK FACTORS

     Before you participate in the exchange offer you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to participate in the exchange offer.

     This prospectus includes forward-looking statements. All statements other than statements of historical facts included in this prospectus, including certain statements under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that our assumptions and expectations will prove to have been correct. Important factors that could cause our actual results to differ from our expectations are disclosed below. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

There May Be Adverse Consequences if You Do Not Exchange Your Outstanding Notes


     Holders of outstanding notes who do not exchange their outstanding notes for exchange notes pursuant to the exchange offer will continue to be subject to restrictions on transfer of such outstanding notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act of 1933. In addition, the tender of outstanding notes in the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

     You should refer to "Prospectus Summary--Summary of Terms of the Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

Substantial Leverage--Our substantial indebtedness could have a material adverse effect on our financial health and prevent us from fulfilling our obligations under the Notes.

     We have now and after this exchange offer will continue to have a significant amount of indebtedness. In addition, subject to the restrictions contained in our indebtedness agreements, we expect to incur additional indebtedness from time to time to finance acquisitions, for capital expenditures, to fund working capital and for general business purposes.

     The following chart presents certain important credit information assuming that we had completed the offering of the outstanding notes and made the initial borrowings under our senior credit facility that we entered into concurrently with the offering of the outstanding notes (our "senior credit facility," as described more fully below under the caption "Description of Senior Credit Facility") and applied the net proceeds as intended as of the dates or at the beginning of the periods specified below:




                                At December 31, 1998
                               ---------------------
(Dollars in Millions)
Total indebtedness ...........       $  178.6
Stockholders' equity .........           32.8
Debt to equity ratio .........            5.4x

     Based upon the same assumptions, our ratio of earnings to fixed charges for the year ended December 31, 1998 would have been insufficient to cover fixed charges by $8.6 million.

     The amount shown above for total indebtedness assumes that we would have borrowed $29.7 million under our senior credit facility if we had made the initial borrowings on December 31, 1998.

This is based on the amount of our outstanding indebtedness as of that date. Concurrently with the offering of the outstanding notes, however, we actually borrowed $38.3 million under our senior credit facility. This was based on the amount of indebtedness that was outstanding under our former senior credit agreement at the time of the offering.

     Our substantial indebtedness could have important consequences to you. For example, it could:

   o make it more difficult for us to satisfy or refinance our obligations with respect to the Notes and our other indebtedness;

   o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes;

   o impair our ability to obtain additional financing for, among other things, working capital, capital expenditures, acquisitions or other general corporate purposes, or prevent us from obtaining financing to repurchase the Notes from you upon a change of control;

   o make us less attractive to prospective or existing customers or less attractive to potential acquisition targets; and

   o limit our flexibility to adjust to changing business and market conditions, and make us more vulnerable to a downturn in general economic conditions as compared to our competitors that have less debt.

     In addition, our failure to comply with the financial and other restrictive covenants contained in our indebtedness agreements could result in an event of default under such indebtedness, which if not cured or waived, could have a material adverse effect on us. If we cannot meet or refinance our obligations when they are due, we may have to sell assets, reduce capital expenditures or take other actions which could have a material adverse effect on us.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. In addition, we may need to refinance all or a portion of our indebtedness, including the Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and the Notes, on commercially reasonable terms or at all.

     See "Description of Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Senior Credit Facility."

Subordination--Your right to receive payments on the Notes is junior to our bank and other unsubordinated indebtedness and possibly all of our future borrowings, and the guarantees of the Notes are junior to all the guarantors' existing indebtedness and possibly to all their future borrowings. In addition, our assets will be encumbered to secure our senior credit facility.

     Payments on the Notes are subordinated to all of our existing and future indebtedness, other than trade payables and future indebtedness that expressly provides that it is equal to or subordinated in right of payment to the Notes. Similarly, payments by a guarantor on its guarantee of the Notes are subordinated to all of that guarantor's existing and future indebtedness, other than trade payables and future indebtedness that expressly provides that it is equal to or subordinated in right of payment to its guarantee. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our senior debt will be entitled to be paid in full before any payment may be made with respect to the Notes; and upon any distribution to the creditors of a guarantor in a bankruptcy, liquidation or reorganization or similar proceeding relating to that guarantor or its property, the holders of the guarantor's senior debt will be entitled to be paid in full before any payment may be made with respect to its guarantee of the Notes.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the Notes will participate on a pari passu (or equal) basis with trade creditors and all other holders of senior subordinated indebtedness of our company and the guarantors. However, because the Indenture requires that amounts otherwise payable to holders of the Notes in a bankruptcy or similar preceding be paid instead to holders of senior debt until they are paid in full, holders of the Notes may receive less, ratably, than holders of trade payables and other senior subordinated debt in any such preceding. In addition, any acceleration of the indebtedness under our senior credit facility will, and acceleration of our other indebtedness may, constitute an event of default under the Indenture. If an event of default exists under our senior credit facility or certain other senior indebtedness, the Indenture may restrict payments on the Notes until holders of such other indebtedness are paid in full or such default is cured or waived or has otherwise ceased to exist. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of the Notes may receive less, ratably, than the holders of trade payables and other senior subordinated debt.

     As of February 10, 1999, our and our guarantors' senior debt was approximately as follows:



  Our and our guarantors' senior debt collectively .........   $ 38.3 million
  Our guarantors' senior debt ..............................   $ 28.7 million

     In addition, approximately $61.7 million is available for borrowing as additional senior debt under our senior credit facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the Indenture.


     The Notes will not be secured by any of our assets. Our obligations under our senior credit facility, however, will be secured by a first priority pledge of and security interest in substantially all of our assets and the assets of our domestic subsidiaries. If we were to become insolvent or liquidated, or if payment under our senior credit facility were accelerated, the lenders under our senior credit facility will be entitled to exercise the remedies available to a secured lender under applicable law. Accordingly, such lenders will have a prior claim with respect to our assets securing such indebtedness. See "Description of Senior Credit Facility" and "Description of Notes--Subordination."


Holding Company Structure--Our ability to make payments on the Notes depends on our ability to receive dividends from our subsidiaries.


     Substantially all of our properties are owned by, and substantially all of our operations are conducted through, our subsidiaries. As a result, we depend on dividends and other payments from our subsidiaries to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to pay dividends and make other payments to us is subject to certain restrictions described in this section. See "Risk Factors--Subordination" and "--Restrictions Imposed by Our Debt Agreements." In addition, the ability of a subsidiary to pay dividends to us will be limited by applicable law. In the event of bankruptcy proceedings affecting a subsidiary, to the extent we are recognized as a creditor of that subsidiary, our claim would still be subordinate to any security interest in or other lien on any assets of that subsidiary and to any of its debt and other obligations that are senior to the payment of the Notes.


Restrictions Imposed by Our Debt Agreements--Covenant restrictions may limit our ability to make payments on the Notes or operate our business.


     Our senior credit facility contains, and certain of our other indebtedness agreements may contain, covenants that restrict our ability to make distributions or other payments to our investors and creditors unless certain financial tests or other criteria are satisfied. In some cases our subsidiaries are subject to similar restrictions which may restrict their ability to make distributions to us.

     Our senior credit facility will contain, and certain other indebtedness agreements may contain, additional affirmative and negative covenants, including limitations on our ability to incur additional indebtedness and to make acquisitions and capital expenditures which could affect our ability to operate our business. A failure to comply with these covenants could lead to an event of default under our senior credit facility, which could lead to an acceleration of the related indebtedness.

     The Indenture for the Notes will restrict, among other things, our ability to incur additional indebtedness, sell assets, create liens or other encumbrances, make certain payments and dividends or merge or consolidate, all of which could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. A failure to comply with the restrictions in the Indenture could result in an event of default under the Indenture. See "Description of Senior Credit Facility" and "Description of Notes--Certain Covenants."


Not All Subsidiaries Are Guarantors--Assets of the non-guarantor subsidiaries may not be available to make payments on the Notes.


     One of our existing subsidiaries, Hunter Drums Limited, a Canadian corporation, will not be a guarantor of the Notes. Certain of our future subsidiaries also may not be guarantors of the Notes. Payments on the Notes are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries which do not guarantee the Notes unless those assets are transferred (by dividend or otherwise) to us or a subsidiary guarantor.

     In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness (including their trade creditors) will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of December 31, 1998, Hunter Drums Limited had total liabilities (including trade payables) of $17.3 million and $5.8 million was available to Hunter Drums Limited for future borrowing under our senior credit facility.

     Hunter Drums Limited generated approximately 13.1% of our consolidated revenues in the fiscal year ended December 31, 1998 and held approximately 11.7% of our consolidated assets as of December 31, 1998. See "Note 21--Guarantor Subsidiaries" in our financial statements included at the back of this prospectus.


Competition--Competition could have a material adverse effect on our operations.


     The markets for our products and services are competitive. We believe competition is based primarily on price, service and quality. Price competition may require us to match competitors' prices to retain business or market share. Some of our competitors are larger and have greater financial and other resources than we do, and there can be no assurance that we will continue to be able to compete successfully with them. We also face competition in certain of our product lines from producers of other types of industrial containers. Competition from these and future competitors could reduce sales and prices and have a material adverse effect on our results of operations. See "Business--Competition."


Additional Future Capital Requirements--Our operations will require significant capital expenditures.


     We will have to make substantial capital expenditures to maintain our current level of operations and to fund the growth of our operations. Based upon the current level of operations and revenue growth, our management believes that cash flow from operations and available cash, together with available borrowings under our senior credit facility, will be adequate to meet our future liquidity needs for at least the next several years. If we are unable to obtain these funds, or if our growth strategy or current level of business requires more capital than anticipated, it could have a material adverse effect on the growth of our operations as well as our current level of business.

Cost and Availability of Raw Materials and Certain Products--We generally do not have long-term supply contracts and are subject to market price fluctuations.


     High molecular weight, high density polyethylene resin (or HDPE resin) is the principal raw material and most significant cost component of our plastic drums. Cold-rolled steel is the principal raw material and most significant cost component of our steel drums. We generally do not have long-term supply contracts with our suppliers, and our purchases of raw materials are subject to market prices. We generally pass changes in the prices of raw materials to our customers over a period of time. We cannot always do so, however, and therefore we cannot assure you that we will be able to pass through any future raw material price increases. Any limitation on our ability to pass through any such price increases could have a material adverse effect on our results of operations.

     We rely on a limited number of suppliers of HDPE resin. Should we need to secure alternative suppliers, only a small number of alternative suppliers exist. Any significant interruption in the supply of HDPE resin would have a material adverse effect on our results of operations.

     In addition, we obtain from foreign suppliers a significant portion of our cold-rolled steel. Foreign suppliers of cold-rolled steel have been accused by domestic producers of exporting steel to the United States at artificially low prices. As a result, the Commerce Department has recently imposed anti-dumping duties on steel imported from Japan and Brazil and negotiated a voluntary reduction in steel imports from Russia. Additionally, Congress is considering imposing limits on the amount of steel that may be imported into the U.S. which would result in significant reductions in steel imports. Such measures could result in a substantial increase in our cost of cold-rolled steel, which could have a material adverse effect on our results of operations. See "Business--Raw Materials."


Integration of Acquired Businesses and Acquisition Strategy--Our acquisition strategy may not be successful.


     The rigid industrial container industry has been undergoing consolidation for a number of years and remains fragmented. We have acquired and seek to acquire other companies that can benefit from our production, distribution and management strengths. Our ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable acquisition candidates and capital, and the restrictions contained in the Indenture and our other indebtedness agreements. In addition, growth by acquisition involves risks that could have a material adverse effect on our results of operations, including difficulties in integrating the operations and personnel of acquired companies and the potential loss of key employees and customers of acquired companies. While we have experience in identifying and integrating acquisitions, we cannot assure you that we will be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our growth strategy, consummate acquisitions on satisfactory terms or, if any such acquisitions are consummated, satisfactorily integrate acquired businesses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


Changing Product Requirements--Increasing usage of IBCs could have a material adverse effect on our results of operations.


     We believe users of rigid industrial containers will increasingly convert to rigid intermediate bulk containers, or IBCs. Currently, we do not manufacture IBCs; however, we purchase IBCs which our services division leases to our customers. Our IBC suppliers are also our competitors in certain product lines. We do not have long-term contracts for the supply of IBCs with these manufacturers and compete with other companies for production capacity. Should we need to secure alternative suppliers, only a small number of alternative suppliers exist. The unavailability or unwillingness of a manufacturer to supply IBCs on commercially reasonable terms or at all would restrict our ability to offer plastic container leasing services to our customers which could have a material adverse effect on our results of operations. In addition, the inability of a manufacturer to supply IBCs in a timely fashion, or to satisfy our quality standards, could cause us to miss the delivery date requirements of our customers for those items, which could result in a cancellation of orders, refusal to accept delivery or a reduction in prices and, as a result, could have a material adverse effect on our results of operations.

     Currently we are evaluating options for obtaining the capacity to manufacture IBCs. We may decide not to pursue such capacity in the near future or at all. The combination of competitive pricing pressure and the fact that we do not manufacture the IBCs leased by our services division results in

IBC leasing contributing a lower gross profit as a percentage of net sales as compared to plastic drum leasing. To the extent that customers of our services division convert to IBCs, it could result in a material erosion of our gross profit as a percentage of sales, which could have a material adverse effect on our results of operations. In addition, a decrease in the demand for plastic and steel drums resulting from the increasing usage of IBCs could have a material adverse effect on the net sales of our container manufacturing division, which could have a material adverse effect on our results of operations.


Risk of Economic Downturn--A significant economic downturn, particularly one affecting the chemical industry, could have a material adverse effect on our results of operations.


     Our results of operations are affected by the level of economic activity in the industries served by our customers, which in turn may be affected by the level of economic activity in the U.S. and foreign markets which they serve. Accordingly, a decline in the level of economic activity in such industries as a result of a decline in the level of economic activity in the U.S. or foreign markets which they serve or otherwise may have a material adverse effect on our results of operations. A significant percentage of our net sales was derived from customers who serve the chemical industry. As a result, a decline in the level of economic activity in the U.S. or foreign chemical industry in particular could have a material adverse effect on our results of operations. In addition, because we operate with little or no backlog, changes in economic activity, positive and negative, affect our results of operations more quickly than such changes would affect the results of operations of a company that operates with a backlog. As a result, our results of operations, including our cash flow, are subject to a greater degree of volatility and could deteriorate more rapidly than a company that operates with a backlog.


Dependence on Licensing Partner--The termination of our license with Mauser could have a material adverse effect on our results of operations.


     Since 1985, we have licensed manufacturing technology for the L-1/LR-1 plastic drum from Mauser-Werke GmbH, a privately-held German corporation with significant operations in Europe, and we purchase equipment from Mauser for use in the manufacture of the L-1. We have the exclusive license to manufacture the L-1/LR-1 throughout all of the United States (other than certain parts of the Southeast) and Canada, we and one other manufacturer have the exclusive right to sell the L-1 throughout the United States and we have the exclusive right to sell the LR-1 in Canada. Mauser can terminate our licenses under certain circumstances, including a default by us in the payment of certain amounts and the failure by us to comply with the covenants contained in the licenses. Such termination would have a material adverse effect on our results of operations. We do not believe, however, that any of such circumstances currently exist, and our payment obligations under the licenses are not material. See "Business--Intellectual Property."


Grand Jury Investigation of Plastic Drum Industry


     In November 1995, the Antitrust Division of the United States Department of Justice served us with an information subpoena in connection with an ongoing grand jury investigation into possible price-fixing in the plastic drum industry between 1991 and 1995. We responded to the information subpoena in a timely fashion. We do not know the current status of, or the identity of the subjects of, the investigation. We cannot assure you that the Antitrust Division will not institute proceedings against us in the future as a result of this investigation.


It is Difficult to Obtain Reliable Market Information


     We operate in an industry in which it is difficult to obtain precise industry and market information. Although we have obtained some industry data from third party sources that we believe to be reliable, in many cases, we have based certain statements contained in this prospectus regarding our industry and our position in the industry on certain assumptions concerning our customers and competitors. These assumptions are based on our experience in the industry and our own investigation of market conditions. We cannot assure you as to the accuracy of any such assumptions, and such assumptions may not be indicative of our position in our industry.


Dependence on Key Management--The loss of key personnel could have a material adverse effect on our results of operations.


     Our success depends largely upon the abilities and experience of certain key management personnel. If we lose the services of one or more of our key personnel, it could have a material adverse effect on our business and results of operations. We generally do not have non-compete agreements with such personnel. In addition, we generally do not maintain key-man life insurance policies on our executives. See "Management" and "Ownership of Common Stock."


Labor Stoppage--Employee slowdowns, strikes or similar actions could have a material adverse effect on the results of our operations.


     Approximately 29% of our employees are represented under collective bargaining agreements which expire from May 1999 to June 2002. Unions represent employees at nine of our 21 facilities. While we believe that our relations with our unionized employees are good, a prolonged labor dispute could have a material adverse effect on our business and results of operations. See "Business--
Employees."


Regulations Regarding Transportation--Our noncompliance with governing regulations could have a material adverse effect on our ability to sell our products.


     Our operations are subject to federal, state and local transportation laws and regulations and United Nations international shipping guidelines which require that plastic and steel containers used in interstate and international commerce satisfy specified performance requirements. We believe that our products are in substantial compliance with the terms of all applicable transportation laws, regulations and guidelines as currently interpreted. While historically the costs of compliance with these laws and regulations have not had a material adverse effect on our consolidated financial condition, results of operations or cash flows, we cannot predict with certainty the future costs of compliance because of continually changing compliance standards and technology. We expect that future regulations and changes in the text or interpretation of existing laws and regulations may subject our operations to increasingly stringent standards. Compliance with such requirements may make it necessary for us to incur substantial costs and could have a material adverse effect on our financial condition, results of operations or cash flows.


Product Liability Exposure--Our insurance coverage may be inadequate.


     Our business entails risks of product liability. We maintain $50 million of insurance coverage for product liability claims. Although we believe this coverage is adequate, we cannot assure you that coverage under insurance policies will be adequate to cover product liability claims against us. In addition, product liability insurance could become more expensive and difficult to maintain and in the future may not be available on commercially reasonable terms or at all. The amount and scope of any insurance coverage may be inadequate in the event that a product liability claim is successfully asserted against us.


We are Controlled by Vestar


     Vestar owns a majority of our outstanding shares of common stock. See "Ownership of Common Stock." Accordingly, we are controlled by Vestar and they have the power to elect all of our directors, appoint new management and approve any action requiring the approval of our stockholders, including adopting amendments to our certificate of incorporation and approving mergers or sales of all or substantially all of our assets. In addition, the directors elected by Vestar have the authority to make decisions affecting our capital structure, including the incurrence of additional indebtedness, the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. We cannot assure you that the interests of Vestar will not conflict with your interests as a holder of the Notes. See "Management" and "Certain Relationships and Related Party Transactions."


Environmental Matters--Environmental laws and regulations could have a material adverse effect on our results of operations.


     Our operations are subject to federal, state, local and Canadian environmental laws and regulations. These laws and regulations impose limitations on the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of certain materials, substances and wastes and the remediation of environmental contamination. We believe that our operations are in substantial compliance with the terms of all applicable environmental laws and regulations as currently interpreted. See "Business--
Environmental Matters."

     While historically the costs of environmental compliance have not had a material adverse effect on our consolidated financial condition, results of operations or cash flows, we cannot predict with certainty the future costs of environmental compliance because of continually changing compliance standards and technology. We expect that future regulations and changes in the text or interpretation of existing environmental laws and regulations may subject our operations to increasingly stringent standards. Compliance with such requirements may make it necessary, at costs which may be substantial, for us to retrofit existing facilities with additional pollution-control equipment and to undertake new measures in connection with the storage, transportation, treatment and disposal of by-products and wastes. In addition, we may become obligated in the future to incur costs associated with investigation and/or remediation of contamination at our facilities or at other locations. The costs of such actions could have a material adverse effect on our financial condition, results of operations or cash flows.

     The U.S. Environmental Protection Agency has confirmed the presence of certain contaminants, including dioxin, in and along the Woonasquatucket River in Rhode Island. Prior to 1970, New England Container operated a facility in North Providence, Rhode Island along the Woonasquatucket River at a site where contaminants have been found. Recent press reports identify New England Container as a business that may have contributed to the contamination. We are not aware that any party has been formally identified by the EPA as a potentially responsible party. Notwithstanding that New England Container no longer operates the facility, and did not operate the facility at the time we acquired the outstanding capital stock of New England Container in July 1998, New England Container could incur liability under federal and state environmental laws and/or as a result of civil litigation. We believe that any resulting liability is subject to a contractual indemnity from Vincent J. Buonanno, one of our directors and the former owner of New England Container. However, such indemnity is subject to a $2.0 million limit. We currently are unable to estimate the likelihood or extent of any liability; however, this matter may result in liability to New England Container that could have a material adverse effect on Russell-Stanley's financial condition and results of operations.


Change of Control Offer--We may not be permitted to purchase the Notes upon a change of control as required by the Indenture.


     Upon the occurrence of certain specific change of control events, we will be required to offer to purchase all outstanding notes from you. However, a change of control will also constitute an event of default under our senior credit facility that would permit the lenders to accelerate the debt thereunder. In addition, our senior credit facility will restrict our purchase of the Notes upon a change of control. Therefore, prior to purchasing the Notes upon a change of control, we must either repay the indebtedness under our senior credit facility or obtain the consent of the lenders thereunder. If we do not repay our senior credit facility or obtain such consent, we will be prohibited from offering to purchase the Notes.

     The source of funds for any purchase of the Notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by an existing or new controlling person. We cannot assure you that any of these sources will be available. Upon the occurrence of a change of control event, we may seek to refinance the indebtedness outstanding under our senior credit facility and the Notes. However, it is possible that we will not be able to complete such refinancing on commercially reasonable terms or at all. In such event, we would not have the funds necessary to finance the required change of control offer. See "Description of Notes--Repurchase at the Option of Holders--Change of Control."


Year 2000 Risk


     As has been widely reported, many computer systems process dates based on two digits for the year of transaction and may be unable to process dates in the year 2000 and beyond. There are many risks associated with the year 2000 compliance issue, including but not limited to the possible failure of our systems and hardware with embedded applications. Any such failure could result in

   o our inability to order raw materials,

   o the malfunctioning of our manufacturing or service processes,

   o our inability to properly bill and collect payments from our customers and/or

   o errors or omissions in accounting and financial data, any of which could have a material adverse effect on our results of operations and financial condition.

     In addition, there can be no guarantee that the systems of other companies, including our vendors, utilities and customers, will be converted in a timely manner, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have a material adverse effect on us. We have not yet developed any contingency plans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."


No Prior Market for Notes--An active trading market may not develop for the Notes.


     The Notes will constitute a new class of securities for which there is no established trading market. We do not intend to list the Notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and they may cease such activities at any time without notice. The liquidity of a market for the Notes will depend upon a number of factors, including the number of holders of the Notes and the interest of securities dealers in making a market in the Notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes.

     If an active trading market for the Notes does not develop, it would have a material adverse effect on the market price and liquidity of the Notes. If the Notes are traded, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and certain other factors. However, declines in the liquidity and market price of the Notes may also occur independent of our financial performance or prospects.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. The net proceeds from the issuance and sale of the outstanding notes, which we estimate were approximately $144.0 million after deduction of underwriting discounts and other expenses, was applied towards the repayment of outstanding principal and interest under our former senior credit agreement.

                                CAPITALIZATION

     The following table sets forth our unaudited consolidated capitalization as of December 31, 1998 on an actual basis and as adjusted to give effect to the offering of the outstanding notes, the initial borrowing under our senior credit facility and the application of the net proceeds as intended.

     In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes. The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will generally be freely tradeable by their holders, will not contain terms with respect to the special interest payments described in "Description of Notes--Registration Covenant; Exchange Offer" and will not be subject to any covenant regarding registration under the Securities Act of 1933. The exchange notes will evidence the same indebtedness as the outstanding notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization. This table should be read in conjunction with the financial statements and related notes and the unaudited pro forma consolidated financial data included in this prospectus.


                                                      December 31, 1998
                                                  -------------------------
                                                    Actual      As adjusted
(In Millions)                                     ----------   ------------
Cash and cash equivalents .....................    $   1.6       $   1.6
                                                   =======       =======
Long-term debt:
   Former senior credit agreement (1) .........      171.6            --
   Senior credit facility (2) .................         --          29.7
   Outstanding notes (3) ......................         --         148.9
                                                   -------       -------
     Total long-term debt .....................      171.6         178.6
                                                   -------       -------
Stockholders' equity:
   Additional paid in capital .................       70.2          70.2
   Other ......................................      (36.7)        (37.4)
                                                   -------       -------
      Total stockholders' equity ..............       33.5          32.8
                                                   -------       -------
Total capitalization ..........................    $ 205.1       $ 211.4
                                                   =======       =======

----------

(1) Concurrently with the offering of the outstanding notes, we replaced our former senior credit agreement with our senior credit facility; $25.0 million of term loan indebtedness outstanding under our former senior credit agreement remains outstanding under our senior credit facility.

(2) This assumes that we would have borrowed $4.7 million under our senior credit facility, in addition to $25.0 million of term loan indebtedness, if we had made the initial borrowings on December 31, 1998. This is based on the amount of our outstanding indebtedness as of that date. Concurrently with the offering of the outstanding notes, however, we borrowed approximately $13.3 million under our senior credit facility, in addition to the $25.0 million of term loan indebtedness. This is based on the amount of indebtedness that was outstanding under our former senior credit agreement at the time of the offering.

(3) Represents the outstanding notes issued at 99.248% of their face amount.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial data has been derived by the application of pro forma adjustments to our historical financial statements as of and for the year ended December 31, 1998. The pro forma adjustments give effect to (i) our acquisition of New England Container, (ii) the offering of the outstanding notes and the initial borrowings under our senior credit facility that we entered into concurrently with the offering of the outstanding notes and (iii) the application of the proceeds from the offering of the outstanding notes and the initial borrowings under our senior credit facility (net of fees and expenses) to repay a portion of our outstanding long-term indebtedness.

     The unaudited pro forma consolidated balance sheet has been prepared as if the transactions described above had occurred on December 31, 1998. The unaudited pro forma consolidated statement of operations gives effect to the transactions described above as if they had occurred on January 1, 1998. The adjustments, which are based upon available information and upon certain assumptions that management believes are reasonable, are described in the accompanying notes. The unaudited pro forma consolidated financial data does not purport to represent what our financial position or results of operations would actually have been had the transactions described above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or period.

     The acquisition reflected in the unaudited pro forma consolidated financial data has been accounted for using the purchase method of accounting.

     The unaudited pro forma consolidated statement of operations does not include any adjustments for anticipated cost savings or other operating improvements. See "Business--Business Strategy."

     This unaudited pro forma consolidated financial data should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the financial statements of Container Management Services, Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation and the related notes included in this prospectus.

                        RUSSELL-STANLEY HOLDINGS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               December 31, 1998



                                                                          Financing
                                                        Historical       Adjustments       Pro Forma
(In Millions)                                          ------------   -----------------   ----------
Assets
Current assets:
 Cash and cash equivalents .........................     $   1.6         $      --(a)      $   1.6
 Accounts receivable, net ..........................        29.5                              29.5
 Inventories .......................................        18.8                              18.8
 Other assets ......................................         6.2                               6.2
                                                         -------         ---------         -------
   Total current assets ............................        56.1                --            56.1
Property, plant and equipment, net .................        92.6                              92.6
Other assets:
 Goodwill and other intangibles, net ...............       108.2                             108.2
 Deferred financing costs and other
  noncurrent assets, net ...........................         1.4               7.0 (b)         7.2
                                                                            (  1.2)(c)
                                                         -------         ---------         -------
Total assets .......................................     $ 258.3         $     5.8         $ 264.1
                                                         =======         =========         =======
Liabilities and Stockholders' Equity
Current liabilities
 Accounts payable and accrued expenses .............     $  43.1         $    (0.5)(d)     $  42.6
                                                         -------         ---------         -------
Long-term debt:
 Former senior credit agreement ....................       171.6            (171.6)(e)          --
 Senior credit facility ............................          --              29.7 (f)        29.7
 Outstanding notes .................................          --             148.9 (f)       148.9
Deferred taxes, net ................................         4.7                               4.7
Other noncurrent liabilities .......................         5.4                               5.4
                                                         -------         ---------         -------
  Total liabilities ................................       224.8               6.5           231.3
Stockholders' equity ...............................        33.5              (0.7)(c)        32.8
                                                         -------         ---------         -------
Total liabilities and stockholders' equity .........     $ 258.3         $     5.8         $ 264.1
                                                         =======         =========         =======

                        RUSSELL-STANLEY HOLDINGS, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Sources and uses for the transactions are as follows:



   (In Millions)
      Sources:
       Initial borrowings under our senior credit facility and the issuance of the outstanding notes:
        Senior credit facility ..........................................................  $  29.7
        Outstanding notes ...............................................................    148.9
                                                                                           -------
         Total ..........................................................................  $ 178.6
                                                                                           =======
      Uses:
       Repayment of long-term indebtedness (including current maturities) ...............  $ 171.6
       Estimated fees and expenses ......................................................      7.0
                                                                                           -------
         Total ..........................................................................  $ 178.6
                                                                                           =======

(b) Represents the estimated fees and expenses attributable to our senior credit facility and the Notes which will be recorded as deferred financing costs and amortized over the life of the indebtedness (five years for the revolving credit facility and eight years for the term loan, each under our senior credit facility, and ten years for the Notes).

(c) Represents the elimination of existing deferred financing costs incurred in conjunction with the indebtedness to be repaid. With respect to stockholders' equity, the effect is net of taxes.

(d) Represents the tax effect on the pro forma adjustments at a 42% effective tax rate.

(e) Represents the repayment of existing indebtedness.

(f) Represents the initial borrowings under our senior credit facility ($29.7 million) and issuance of the outstanding notes ($148.9 million). Initial borrowings under our senior credit facility consist of (i) $4.7 million of revolving indebtedness (based on the amount of our outstanding indebtedness as of December 31, 1998) and (ii) $25.0 million of term loan indebtedness outstanding under our former credit agreement and which will remain outstanding under our senior credit facility. Concurrently with the offering of the outstanding notes, however, we borrowed approximately $13.3 million of revolving indebtedness, in addition to the $25.0 million of term loan indebtedness.

                         RUSSELL-STANLEY HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1998



                                                   (a)             (b)          Acquisition        Financing
                                               Historical     Acquisitions      Adjustments       Adjustments      Pro Forma
(Dollars in Millions)                         ------------   --------------   ---------------   ---------------   ----------
Net sales:
 Container manufacturing
 division .................................     $ 227.4          $   --          $    --           $    --         $  227.4
 Services division ........................        46.6            10.5               --                --             57.1
                                                -------          ------          -------           -------         --------
 Total net sales ..........................       274.0            10.5               --                --            284.5
Cost of sales .............................       213.2             7.5               --                --            220.7
                                                -------          ------          -------           -------         --------
Gross profit ..............................        60.8             3.0               --                --             63.8
Selling, general and administrative
 expenses .................................        42.9             2.4             (0.1)(c)            --             45.2
Non-recurring charges .....................         6.2              --                                                 6.2
                                                -------          ------          -------           -------         --------
Income (loss) from operations .............        11.7             0.6              0.1                --             12.4
Interest expense ..........................        16.0             0.2                                4.3 (d)         20.5
Other (income) expense, net ...............         0.5             1.5             (1.5)(e)                            0.5
                                                -------          ------          -------           -------         --------
Income (loss) before income taxes
 and extraordinary items ..................        (4.8)           (1.1)             1.6              (4.3)            (8.6)
Provision (benefit) for income
 taxes ....................................        (0.5)           (0.2)            (0.2)(f)          (1.8)(f)         (2.7)
                                                -------          ------          -------           -------         --------
Income (loss) before extraordinary
 items (g) ................................    $   (4.3)         $ (0.9)         $   1.8           $  (2.5)        $   (5.9)
                                               ========          ======          =======           =======         ========
Other Data:
Cash flows from (used in):
 Operating activities .....................    $   30.9          $ (1.2)         $   1.9           $  (1.5)        $   30.1
 Investing activities .....................       (41.2)            3.1               --                --            (38.1)
 Financing activities .....................        10.9            (2.1)              --                --              8.8
EBITDA (h) ................................        37.8            (0.4)             1.7                --             39.1
Adjusted EBITDA (h) .......................        44.9            (0.4)             1.7                --             46.2
Capital expenditures ......................        28.7             0.4               --                --             29.1
Depreciation and amortization (i) .........        26.6             0.5              0.1                --             27.2
Pro forma ratios:
 Earnings to fixed charges (j) ............                                                                              --
 Adjusted EBITDA to interest
  expense ........................ ........                                                                             2.3x

                         RUSSELL-STANLEY HOLDINGS, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(a) Represents historical consolidated results of operations, including the results of operations of New England Container from the date of acquisition.

(b) Represents the pre-acquisition operations of New England Container which was acquired on July 23, 1998.

(c) Represents the net effect of applying purchase accounting to selling, general and administrative expenses in connection with our acquisition of New England Container, as follows:



                                                Fiscal
                                              Year Ended
                                             December 31,
                                                 1998
                                            -------------
(In Millions)
   Amortization expense (1) ...............    $  0.1
   Deferred acquisition costs (2) .........      (0.2)
                                               ------
      Total ...............................    $ (0.1)
                                               ======

   ----------
   (1) Represents the increase in amortization expense for the amortization of goodwill related to our acquisition of New England Container. Goodwill is amortized over 40 years.

   (2) Represents the application of purchase accounting to pre-acquisition compensation agreements.

(d) Represents the net adjustment to interest expense as a result of the initial borrowings under our senior credit facility and the issuance of the outstanding notes, calculated as follows:



                                                              Fiscal
                                                            Year Ended
                                                           December 31,
                                                               1998
                                                          -------------
(In Millions)
   Senior credit facility (1) ...........................    $   2.7
   Outstanding notes (2) ................................       16.4
   Commitment fees (3) ..................................        0.4
   Amortization of deferred financing costs (4) .........        1.0
                                                             -------
   Pro forma interest expense ...........................       20.5
   Historical interest expense ..........................      (16.2)
                                                             -------
   Net interest expense adjustment ......................    $   4.3
                                                             =======

   ----------
   (1) Represents interest on the initial borrowings of $4.7 million under the senior credit facility, using an assumed interest rate of 7.70% and interest on the $25.0 million term loan using a fixed interest rate of 9.48%.

   (2) Represents interest on the outstanding notes using an effective interest rate of 11.00%.

   (3) Represents a 0.5% commitment fee on the unused portion of our senior credit facility.

   (4) Deferred financing costs are amortized over the term of the related indebtedness (five years for the revolving credit facility and eight years for the term loan, each under our senior credit facility, and ten years for the Notes).


   (e) Represents the net effect of applying purchase accounting to eliminate certain New England Container shareholder expenses that were terminated as a result of the acquisition.


   (f) Represents the tax effect on the pro forma adjustments at a 42% effective tax rate. In addition, acquisition adjustments include a pro forma tax adjustment to treat New England Container as a C-Corporation for federal and state income tax purposes for the pre-acquisition period.

   (g) Income (loss) before extraordinary items excludes $1.0 million, net of taxes relating to deferred financing costs that we expect to write-off as a result of the transactions.

   (h) We define "EBITDA" as income (loss) before extraordinary items, plus interest expense, income tax expense (benefit) and depreciation and amortization. EBITDA does not represent, and should not be considered as an alternative to, net income or cash flow from operations as determined in accordance with GAAP, and our calculation therefore may not be comparable to that reported by other companies. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or operating performance, management understands that EBITDA is commonly used in evaluating a company's ability to service debt. EBITDA does not take into account our debt service requirements and other commitments and, accordingly, it is not necessarily indicative of amounts that may be available for discretionary uses. We define "Adjusted EBITDA" as EBITDA, plus non-recurring charges and management fees. Adjusted EBITDA is presented as certain financial covenants in our borrowing arrangements will be based on similar measures.

       The calculation of pro forma EBITDA and Adjusted EBITDA is as follows:



                                                          Fiscal
                                                        Year Ended
                                                       December 31,
                                                           1998
                                                      -------------
  (In Millions)
   Income (loss) before extraordinary items .........   $  (5.9)
   Interest expense .................................      20.5
   Income tax expense (benefit) .....................      (2.7)
   Depreciation and amortization (1) ................      27.2
                                                        -------
   EBITDA ...........................................      39.1
   Management fees (2) ..............................       0.9
   Non-recurring charges (3) ........................       6.2
                                                        -------
   Adjusted EBITDA ..................................   $  46.2
                                                        =======

   ----------
   (1) Excludes amortization of deferred financing costs.

   (2) Represents fees paid to Vestar.

   (3) Represents non-recurring charges incurred during fiscal 1998 consisting of the following:



     (In Millions)
       Plant and headquarters closure/relocation costs .  ..........  $  1.2
       Severance and other personnel related costs .....  ..........     2.2
       Professional fees on acquisitions not consummated   .........     2.7
       Other ...........................................  ..........     0.1
                                                                      ------
       Non-recurring charges ...........................  ..........  $  6.2
                                                                      ======

   (i) Excludes amortization of deferred financing costs.

   (j) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing costs and one-third of rental expense on operating leases, representing that portion of rental expense which we deem to be attributable to interest.

The calculation of the pro forma ratios of earnings to fixed charges is as follows:



                                                                    Fiscal
                                                                  Year Ended
                                                                 December 31,
                                                                     1998
                                                                -------------
  (Dollars in Millions)
   Income (loss) before taxes and extraordinary items .........   $  (8.6)
   Fixed charges:
    Interest expense ..........................................      20.5
    Rental expense ............................................       1.7
   Total fixed charges ........................................      22.2
                                                                  -------
   Earnings ...................................................   $  13.6
                                                                  =======
   Ratio of earnings to fixed charges (1) .....................        --

----------

(1) Earnings were insufficient to cover fixed charges by $8.6 million.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

     Set forth below is selected historical consolidated financial and other data as of, and for the years ended, December 31, 1994, 1995, 1996, 1997 and 1998. The selected consolidated historical financial and other data as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 were derived from the consolidated financial statements and related notes audited by Deloitte & Touche LLP, independent auditors, which are included in this prospectus. The selected consolidated historical financial and other data as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1994 and 1995 have been derived from our audited consolidated financial statements and related notes which are not included in this prospectus.

     Russell-Stanley Holdings, Inc. was formed in July 1997 to serve as a holding company for Russell-Stanley Corp. and its subsidiaries. The transaction was accounted for in a method similar to a pooling of interests, and therefore the financial data presented below has been prepared from financial statements that include the operations of Russell-Stanley Holdings, Inc. and its subsidiaries as if they had been combined for all periods presented. We completed three acquisitions during 1997 and one acquisition during 1998, all accounted for under the purchase method of accounting. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Introduction."

     Historical data are not necessarily indicative of future results. The selected consolidated historical financial and other data presented below should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the financial statements of Container Management Services, Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation and the related notes included in this prospectus.

                                                         Fiscal Year Ended December 31,
                                      ---------------------------------------------------------------------
                                          1994          1995          1996           1997           1998
                                      -----------   -----------   -----------   -------------   -----------
(Dollars in Millions)
Statement of Operations Data:
Net sales:
 Container manufacturing
  division ........................    $ 126.3       $ 138.8       $ 141.9        $  161.1        $ 227.4
 Services division ................         --            --            --            15.2           46.6
                                       --------      --------      --------       --------        -------
  Total net sales .................      126.3         138.8         141.9           176.3          274.0
Cost of sales .....................       95.9         106.5         103.6           133.6          213.2
                                       --------      --------      --------       --------        -------
Gross profit ......................       30.4          32.3          38.3            42.7           60.8
Selling, general and
 administrative expenses ..........       21.6          21.4          24.3            26.8           42.9
Non-recurring charges (1) .........         --            --            --              --           6.2
                                       --------      --------      --------       ---------       -------
Income from operations ............        8.8          10.9          14.0            15.9           11.7
Other expense, net (2) ............         --            --           0.3             0.2            0.5
                                       --------      --------      --------       ---------       -------
Interest expense ..................        7.8           8.3           7.5             8.8           16.0
                                       --------      --------      --------       ---------       -------
Income (loss) before income
 taxes and extraordinary items.....        1.0           2.6           6.2             6.9           (4.8)
Provision (benefit) for income
 taxes ............................        0.8           1.2           2.5             2.9           (0.5)
                                       --------      --------      --------       ---------       -------
Income (loss) before
 extraordinary items ..............    $   0.2       $   1.4       $   3.7        $    4.0       $   (4.3)
                                       ========      ========      ========       =========      ========
Other Financial Data:
Cash flows from (used in):
 Operating activities .............    $   2.6       $  14.0       $   4.4        $   17.7       $   30.8
 Investing activities .............       (7.3)         (4.9)         (3.3)         (140.3)         (41.2)
 Financing activities .............        4.8          (8.3)         (1.3)          122.5           11.0
EBITDA (3) ........................       15.6          17.1          19.6            25.8           37.8
EBITDA margin(3) ..................       12.4%         12.3%         13.8%           14.6%          13.8%
Adjusted EBITDA (4) ...............    $  15.9       $  17.4       $  19.9        $   26.2       $   44.9
Adjusted EBITDA margin(4) .........       12.6%         12.5%         14.0%           14.9%         16.4%
Capital expenditures ..............    $   6.2       $   4.8       $   3.3        $    9.9       $  28.7
Depreciation and amortization .....        6.8           6.2           5.9            10.1          26.6
Ratio of earnings to fixed
 charges (5) ......................        1.1x          1.3x          1.8x            1.8x            --
Balance Sheet Data:
Working capital ...................    $  16.1       $  11.7       $  17.6        $   20.2       $   12.9
Property, plant and equipment,
 net ..............................       31.4          33.0          31.2            85.0           92.6
Total assets ......................       96.2          88.4          88.8           245.5          258.3
Total debt ........................       87.4          83.3          86.2           161.4          171.6
Total stockholders' equity
 (deficit):
 Additional paid-in capital .......        7.6           7.6           7.6            69.1           70.2
 Other ............................      (19.9)        (21.8)        (22.1)          (30.3)         (36.7)
                                       --------      --------      --------       ---------      --------
  Total ...........................      (12.3)        (14.2)        (14.5)           38.8           33.5

(1) In conjunction with the integration of acquired entities and expansion of our operations, a plan was developed to rationalize our operations and sales force and consolidate and relocate our corporate headquarters in order to improve operating efficiencies and reduce costs. As part of this plan, we recorded non-recurring charges of approximately $3.5 million during the year ended December 31, 1998. These charges primarily include costs related to the closure of a container manufacturing facility, severance and other personnel related costs and the relocation of our corporate headquarters. Also included in non-recurring charges at December 31, 1998 are $2.7 million of costs associated with proposed acquisitions that were not consummated. See "Note 18--Non-Recurring Charges" in our financial statements included at the back of this prospectus.

(2) Other expense, net is comprised of (gains) losses on disposal of fixed assets, unrealized (gains) losses on forward foreign exchange contracts recorded at fair value and other miscellaneous (gains) losses.

(3) We define "EBITDA" as income (loss) before extraordinary items, plus interest expense, income tax expense and depreciation and amortization. We define "EBITDA margin" as EBITDA divided by net sales. EBITDA is calculated for each of the periods presented as follows:


                                                                     Fiscal Year Ended December 31,
                                                       ----------------------------------------------------------
                                                          1994        1995        1996        1997        1998
                                                       ---------   ---------   ---------   ---------   ----------
(In Millions)
  Income (loss) before extraordinary items .........    $  0.2      $  1.4      $  3.7      $  4.0      $  (4.3)
  Interest expense .................................       7.8         8.3         7.5         8.8         16.0
  Provision (benefit) for income taxes .............       0.8         1.2         2.5         2.9         (0.5)
  Depreciation & amortization ......................       6.8         6.2         5.9        10.1         26.6
                                                        ------      ------      ------      ------      -------
  EBITDA ...........................................    $ 15.6      $ 17.1      $ 19.6      $ 25.8      $  37.8
                                                        ======      ======      ======      ======      =======

  EBITDA does not represent, and should not be considered an alternative to, net income or cash flow from operations as determined in accordance with GAAP, and our calculation therefore may not be comparable to that reported by other companies. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or operating performance, management understands that EBITDA is commonly used in evaluating a company's ability to service debt. However, EBITDA does not take into account our debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available to us for discretionary uses.

(4) We define "Adjusted EBITDA" as EBITDA plus non-recurring charges and management fees. Adjusted EBITDA is presented as certain financial covenants in our borrowing arrangements will be based on similar measures. We pay management fees to Vestar. See "Related Party Transactions." We define "Adjusted EBITDA margin" as Adjusted EBITDA divided by net sales. Non-recurring charges for the year ended December 31, 1998 consist primarily of costs related to the closure of a container manufacturing facility, severance and other personnel related costs, the relocation of our corporate headquarters and costs associated with proposed acquisitions that were not consummated. See "Note 18--Non-Recurring Charges" in our financial statements included at the back of this prospectus. Adjusted EBITDA is calculated for each of the periods presented as follows:



                                                    Fiscal Year Ended December 31,
                                    --------------------------------------------------------------
                                       1994         1995         1996         1997         1998
                                    ----------   ----------   ----------   ----------   ----------
(In Millions)
  EBITDA ........................    $  15.6      $  17.1      $  19.6      $  25.8      $  37.8
  Non-recurring charges .........         --           --           --           --          6.2
  Management fees ...............        0.3          0.3          0.3          0.4          0.9
                                     -------      -------      -------      -------      -------
  Adjusted EBITDA ...............    $  15.9      $  17.4      $  19.9      $  26.2      $  44.9
                                     =======      =======      =======      =======      =======

(5) For purposes of determining the ratio of earnings to fixed charges, "earnings" are defined as income (loss) before income taxes and extraordinary items plus fixed charges. "Fixed charges" consist of interest expense on all indebtedness, amortization of deferred financing costs and one-third of rental expense on operating leases, representing that portion of rental expense which we deem to be attributable to interest. Earnings were insufficient to cover fixed charges in the year ended December 31, 1998 by $4.8 million.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


Introduction


     The rigid industrial container industry has been undergoing consolidation for a number of years and remains fragmented. We believe that the industry will evolve to support a few participants who are able to provide a broad range of containers and related container services. As a result, we began pursuing, and in July 1997 began consummating, several acquisitions in furtherance of our goal to become the preeminent provider of rigid industrial containers and related container services in the United States and Canada. Each of these transactions was accounted for using the purchase method of accounting.

     Container Management Services, Inc. In July 1997, we acquired all the capital stock of Container Management Services. Container Management Services pioneered the businesses of plastic container leasing on a "per use" or "round-trip" basis and plastic container fleet management in the United States and Canada utilizing inventory tracking technology. We believe these businesses are among the fastest growing sectors of the U.S. rigid industrial container market and that our acquisition of Container Management Services positions us as the leader in these businesses in the United States and Canada. Container Management Services had revenues of approximately $17.8 million for the period from January 1, 1997 through July 23, 1997 and operated two facilities in South Carolina.

     Hunter Drums Limited. In October 1997, we acquired substantially all of the capital stock of Hunter Drums Limited. We believe Hunter Drums Limited is a leading manufacturer and marketer of plastic and steel drums in Canada. Our acquisition of Hunter Drums Limited, which included an exclusive license to manufacture and sell the LR-1 drum in Canada, expands our geographic reach for plastic and steel drums. Located near Toronto, Hunter Drums Limited currently serves Ontario, Canada and parts of the Midwest and Northeast. Hunter Drums Limited had revenues of approximately $30.5 million for the period from January 1, 1997 through October 29, 1997 and operated two facilities in Canada.

     Plastics Division of Smurfit Packaging Corporation. In November 1997, we acquired the plastics division of Smurfit Packaging Corporation. At that time, this division was one of the leading manufacturers and marketers of plastic drums in the United States. The acquisition of this division broadens our product line to include open-top drums as well as smaller (i.e., 5- to 20-gallon) plastic containers and enhances our geographic reach and market position in the United States. The acquisition also provides meaningful operating efficiency opportunities. The plastics division of Smurfit Packaging Corporation had revenues of approximately $57.7 million for the period from January 1, 1997 through November 7, 1997 and operated a facility in each of New Jersey, Georgia, Illinois, Texas and Delaware.

     New England Container Co., Inc. In July 1998, we acquired all the capital stock of New England Container. We believe that New England Container has the largest share of the steel reconditioning market in the Northeast and provides our services division with entry into the steel drum reconditioning market with a leader in terms of quality and service. New England Container had revenues of approximately $10.5 million for the period from January 1, 1998 through July 23, 1998, and operated a facility in each of Rhode Island, Maryland and Virginia.

     Substantially all of our revenues are derived from sales of our products and services. Our expenses consist primarily of cost of sales, selling, general and administrative expenses and interest expense. The most significant component of cost of sales is our expense for purchases of HDPE resin (the principal raw material for plastic drums) and cold-rolled steel (the principal raw material for steel drums). Over a period of time, we generally pass changes in the prices for HDPE resin and cold-rolled steel through to our customers, resulting in relatively consistent gross profit margins on a per unit basis. Our results of operations are affected by the level of economic activity in the industries served by our customers, which in turn may be affected by the level of economic activity in the U.S. and foreign markets which they serve. Because we operate with little or no backlog, changes in economic activity, positive and negative, affect our results of operations more quickly than such changes would affect the results of operations of a company that operated with a backlog. See "Risk Factors--Cost and Availability of Raw Materials and Certain Products" and "--Risk of Economic Downturn."

     Although we anticipate minimal/flat growth in the overall steel drum market, we believe opportunities exist to increase our market share for our steel products mainly from

   o competitors,

   o companies exiting the business due to a lack of funds for investment in new products, equipment and environmental and quality initiatives and

   o geographic expansion.

     We expect plastic drum shipments in the United States to increase by 2-3% per year for the next few years, with gains being restrained as users of rigid industrial containers increasingly convert to IBCs. A typical IBC replaces the need for approximately five 55-gallon drums. Although we provide IBCs through our services division, currently, we do not manufacture IBCs and are evaluating options for obtaining the capacity to do so. We may decide not to pursue such capacity in the near future or at all. For a discussion of the related risks, see "Risk Factors--Cost and Availability of Raw Materials and Certain Products" and "--Changing Product Requirements."

     The following discussion and analysis provides information that we believe is relevant to an understanding of our consolidated financial position and results of operations. The following discussion and analysis should be read in conjunction with our financial statements and the related notes included in this prospectus.


Results of Operations


     The following table sets forth, for each of the periods indicated, certain statement of operations data, expressed as a percentage of net sales:


                                                             Fiscal Year Ended December 31,
                                                         ---------------------------------------
                                                             1996          1997          1998
                                                         -----------   -----------   -----------
Statement of Operations Data:
Net sales ............................................       100.0%        100.0%        100.0%
Cost of sales ........................................        73.0          75.8          77.8
Gross profit .........................................        27.0          24.2          22.2
Selling, general and administrative expenses .........        17.1          15.2          15.7
Operating income (loss) ..............................         9.9           9.0           4.3
Interest expense .....................................         5.3           5.0           5.8
Income (loss) before taxes and extraordinary
   items .............................................         4.4           3.9          (1.8)
Income (loss) before extraordinary items .............         2.6           2.3          (1.6)

Fiscal Year Ended December 31, 1998 Compared to Fiscal Year Ended December 31, 1997


     Net Sales


     Net sales increased 55.4% to $274.0 million in 1998 from $176.3 million in 1997. Our container manufacturing division's net sales rose 41.1% to $227.4 million in 1998 from $161.1 million in 1997, due primarily to the full year volume impact of our acquisitions of Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation. Our services division's net sales more than tripled to $46.7 million in 1998 from $15.2 million in 1997, due primarily to the full year volume impact of the Container Management Services acquisition and the net sales of New England Container since we acquired it in July 1998. Selling prices declined for both divisions, primarily in response to lower raw material prices coupled with competitive pressures.

     Gross Profit


     Gross profit increased $18.1 million to $60.8 million in 1998 from $42.7 million in 1997, primarily from increased sales volume and the benefit of lower raw material prices. Gross profit as a percentage of net sales declined to 22.2% in 1998 from 24.2% in 1997. The effect of higher sales volume, favorable raw material prices and improvements in efficiency were more than offset by the impact of lower selling prices and a mix shift in our services division as the growth of IBC leasing outpaced the growth of drum leasing. In addition, gross profit as a percentage of sales was adversely impacted by short-term manufacturing inefficiencies as a result of the closure of a container manufacturing facility and the start-up of a co-located container manufacturing and services facility.


     Selling, General & Administrative Expenses


     Selling, general and administrative expenses as a percentage of net sales increased to 15.7% in 1998 from 15.2% in 1997 primarily due to investments in computer technology, logistics and sales and marketing infrastructure, as well as the relocation of our corporate headquarters. Additionally, higher consulting fees associated with integration activities related to the acquisitions we made in 1997 and 1998 and for other activities contributed to the increase.


     Non-Recurring Charges


     In conjunction with the integration of acquired entities and expansion of our operations, a plan was developed to rationalize our operations and sales force and consolidate and relocate our corporate headquarters in order to improve operating efficiencies and reduce costs. As part of this plan we recorded restructuring, integration and other charges of approximately $3.5 million for the year ended December 31, 1998. These charges primarily include costs related to the closure of a container manufacturing facility, severance costs and other personnel related costs, the relocation of corporate headquarters, and other miscellaneous costs. Also included in non-recurring charges at December 31, 1998 are $2.7 million of costs associated with proposed acquisitions that were not consummated.


     Operating Income


     Operating income for 1998 decreased by $4.2 million to $11.7 million from $15.9 million in 1997 as a result of the factors described above. Excluding non-recurring charges, operating income would have increased $2.0 million.


     Other (Income) Expense, Net


     Other (income) expense, net increased to $.5 million in 1998 from $.2 million in 1997, primarily due to the continuing devaluation of the Canadian dollar, which adversely impacted the fair value of foreign exchange contracts.


     Interest Expense


     Interest expense was $16.0 million in 1998 compared with $8.8 million in 1997. The increase in interest expense is the result of increased debt levels associated with the acquisitions we made in 1997 and 1998 as well as our capital and debt restructurings in July and November 1997. See "--Recapitalization" and "Note 1--Organization and Basis of Presentation" in our financial statements included in this prospectus.


     Income (Loss) Before Taxes and Extraordinary Items


     In 1998, the income (loss) before taxes and extraordinary items was ($4.8) million as compared to income (loss) before taxes and extraordinary items of $6.9 million in 1997, as a result of the factors described above.

Fiscal Year Ended December 31, 1997 Compared to Fiscal Year Ended December 31,
    1996

     Net Sales


     Net sales increased 24.2% to $176.3 million in 1997 from $141.9 million in 1996, reflecting unit volume growth as well as the impact of our acquisitions of Container Management Services, Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation. Our container manufacturing division's net sales rose 13.5% to $161.1 million in 1997 from $141.9 million in 1996. Excluding the impact of our acquisition of Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation, net sales in this division increased 3.9% in 1997 as compared to 1996 on unit volume growth, primarily in plastic drums, offset by a decline in selling prices. Our services division, which we created in 1997 with our acquisition of Container Management Services, had net sales of $15.2 million in 1997, reflecting Container Management Service's net sales since the date of the acquisition.

     Gross Profit


     Gross profit increased $4.4 million to $42.7 million in 1997 from $38.3 million in 1996, resulting from increased unit volume. Gross profit as a percentage of net sales declined to 24.2% in 1997 from 27.0% in 1996 as improvements in productivity and efficiency as well as the effect of higher unit volume were more than offset by increased raw material costs for HDPE resin and lower customer selling prices due to intensified competition.

     Selling, General & Administrative Expenses


     Selling, general and administrative expenses as a percentage of net sales decreased to 15.2% in 1997 from 17.1% in 1996 due to higher net sales and our focus on expense-containment strategies.

     Operating Income


     Operating income increased 13.6% to $15.9 million in 1997 from $14.0 million in 1996 as a result of the factors described above.

     Other (Income) Expense, Net


     Other (income) expense, net declined to $0.2 million in 1997 from $0.3 million in 1996. Unrealized losses on foreign exchange contracts was the primary component of the amount recorded in 1997. The write-down of an idled asset was the primary component of the amount recorded in 1996.

     Interest Expense


     Interest expense increased 17.3% to $8.8 million in 1997 from $7.5 million in 1996. The increase in interest expense is the result of increasing debt levels to finance our acquisitions of Container Management Services, Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation as well as the restructuring of our capital structure in July and November 1997. See "--Recapitalization" and "Note 1--Organization and Basis of Presentation" in our financial statements included in the back of this prospectus.

     Income Before Taxes and Extraordinary Items


     Income before taxes and extraordinary items increased 11.3% to $6.9 million in 1997 from $6.2 million in 1996 as a result of the factors described above.

Fiscal Year Ended December 31, 1996 Compared to Fiscal Year Ended December 31, 1995

     Net Sales


     Net sales increased 2.2% to $141.9 million in 1996 from $138.8 million in 1995, with increases in plastic drum volumes partly offset by a modest decline in steel drum volumes. Selling prices eroded across the business due to competitive conditions and lower raw material costs.

     Gross Profit


     Gross profit increased $6.0 million to $38.3 million in 1996 from $32.3 million in 1995 due to increased plastic drum volumes, reduced purchase prices for HDPE resin and cold-rolled steel, elimination of plant start-up costs and improved manufacturing efficiencies. Gross profit margin increased to 27.0% in 1996 from 23.3% in 1995 as these improvements more than offset lower selling prices and reduced steel unit volumes.


     Selling, General & Administrative Expenses


     Selling, general and administrative expenses as a percentage of net sales increased to 17.1% in 1996 from 15.4% in 1995. This increase was driven primarily by new management incentive plans and increased salaries.


     Operating Income


     Operating income increased 28.4% to $14.0 million in 1996 from $10.9 million in 1995 as a result of the factors described above.


     Other (Income) Expense, Net


     Other expense, net was $0.3 million in 1996. The write-down of an idled asset was the primary component. There was no significant other (income) expense, net in 1995.


     Interest Expense


     Interest expense decreased 9.6% to $7.5 million in 1996 from $8.3 million in 1995. The decrease in interest expense is the result of a reduction in average borrowings in 1996 as compared to 1995 as we used cash generated from operations to reduce debt levels during the second half of 1995.


     Income Before Taxes and Extraordinary Items


     Income before taxes and extraordinary items increased 138.5% to $6.2 million in 1996 from $2.6 million in 1995 as a result of the factors described above.


Liquidity and Capital Resources


     Our principal uses of cash are for capital expenditures, interest expense, working capital and acquisitions. We utilize funds generated from operations and borrowings to meet these requirements. For the years ended December 31, 1996, 1997 and 1998, net cash generated by operating activities totaled approximately $4.4 million, $17.7 million and $30.8 million, respectively.

     For the years ended December 31, 1996, 1997 and 1998, we made capital expenditures of approximately $3.3 million, $9.9 million and $28.7 million, respectively. In 1998, our capital expenditures included approximately $14.7 million for purchases of containers for our leasing business, $8.5 million for ongoing maintenance and $5.5 million for productivity and growth initiatives. We currently have no capital commitments outside the ordinary course of business. Other significant investing activities included the acquisitions we made in 1997 and 1998. The aggregate cash purchase price for the acquisitions was $130.2 million in 1997 and $13.9 million in 1998. In addition, as part of the consideration for the acquisitions, in 1997 we issued 27,778 shares of non-voting exchangeable stock exchangeable into 27,778 shares of our Common Stock under certain circumstances and in 1998 we issued 24,243 shares of our Common Stock.

     Our principal working capital requirements are to finance accounts receivable and inventories. As of December 31, 1998, we had net working capital of approximately $12.9 million, including $1.6 million of cash, $29.4 million of accounts receivable, $18.8 million of inventory, $6.2 of other current assets and approximately $43.1 million of accounts payable, accrued expenses and the current portion of long-term indebtedness.

     Concurrently with the offering of the outstanding notes, we replaced our former senior credit agreement with our senior credit facility. Our former senior credit agreement provided for term and revolving indebtedness. Certain term loans under our former senior credit agreement bore interest at fixed rates, and the revolving indebtedness as well as certain term loans bore interest at a combination of domestic source and Eurodollar borrowing rates which fluctuated based on our EBITDA and debt levels. At December 31, 1998, outstanding term loan indebtedness under our former senior credit agreement bore interest at a weighted average rate of 9.35% and outstanding revolving credit indebtedness bore interest at a weighted average rate of 9.00%. Our senior credit facility provides for a $25.0 million term loan and $75.0 million of revolving credit availability. We borrowed approximately $13.3 million of revolving credit indebtedness concurrently with the offering of the outstanding notes. The equivalent of U.S. $15.0 million of revolving indebtedness is available for borrowing in Canadian dollars by our Canadian subsidiary, Hunter Drums Limited. The term loan under our senior credit facility bears interest at 9.48% per annum. Revolving indebtedness under our senior credit facility bears interest at a combination of domestic source and Eurodollar borrowing rates which fluctuate based on our EBITDA and debt levels currently. As of March 31, 1999, the revolving indebtedness under our senior credit facility bore interest at a weighted average rate of 8.75% per annum. The term loan under our senior credit facility matures in two equal installments in June 2006 and June 2007. The outstanding revolving indebtedness, and the revolving credit commitment, will mature in February 2004. See "Description of Senior Credit Facility."

     Based upon the current level of operations and revenue growth, our management believes that cash flow from operations and available cash, together with available borrowings under our senior credit facility, will be adequate to meet our future liquidity needs for at least the next several years. For a discussion of the factors that could cause us to have insufficient liquidity and the related risks, see "Risk Factors--Substantial Leverage," "--Additional Future Capital Requirements" and "--Risk of Economic Downturn."


Recapitalization

     In July 1997, we restructured our capital structure through the following transactions:

   o issuance of 1,222,221 shares of common stock in exchange for $54,999,940, resulting in additional paid-in capital of $54,987,718,

   o repurchase of 122,500 shares of common stock for $4,450,500,

   o repurchase of all outstanding senior subordinated notes for $29,257,638, including make whole payments of $3,025,858 and accrued interest of $240,080,

   o repurchase of $15.00/$17.50 cumulative exchangeable redeemable preferred stock (Series B) for $37,611,126, including make whole payments of $7,529,123 and accrued interest of $302,745 and

   o conversion/repurchase of warrants for $1,059,190.

     In addition, we restructured our debt through the following transactions:

   o repayment of existing bank debt of $25,924,331 and

   o borrowing on a new credit facility of $46,102,987.

     Immediately following these transactions, we formed Russell-Stanley Holdings, Inc. to serve as a holding company. The transaction was accounted for in a manner similar to a pooling of interests, and therefore, our financial statements as of and for the two years in the period ended December 31, 1997 reflect our results of operations and financial condition as if Russell-Stanley Holdings, Inc. and its subsidiaries had been combined for the entire period. In November 1997, we issued 377,779 shares of common stock in exchange for $17,000,055, resulting in additional paid-in capital of $16,996,277. See "Description of Senior Credit Facility," "Ownership of Common Stock" and "Note 1--Organization and Basis of Presentation" in our financial statements included in this prospectus.


Effect of Inflation


     Inflation generally affects our business by increasing the interest expense of floating rate indebtedness and by increasing the cost of raw materials, labor and equipment. We do not believe that inflation has had any material effect on our business during the periods discussed herein.


Interest Rate Risk and Foreign Currency Exchange Rate Risk


     General


     Our results of operations and financial condition are affected by changes in interest rates and foreign currency exchange rates as measured against the U.S. dollar. We manage this exposure through internal policies and procedures and the use of derivative financial instruments. In accordance with our internal policies, we only use derivative financial instruments for risk management and not for speculative or trading purposes.


     Interest Rate Risk


     The revolving indebtedness under our senior credit facility bears interest at a floating rate. Our primary exposure to interest rate risk is as a result of changes in interest expense related to this indebtedness due to changes in market interest rates. We maintain an interest rate collar in an aggregate notional principal amount of $45.0 million to limit our exposure to interest rate risk. Under this collar, if the actual LIBOR rate at the specified measurement date is greater than a ceiling rate stated in the collar agreement, the other party to the collar pays us the differential interest expense. If the actual LIBOR rate is lower than the floor stated in the collar agreement, we pay the other party to the collar the differential interest expense. The collar terminates on November 30, 2000. A 10% increase in interest rates at December 31, 1998 would not have a material adverse affect on our results of operations, financial condition or cash flows.


     Foreign Currency Exchange Rate Risk


     We have operations in Canada and sales denominated in Canadian dollars. Our primary exposure to foreign currency exchange rate risk is as a result of changes in the exchange rate between the U.S. dollar and the Canadian dollar. We currently do not maintain any derivative financial instruments to limit our exposure to this risk. Our Canadian subsidiary, Hunter Drums Limited, maintains U.S. dollar denominated foreign currency exchange contracts which were in place prior to our acquisition of Hunter Drums. At December 31, 1998 Hunter Drums held $3.9 million of forward foreign currency exchange contracts with settlement rates ranging from $1.38 to $1.41 Canadian dollars to U.S. dollars and settlement dates from January 1999 through December 1999. While these contracts increase our exposure to foreign currency exchange rate risk, due primarily to the relatively short maturities of these contracts, a 10% change in the exchange rate on December 31, 1998 between the U.S. dollar and the Canadian dollar would not have had a material adverse affect on our results of operations, financial condition or cash flows.


Recently Issued Accounting Standard


     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes new disclosure requirements which provide a comprehensive standard for recognition and measurement of derivatives and hedging activities. This will require new disclosures, all derivatives to be recorded on the balance sheet at fair value and special accounting for certain types of hedges. SFAS 133 will take effect in 2000. Based on our current derivatives, an interest rate collar and foreign currency forward contracts, management does not believe that SFAS 133 will have a material effect on our financial condition or results of operations.


Year 2000 Compliance


     As has been widely reported, many computer systems process dates based on two digits for the year of transaction and may be unable to process dates in the year 2000 and beyond. We believe that we have identified all significant internal systems and hardware with embedded applications that require modification to ensure year 2000 compliance. In addition, we have sent questionnaires to our significant vendors in an attempt to confirm that they are year 2000 compliant.

     Internal and external resources are being used to make required modifications to or effect replacement of internal systems and test year 2000 compliance. We are currently on schedule to complete the remediation and testing processes for these applications by September 1999. In addition, we have contacted the manufacturers of all of our significant hardware with embedded applications and believe that our significant hardware is year 2000 compliant.

     We do not know when our significant vendors will respond to our questionnaires, if at all. All of our significant vendors are large, sophisticated institutions, and we expect that they are aware of their year 2000 compliance issues.

     There are many risks associated with the year 2000 compliance issue, including but not limited to the possible failure of our systems and hardware with embedded applications. Any such failure could result in

   o our inability to order raw materials,

   o the malfunctioning of our manufacturing or services processes,

   o our inability to properly bill and collect payments from our customers and/or

   o errors or omissions in accounting and financial data, any of which could have a material adverse effect on our results of operations and financial condition.

     In addition, there can be no guarantee that the systems of other companies, including our vendors, utilities and customers, will be converted in a timely manner, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have a material adverse effect on us. We have not yet developed any contingency plans but will do so if the testing or investigations that we will carry out through 1999 suggest it is necessary.

     Through December 31, 1998 we have incurred and capitalized costs of approximately $3.2 million primarily related to the upgrade and replacement of our internal systems. We currently expect that we will incur and capitalize future incremental costs of approximately $0.9 million.

                                   BUSINESS
General


     We are a leading manufacturer and marketer of plastic and steel industrial containers and a leading provider of related container services in the United States and Canada. Our container manufacturing division manufactures and sells new plastic and steel rigid industrial containers. Our services division (i) leases plastic rigid industrial containers, (ii) provides plastic container fleet management services, (iii) reconditions and sells steel drums and (iv) retrieves and recycles empty industrial containers. Our container manufacturing and services divisions together have over 1,500 active customers in the agricultural chemical, food product, lubricant, pharmaceutical and specialty chemical industries. We believe that our customers base their purchasing decisions primarily on price, service and quality and are increasingly looking to maintain relationships with fewer suppliers who can provide a broad range of high-quality industrial containers and related container services at competitive prices, often on a national or international basis. We have increased our net sales from $138.8 million for the year ended December 31, 1995 to $284.5 million on a pro forma basis for the year ended December 31, 1998, representing a compound annual growth rate of 27.0%. During the same period we increased our Adjusted EBITDA from $17.4 million to $46.2 million, representing a compound annual growth rate of 38.4%, while our Adjusted EBITDA margin expanded from 12.5% to 16.2%. The majority of our revenue and Adjusted EBITDA growth and margin improvement during this period has come from the successful acquisition and integration of four complementary businesses.

     We believe that our container manufacturing division offers one of the broadest lines of 5- to 70-gallon plastic rigid industrial containers in the United States and Canada and enjoys the largest share in the U.S. plastic drum market as well as one of the leading shares in the Canadian plastic drum market. We are the principal manufacturer in the United States and Canada of 55-gallon plastic tight-head drums, which we sell under the brand names L-1 (LR-1 in Canada) and Delcon. We believe that the design of the L-1 and Delcon drums is the industry standard for 55-gallon plastic tight-head drums in the United States and Canada, and we own and/or have a license to use important proprietary technology relating to the manufacture and sale of these drums. Our container manufacturing division also offers a broad line of the widely used 55-gallon steel drum and, we believe, enjoys one of the leading shares in the Northeast, Gulf Coast and Canadian steel drum markets.

     Our services division is an innovator and, we believe, the leader in the United States and Canada in the businesses of leasing plastic containers on a "per use" or "round-trip" basis and providing plastic container fleet management services. In our container leasing business, we lease a container to our customer for filling and shipping to the end-user. We then retrieve the container directly from the end-user and prepare it for re-use. Container fleet management involves the same services, but uses containers owned by the customer. Since 1991, the growth of plastic container leasing and fleet management has outpaced the growth of the rigid industrial container market as a whole, and we believe these businesses are among the fastest growing sectors of the U.S. rigid industrial container market. We believe that our services division is also the leading reconditioner of steel drums in the Northeast. The addition of container services to our historical manufacturing business enables us to serve a wider range of our customers' evolving industrial container requirements and is an important aspect of our strategy to retain and enhance our leading market position as our customers increasingly look to rely on fewer suppliers.

     We currently operate twelve plastic drum manufacturing plants, three steel drum manufacturing plants and six container services plants throughout the United States and Canada, enabling us to be strategically located near our major customers. We sell, lease and service plastic containers in most markets in the United States and in most of the major industrial regions in Canada. We sell new steel drums in the Northeast, the Gulf Coast, parts of the Midwest and Ontario, Canada, regions where there is a high concentration of purchasers of steel drums, and we sell reconditioned steel drums in the Northeast.

Recent Acquisitions


     The rigid industrial container industry has been undergoing consolidation for a number of years and remains fragmented. We believe that the industry will evolve to support a few participants who are able to provide a broad range of containers and related container services. As a result, we began pursuing, and in July 1997 began consummating, several acquisitions in furtherance of our goal to become the preeminent provider of rigid industrial containers and related container services in the United States and Canada.

     Container Management Services, Inc. Acquired in July 1997, Container Management Services pioneered the businesses of plastic container leasing on a "per use" or "round-trip" basis and plastic container fleet management in the United States and Canada utilizing inventory tracking technology. We believe these businesses are among the fastest growing sectors of the U.S. rigid industrial container market and that our acquisition of Container Management Services positions us as the leader in these businesses in the United States and Canada.

     Hunter Drums Limited. We believe Hunter Drums Limited, acquired in October 1997, is a leading manufacturer and marketer of plastic and steel drums in Canada. Our acquisition of Hunter Drums Limited, which included an exclusive license to manufacture and sell the LR-1 drum in Canada, expands our geographic reach for plastic and steel drums. Located near Toronto, Hunter Drums Limited currently serves Ontario, Canada and parts of the Midwest and Northeast.

     Plastics Division of Smurfit Packaging Corporation. Acquired in November 1997, the plastics division of Smurfit Packaging Corporation was one of the leading manufacturers and marketers of plastic drums in the United States. The acquisition of the plastics division of Smurfit Packaging Corporation broadens our product line to include open-top drums as well as smaller (i.e., 5- to 20-gallon) plastic containers and enhances our geographic reach and market position in the United States. The acquisition also provides meaningful operating efficiency opportunities.

     New England Container Co., Inc. We believe that New England Container, acquired in July 1998, has the largest share of the steel drum reconditioning market in the Northeast and provides our services division with entry into the steel drum reconditioning market with a leader in terms of quality and service.

     As a result of these acquisitions, since July 1997 we have overseen the successful integration of more than 100 products and the addition of our services division. In addition, we have increased the number of our facilities from 8 to 21 and improved our operating efficiency and Adjusted EBITDA margin.


Industry Segment Overview


     As reported by The Freedonia Group Incorporated, an international study/database company, the rigid industrial container industry consists of new plastic, steel and fiber drums, rigid intermediate bulk containers and pails as well as bulk boxes and materials handling containers. According to The Freedonia Group, the U.S. market had sales of approximately $3.7 billion in 1996, the most recent period for which The Freedonia Group reports relevant industry data. This represents a compound annual growth rate of approximately 5.4% from 1987 sales of approximately $2.3 billion. Our container manufacturing division competes in a sector of the rigid industrial container industry. We define our sector as consisting of new and reconditioned plastic, steel and fiber drums, rigid intermediate bulk containers and small containers/pails. Our services division competes with other providers of similar services. We do not know of any third-party source of market data for the industrial container services industry.

     Plastic drums are used primarily in the storage and transportation of chemical products and are also increasingly being used for the storage and transportation of petroleum and lubricants. Plastic drums are available in a variety of capacities, ranging from 5 to 70 gallons, with the 55-gallon drum being the most widely used. According to The Freedonia Group, there were $267 million of new plastic drums shipped from U.S. manufacturing establishments in 1996. Steel drums are used primarily for the transportation and storage of liquids, semi-solids and dry products, particularly petroleum, lubricants and chemical products, and have been utilized in these industries for more than 40 years. Steel drums typically range in capacities from 13 to 85 gallons, with the 55-gallon drum being the most widely used. According to The Freedonia Group, there were $692 million of new steel drums shipped from U.S. manufacturing establishments in 1996.

     Based on the changes we have experienced in our business and direct discussions with our customers, we believe the following trends will continue to play an important role in our industry's future:

   o Larger competitors which offer broader product lines and have greater manufacturing capacities, higher operating efficiencies and a greater ability to invest in enhanced products and services will capture increasing market share as smaller, regional companies find it more difficult to compete, resulting in further consolidation of the industry;

   o Customers are increasingly looking to fewer suppliers to provide an increasing percentage of their industrial container supply and servicing requirements;

   o Customers are increasingly seeking broader product lines and global service; consequently, our industry is becoming less regional, with customers increasingly seeking national and international supply arrangements; and

   o Users of fiber drums are converting to the use of plastic drums in response, in part, to the lower performance and re-use characteristics of fiber drums and the higher cost of fiber drum disposal. We also believe certain users of plastic drums are converting to rigid intermediate bulk containers based, in part, upon the perceived economies of shipping and handling.


Competitive Strengths


     We believe the following competitive strengths are the primary factors contributing to our leading position in the marketplace:

     We Are a Leading Industry Player With Strong Market Positions. We believe that we hold the largest share in the U.S. plastic drum manufacturing market, one of the leading shares in the Canadian plastic drum manufacturing market and one of the leading shares in the Northeast, Gulf Coast and Canadian steel drum manufacturing markets. We also believe we are the leading provider of plastic container leasing and fleet management services in the United States and Canada and the leading steel drum reconditioner in the Northeast.

     We Have a Broad Offering of Quality Products and Services. We offer a broad line of 5- to 70-gallon plastic rigid industrial containers, anchored by the 55-gallon plastic tight-head L-1 and Delcon drums. We believe that the design of the L-1/LR-1 and Delcon drums is the industry standard for 55-gallon plastic tight-head drums in the United States and Canada. We also offer a broad line of the widely used 55-gallon steel drum. We believe that our integration of industrial containers and related container services distinguishes us from most of our competitors and enables us to serve a wide range of our customers' evolving industrial container requirements.

     We pride ourselves in the quality of our products and services. We have received numerous quality awards from our customers, including a Supplier Partnership Award from The Dow Chemical Company, three Distinguished Vendor awards from Ecolab, Inc., a Supplier of the Year award from Novus International, Inc., three Quality Supplier Q-1 awards from Parker-Amchem, a division of Henkel Corporation, and a Supplier of the Year award from Union Carbide Corporation.

     We Focus on Maintaining a Competitive Cost Structure. We focus on maintaining a competitive cost structure. Our cost structure benefits from: (i) our attaining favorable prices for our most significant raw materials, HDPE resin and cold-rolled steel, based on our high volume of raw material purchases, (ii) the economies of scale provided by our high production volumes,
(iii) high plant utilization, (iv) manufacturing techniques that reduce raw materials requirements, reduce scrap and enhance productivity and (v) low transportation costs resulting from the proximity of our facilities to our major customers. We also maintain an ongoing capital investment program designed to achieve high levels of operating efficiency and productivity.

     We Have a High Quality and Diverse Customer Base. We have over 1,500 active customers at more than 10,000 locations in the United States and Canada. No single customer accounts for more than 4% of our 1998 net sales, and our top 15 customers account for less than 25% of our 1998 net sales. Our customers include major participants in the agricultural chemical, food product, lubricant, pharmaceutical and specialty chemical industries. We have enjoyed long-standing relationships with many of our key customers and have been formally recognized on a number of occasions for outstanding product quality and service. We have been doing business with 14 of our top 15 customers for more than five years.

     We Have an Experienced Management Team and Strong Sponsor. Our senior managers have more than 100 years of combined experience in the rigid industrial container industry. We have successfully retained key members of management from all recently acquired companies. Our management team has overseen the successful integration of four complementary businesses and increased the number of our facilities from 8 to 21. Principally through our acquisitions we completed in 1997 and 1998, our management team has increased our Adjusted EBITDA margin from 14.0% for the year ended December 31, 1996 to 16.2% for the year ended December 31, 1998 on a pro forma basis. Our sponsor, Vestar, led the acquisition of Russell-Stanley in June 1989. Since 1989, Vestar has been our majority shareholder and has invested over $55 million of equity in Russell-Stanley. Russell-Stanley currently represents one of Vestar's largest investments.


Business Strategy


     Our goal is to become the preeminent provider of rigid industrial containers and related container services in the United States and Canada.

     Continue to Broaden Our Product and Service Offering and Geographic
Reach. We intend to continue to enhance our existing product lines through the introduction of new products and product enhancements and selectively expand our geographic reach in the United States and Canada. Most recently, we introduced a number of new drum designs for use in specific markets, including plastic and steel export drums that significantly reduce freight costs for exporters who use overseas shipping containers, an open-top plastic drum that is designed for the leasing market served by our services division and a returnable/reusable drum principally for use in the agricultural market. We intend to aggressively market our plastic containers and container leasing services to purchasers of fiber drums. We believe purchasers of fiber drums represent a significant potential market for us due, in part, to the lower performance and re-use characteristics of fiber drums and the higher cost of fiber drum disposal. To expand our geographic reach, we have budgeted for the addition of a new facility for our services division and we plan to selectively review new geographic markets for the steel drum business of our container manufacturing division.

     Continue to Improve Our Cost Structure. We intend to continue to lower our costs by reducing transportation costs, rationalizing manufacturing facilities, manufacturing certain container parts in-house that we currently purchase from third parties and reducing our overhead. We believe that we will also continue to benefit from lower raw material costs based on our high volume of raw material purchases. We also believe that opportunities exist for the sharing of best practices of our most efficient manufacturing facilities which we believe will lead to increased efficiencies and lower costs company-wide.

     Pursue Selective Acquisitions. The rigid industrial container industry has been undergoing consolidation for a number of years and remains fragmented. We plan to pursue selected acquisition opportunities that complement and expand our core businesses in terms of products, services and geographic reach. We believe we can leverage our production, purchasing, distribution and management strengths to improve the results of acquired operations.


Container Manufacturing Division


     Our container manufacturing division manufactures and sells new plastic and steel rigid industrial containers and generated revenues of $227.4 million for the year ended December 31, 1998.

   Plastic Containers


     We believe that we hold the largest share in the U.S. plastic drum manufacturing market and one of the leading shares in the Canadian plastic drum manufacturing market. We operate twelve plastic drum manufacturing facilities serving most markets in the United States and most of the major industrial regions in Canada.

     We believe that we offer one of the broadest lines of plastic rigid industrial containers in the United States and Canada. Our large containers include full lines of both tight-head and open-top drums in sizes ranging from 30 to 70 gallons. We also produce a line of smaller plastic containers in sizes ranging from 5 to 20 gallons.

     We are the principal manufacturer in the United States and Canada of 55-gallon plastic tight-head drums, which we sell under the brand names L-1 (LR-1 in Canada) and Delcon. We believe that the design of the L-1 and Delcon drums is the industry standard for 55-gallon plastic tight-head drums in the United States and Canada, and we own and/or have a license to use important proprietary technology relating to the manufacture and sale of these drums. See "--Intellectual Property." We believe that the L-1 and Delcon drums offer significant production cost advantages over earlier two-piece drum designs, including higher manufacturing speeds and lower manufacturing costs. We also believe that the L-1 and Delcon drums are superior to our competitors' similar products because of their design features. We believe that the primary advantages offered by the design features of the L-1 and Delcon drums are (i) superior design which easily accommodates both new and old drum handling equipment and which is available with an optimally drainable feature which we were instrumental in pioneering and (ii) excellent performance with high structural integrity.

     A key component of our strategy has been to build on the acceptance of the L-1 and Delcon drums by enhancing our broad product offering. We have accomplished this by both the introduction of new products and selective acquisitions. We have introduced several new products, including a 30-gallon version of the L-1 and Delcon drums and a light-weight 15-gallon drum. Most recently, we introduced a number of new drum designs for use in specific markets, including a plastic export drum that significantly reduces freight costs for exporters who use overseas shipping containers, an open-top plastic drum that is designed for the leasing market served by our services division and a returnable/reusable drum principally for use in the agricultural market. On many of our drums over 15 gallons, we offer an industry leading optimally drainable design feature which results in the drum retaining less residual product than other designs. In addition, through the acquisition of the plastics division of Smurfit Packaging Corporation, we broadened our product line to include open-top drums as well as smaller (i.e., 5- to 20-gallon) plastic containers, providing us with one of the broadest lines of plastic containers in the industry.

     We also manufacture several specialty tight-head drums, including a high-purity "clean" drum for use in the electronic chemical market, drums for the lubricant industry which use special replaceable closures and are capable of four-high stacking, a "raised head" drum for end users with special stacking requirements and a "heavy" drum that meets United Nations international shipping standards for certain products. Other products include plastic liners used for steel, fiber and composite drums.


      Steel Containers


     We believe that we have one of the leading shares in the Northeast, Gulf Coast and Canadian steel drum manufacturing markets. We have three steel drum facilities which serve the Northeast, the Gulf Coast, parts of the Midwest and Ontario, Canada, regions where there is a high concentration of purchasers of steel drums.

     We produce a broad line of the widely used 55-gallon steel drum, manufactured to customer specifications, including steel gauge, special linings, custom painting and special closure systems. Our line of steel drum products also includes lined and unlined tight-head and open-top drums and tight-head drums that incorporate our optimally drainable design feature. In addition, we also manufacture a steel export drum that significantly reduces freight costs for exporters who use overseas shipping containers.

     We are actively pursuing new products and product enhancements for our line of steel drums. For example, in the second quarter of 1997 we introduced into our product line a drum with an innovative "W" shaped rolling hoop that has better performance characteristics than steel drums with the standard rolling hoop.


Services Division


     Our services division (i) leases plastic rigid industrial containers, (ii) provides plastic container fleet management services, (iii) reconditions and sells steel drums and (iv) retrieves and recycles empty industrial containers and generated revenues of $46.6 million for the year ended December 31, 1998. The addition of these container services to our historical manufacturing business enables us to serve a wider range of our customers' evolving industrial container requirements and is an important aspect of our strategy to retain and enhance a leading market position as our customers increasingly look to maintain relationships with fewer suppliers.

     Our services division pioneered the businesses of plastic container leasing on a "per use" or "round-trip" basis and plastic container fleet management in the United States and Canada utilizing inventory tracking technology.

     In our plastic container leasing business, our services division leases a plastic container to a customer, who fills the container and ships the full container to its customer, the end-user. The end-user then calls a toll-free number, and we arrange to pick up the empty container directly from the end-user. Upon its return, the container is thoroughly inspected, cleaned and graded and either inventoried for re-use or, if below grade, recycled. We charge our leasing customers a flat "per use" price. We believe that container leasing on a "per use" or "round trip" basis is an attractive alternative to purchasing as per use leasing may result in lower container costs for our customers. Also, our retrieval of the empty container relieves the end-user of container disposal.

     In our plastic container fleet management business, our services division provides the customer with the same services as described above, but using the customer's fleet of containers purchased from our container manufacturing division or from another manufacturer. We also charge our container fleet management customers a flat "per use" price.

     We began steel drum reconditioning in July 1998 with the acquisition of New England Container, a leader in terms of quality and service. Our services division arranges for the retrieval of empty industrial containers of all types, including containers manufactured by other manufacturers. Larger end-users of drums are provided with trailers to store their empty drums. When the trailer is filled, we arrange for it to be returned to our service facility and leave an empty trailer in its place. We also arrange to pick up empty drums from smaller customers on request. Used drums are returned to our service facility where they are thoroughly inspected, sorted and graded. The drums are then cleaned and either processed for recycling or fully reconditioned. The reconditioning process includes metal preparation (to prepare the steel for a new coating), metalworkings (to remove all dents and insure the drum meets dimensional specifications), leak testing, interior lining and exterior painting to meet the filling customer's specifications. A reconditioned steel drum sells for approximately 60% of the price of a new steel drum. We generally charge our customers a fee to pick up and dispose of used drums. In some cases, however, we will pay the customer a small fee for certain styles of drums which are in high demand and are of reconditionable quality.

     We provide for the environmentally sound destruction of plastic and fiber containers and steel containers that are not suitable for reconditioning on a contract basis. The empty containers are cleaned in an environmentally sound fashion and are then processed for sale as recycled material.


Customers


     Our container manufacturing and services divisions together have over 1,500 active customers at more than 10,000 locations in the United States and Canada. No single customer accounted for more than 4% of our 1998 net sales, and our top 15 customers accounted for less than 25% of our 1998 net sales. Some of our major customers include A. Smith Bowman Distillery Incorporated,

Ashland Chemical Co., BASF Corporation, CIBA-GEIGY Co., Clariant Corporation, Crompton & Knowles Corporation, Diversey Lever, The Dow Chemical Company, E.I. Du Pont De Nemours & Co., Ecolab, Inc., Equilon Enterprises LLC, Exxon Corporation, Henkel Surface Technologies (Henkel Corporation), National Packaging Services, Inc., and Rohm and Haas Company. We have been doing business with 14 of our top 15 customers for more than five years. We have received numerous quality awards from our customers, including a Supplier Partnership Award from The Dow Chemical Company, three Distinguished Vendor awards from Ecolab, Inc., a Supplier of the Year award from Novus International, Inc., three Quality Supplier Q-1 awards from Parker-Amchem, a division of Henkel Corporation and a Supplier of the Year award from Union Carbide Corporation.


Raw Materials


     The principal raw material and most significant cost component for our plastic containers is HDPE resin. We generally maintain less than one month of HDPE resin inventory at each plastic manufacturing facility. The principal raw material and most significant cost component for our steel drums is cold-rolled steel. We generally maintain one to two months of cold-rolled steel inventory at each steel manufacturing facility.

     Raw materials purchasing is centrally managed from our corporate headquarters. We maintain relationships with various suppliers for HDPE resin, cold-rolled steel and other raw materials. While we generally believe our access to raw materials is good, we cannot assure you that we will have an uninterrupted supply of raw materials at competitive prices. See "Risk Factors--Cost and Availability of Raw Materials and Certain Products."

     We do not manufacture rigid intermediate bulk containers. Our rigid intermediate bulk containers purchases are effected through individual purchase orders. For a discussion of related risks, see "Risk Factors--Changing Product Requirements."


Competition


     The markets for our products are competitive. We believe competition is based primarily on price, service and quality. Price competition may require us to match competitors' prices to retain business or market share. We believe that our competitive cost structure, high quality products, broad geographic coverage and high level of customer service enable us to compete effectively. Our container manufacturing division competes primarily with Greif Brothers Corporation, Hoover Materials Handling Group, Inc., Sch\)tz Container Systems, Inc., and Van Leer Containers, Inc. in plastic drums and Evans Industries, Inc., Greif Brothers Corporation and Van Leer Containers, Inc. for steel drums. Our services division competes primarily with Greif Brothers Corporation, Hoover Materials Handling Group, Inc. and PalEx, Inc. Both of our divisions also compete with smaller industry participants. See "Risk Factors--Competition."


Sales and Marketing


     Our sales and marketing is conducted through a sales force of approximately 50 people. While our sales force is generally divided along our product and service lines, we have a group of four Strategic Account Managers who sell and market all of our products and services to our large customers who purchase across our product and services lines. Our Strategic Account Managers promote us as a source for all of our customers' rigid industrial container requirements.

     Our Strategic Account Managers also coordinate our participation in the Mauser International Packaging Institute and Drumnet associations of industrial container suppliers. We and other participants in these organizations can offer to supply and service a customer's industrial container requirements through the network of participants in more than 30 countries, primarily in North America, Europe and Asia. Our ability to provide for our customers' industrial container requirements on an international basis results in strong customer relationships in our U.S. and Canadian markets.

     Our sales personnel work closely with our customers and business operators to satisfy all of our customers' industrial container requirements. Our sales personnel are trained to seek and recognize opportunities to cross-sell all of our products and services. In addition, we have employees who are trained to provide extensive technical and regulatory support to our customers.


Properties and Equipment


     We own or lease twelve plastic and three steel drum manufacturing facilities and six service facilities. The following table sets forth certain information as of December 31, 1998 with respect to our facilities:


Location                                      Description            Area (Square Feet)     Leased or Owned
----------------------------------   ----------------------------   --------------------   ----------------
Allentown, Pennsylvania ..........   Plastic Manufacturing                    140,000           Leased
Romeoville, Illinois .............   Plastic Manufacturing                     70,000           Owned
Houston, Texas ...................   Plastic Manufacturing                     50,000           Owned
Rancho Cucamonga, California......   Plastic Manufacturing                     73,500           Owned
Nitro, West Virginia .............   Plastic Manufacturing                     58,000           Leased
Reserve, Louisiana ...............   Plastic Manufacturing                     72,000           Owned
The Woodlands, Texas .............   Plastic Manufacturing                     90,000           Leased
Atlanta, Georgia .................   Plastic Manufacturing                     95,000           Owned
South Brunswick, New Jersey ......   Plastic Manufacturing                    110,000           Leased
Addison, Illinois ................   Plastic Manufacturing                    135,000           Owned
Wilmington, Delaware(*) ..........   Plastic Manufacturing                     80,000           Leased
Bramalea, Ontario ................   Plastic Manufacturing                     80,000           Leased
Woodbridge, New Jersey ...........   Steel Manufacturing                      120,000           Owned
Houston, Texas ...................   Steel Manufacturing                      106,500           Owned
Burlington, Ontario ..............   Steel Manufacturing                       60,000           Owned
Simpsonville, South Carolina
 (two facilities) ................   Plastic Services                  123,000/40,000           Leased
Allentown, Pennsylvania ..........   Plastic Services                         150,000           Leased
Smithfield, Rhode Island .........   Plastic and Steel Services                44,000           Owned
Baltimore, Maryland ..............   Steel Services                            39,000           Leased
Richmond, Virginia ...............   Steel Services                            16,500           Leased

----------

(*) Scheduled to be closed in 1999.


     We own and lease a fleet of more than 1,200 trailers to help ensure on-time delivery of containers directly to our customers' facilities.

     Our corporate and executive headquarters, located in Bridgewater, New Jersey, provides administrative services to our facilities, including accounting, accounts receivable, financial reporting, human resources, information technology, insurance, taxes and treasury services.


Intellectual Property


     We have the exclusive license from Mauser to manufacture the L-1 drum throughout all of the United States (other than parts of the Southeast) and Canada, we and one other manufacturer have the exclusive right to sell the L-1 throughout the United States and we have the exclusive right to sell the LR-1 in Canada. There are over 40 licensees worldwide for Mauser plastic drum technology, which is generally acknowledged as one of the best large plastic blow mold production technologies worldwide. Our rights to the Mauser technology derive from a series of licenses. These licenses terminate on July 31, 2008, unless one or more improvement patents are issued, in which case they terminate on the earlier of (i) the expiration of the latest to expire of such improvement patents and (ii) July 31, 2015, unless extended by Mauser. See "Risk Factors--Dependence on Licensing Partner."

     We also have the non-exclusive license from Gallay S.A. to manufacture steel containers using Gallay's patented production process at our steel drum manufacturing facilities and the non-exclusive license to sell these steel containers throughout the United States and Canada.

     Other than our licenses described above, we do not have any material patents or other intellectual property.

Employees


     As of January 31, 1999, we employed 1,544 persons, of whom 33 were employed at corporate headquarters, 249 were regional or area managers and support personnel and 1,262 were employed at our manufacturing and service facilities. Approximately 29% of our employees are represented under collective bargaining agreements which expire from May 1999 to June 2002 (including two agreements pending execution which we believe have been fully negotiated). We do not anticipate any difficulty in extending or renegotiating these agreements as they expire. We believe that our labor relations are good. See "Risk Factors--Labor Stoppage."

Environmental Matters


     Our operations are subject to federal, state, local and Canadian environmental laws that continue to be adopted and amended. These environmental laws regulate, among other things, air and water emissions and discharges at our manufacturing and service facilities; our generation, storage, treatment, transportation and disposal of solid and hazardous waste; and the release of toxic substances, pollutants and contaminants into the environment at properties that we operate and at other sites. In some circumstances and jurisdictions, these laws also impose requirements regarding the environmental conditions at properties prior to a transfer or sale. These laws apply to certain facilities that we previously owned or operated. Our business involves the manufacture, lease and reconditioning of containers, which may be used for chemical products. Risks of significant costs and liabilities are inherent in our operations and facilities, as they are with other companies engaged in like businesses. We believe, however, that our operations are in substantial compliance with all applicable environmental laws.

     In addition, under certain laws, a current or previous owner of real property, and parties that generate or transport hazardous substances that are disposed of at real property, may be liable for the costs of investigating and remediating such substances on or under the property. The federal Comprehensive Environmental Response, Compensation & Liability Act, as amended, and similar laws, may impose such liability on a joint and several basis, regardless of whether the liable party was at fault for the presence of such hazardous substances. We have not incurred significant liability in several such cases asserted against us and settled to date involving the cleanup of off-site locations where we allegedly disposed of waste. However, we cannot assure that a material claim under such laws will not arise in the future.

     The U.S. Environmental Protection Agency has confirmed the presence of certain contaminants, including dioxin, in and along the Woonasquatucket River in Rhode Island. Prior to 1970, New England Container operated a facility in North Providence, Rhode Island along the Woonasquatucket River at a site where contaminants have been found. Recent press reports identify New England Container as a business that may have contributed to the contamination. We are not aware that any party has been formally identified by the EPA as a potentially responsible party. Notwithstanding that New England Container no longer operates the facility, and did not operate the facility at the time we acquired the outstanding capital stock of New England Container in July 1998, New England Container could incur liability under federal and state environmental laws and/or as a result of civil litigation. We believe that any resulting liability is subject to a contractual indemnity from Vincent J. Buonanno, one of our directors and the former owner of New England Container. However, such indemnity is subject to a $2.0 million limit. We currently are unable to estimate the likelihood or extent of any liability; however, this matter may result in liability to New England Container that could have a material adverse effect on Russell-Stanley's financial condition and results of operations. See "Risk Factors--Environmental Matters."

Legal Proceedings


     As a result of a grand jury criminal investigation initiated by the Antitrust Division of the Department of Justice into price fixing in the steel drum industry prior to the acquisition of Russell-

Stanley by Vestar, our former Director of National Sales was indicted in October 1992 and convicted in February 1993 of conspiring to fix steel drum prices with certain of our competitors in the Eastern United States during a period preceding March 1990. As a result of the same investigation, William Lima, who had been President of Russell-Stanley prior to his termination in April 1993, was indicted in December 1994 and convicted in November 1995 of the same offense. Mr. Lima was sentenced in December 1996. In December 1997, Mr. Lima's conviction was affirmed on appeal by a three judge panel of the U.S. Court of Appeals, Third Circuit. Mr. Lima's petition for a rehearing of that decision was denied in January 1998. In June 1993, we negotiated a plea agreement with the Antitrust Division of the Department of Justice pursuant to which Russell-Stanley pled guilty to several counts relating to the price fixing investigation and subsequent information gathering processes and paid specified fines. In June 1992, we settled a private, class action lawsuit arising out of the price fixing investigation pursuant to which we paid monetary damages and attorneys' fees.

     In May 1993, Mr. Lima sued Russell-Stanley, Vestar and certain principals of Vestar who are directors of Russell-Stanley in New Jersey Superior Court for monetary damages which Mr. Lima estimates to be approximately $7.5 million and other specified relief. Mr. Lima alleges several causes of action arising out of Russell-Stanley's decision to treat his termination of employment as being for "cause" (as defined in a stock subscription agreement and a nonqualified stock option agreement between Mr. Lima and Russell-Stanley), and therefore to treat Mr. Lima's stock and options as being without value. Mr. Lima also alleges a cause of action for breach of contract arising out of our decision to cease paying Mr. Lima's legal fees in connection with the grand jury investigation. The defendants counterclaimed against Mr. Lima alleging common law fraudulent misrepresentation and common law fraudulent inducement in connection with our acquisition by Vestar and our agreement to enter into the aforementioned agreements with Mr. Lima. In March 1994, the New Jersey Superior Court entered an order staying all proceedings in this action pending the outcome of Mr. Lima's criminal proceeding. In June 1998, following the final resolution of Mr. Lima's criminal case, defendants moved to lift the stay and for partial summary judgment dismissing Mr. Lima's claims. On November 5, 1998, the New Jersey Superior Court entered an order vacating the stay. The Superior Court denied the partial summary judgment motion without prejudice subject to being renewed following limited discovery on the issue of the reasons for Mr. Lima's termination. After discovery was completed, defendants renewed their partial summary judgment motion. The motion will be fully briefed by April 9, 1999. We believe that Mr. Lima's suit is without merit and intend to continue to vigorously contest his suit.

     In addition to the foregoing proceedings, we are a party to various lawsuits arising in the ordinary course of business. None of these other lawsuits is believed to be material with respect to our results of operations or financial condition.

                                  MANAGEMENT


Directors and Executive Officers


     Our Directors and executive officers are as follows:


   Name                    Age                         Position
-------------------------- --    ----------------------------------------------------
   Robert L. Rosner        39    Chairman of the Board of Directors
   Robert L. Singleton     50    President, Chief Executive Officer, Secretary and
                                 Director
   Daniel W. Miller        48    Executive Vice President, Chief Financial Officer,
                                 Treasurer, Assistant Secretary and Director
   Mark E. Daniels         39    Executive Vice President, President of Container
                                 Management Services and Director
   Michael W. Hunter       42    Executive Vice President, President of Hunter Drums
                                 Limited and Director
   Gerard C. DiSchino      42    President New England Container
   Joseph P. Bevilaqua     43    Vice President, Container Manufacturing Division--
                                 Plastic Products
   John H. Hunter          52    Vice President, Operations and Engineering--
                                 Container Manufacturing Division
   David Garrison          59    Vice President, Container Manufacturing Division--
                                 Steel Products
   Kevin H. Kerchner       45    Vice President, Logistics and Planning
   Ronald M. Litchkowski   41    Vice President, Controller
   Norman W. Alpert        40    Director
   Vincent J. Buonanno     55    Director
   Todd N. Khoury          33    Director
   Leonard Lieberman       70    Director
   Kevin Mundt             45    Director
   Arthur J. Nagle         60    Director
   Vincent J. Naimoli      61    Director
   Daniel S. O'Connell     45    Director
   John W. Priesing        70    Director

     Robert L. Rosner is a Managing Director of Vestar and was a founding partner of Vestar at its inception in 1988. Mr. Rosner is Chairman of Russell-Stanley's Board of Directors. Mr. Rosner is also a director of Remington Products Company, L.L.C. a company in which Vestar has a significant equity interest. Mr. Rosner holds a B.A. from Trinity College and a M.B.A. from the University of Pennsylvania.

     Robert L. Singleton joined Russell-Stanley in 1996 as President and Chief Executive Officer. Prior to joining Russell-Stanley, Mr. Singleton served as Vice President-Materials and Vice President-Plastics Group of Rexam Inc., a subsidiary of Rexam plc, since 1992. From 1983 to 1992, Mr. Singleton held positions at GE Plastics, a division of General Electric Company, in global business development, marketing and product management, most recently serving as General Manager of General Electric's worldwide LEXAN business. Mr. Singleton holds a B.S.E. from Princeton University, a S.M. from M.I.T. and a M.B.A. from Harvard University.

     Daniel W. Miller joined Russell-Stanley in March 1995 and was appointed Senior Vice President and Chief Financial Officer in February 1996. Mr. Miller was appointed Senior Vice President, Finance and Chief Financial Officer in June 1996 and is currently Executive Vice President and Chief Financial Officer. Prior to May 1998, Mr. Miller was also a Managing Director of Vestar Resources, Inc., an affiliate of Vestar, which he joined in 1993. From 1990 to 1993, Mr. Miller held various executive positions and served as President of Harding Service Corporation, an affiliate of Wesray Capital Corporation. He has also held various executive financial positions with Forstmann Little & Co. and Dresser Industries, Inc. Mr. Miller is a C.P.A. and holds a B.S. from Northern Illinois University.

     Mark E. Daniels joined Russell-Stanley as Executive Vice President with the acquisition of Container Management Services in 1997. Mr. Daniels founded Container Management Services in 1991, and served as President of Container Management Services since its inception. In 1983, Mr. Daniels founded and managed LinTech, Inc. which provided ultra low temperature size reduction and classification of specialty products such as thermoplastics, pharmaceuticals and foodstuffs. LinTech was sold to Tanner Chemical/Chamberlain Phipps in 1986, where Mr. Daniels served as Division Manager from 1986 to 1991. Mr. Daniels holds a B.S. from Lehigh University.

     Michael W. Hunter joined Russell-Stanley as Executive Vice President and President of Hunter Drums Limited with the acquisition of Hunter Drums Limited in 1997. Mr. Hunter joined Hunter Drums Limited in 1979 and became President in 1984. Mr. Hunter holds a B.A. from the University of Western Ontario.

     Gerard C. DiSchino joined Russell-Stanley as President of New England Container with the acquisition of New England Container in 1998, where he became president in 1997. Prior to joining New England Container, Mr. DiSchino spent over 15 years in various positions with Norton Company, a division of Saint Gobain Corporation. Mr. DiSchino holds a B.A. from Boston College and a M.B.A. from Babson College.

     Joseph P. Bevilaqua joined Russell-Stanley as Vice President, Sales and Market Development in 1998. Mr. Bevilaqua is currently Vice President, Container Manufacturing Division--Plastic Products. Prior to joining Russell-Stanley, Mr. Bevilaqua was Executive Director, Engineered Products and Corporate Marketing of Woodbridge Foam Corporation. Mr. Bevilaqua has held a variety of product management and market development positions at GE Plastics, a division of General Electric Company. Mr. Bevilaqua holds a B.S. from the University of Tennessee.

     John H. Hunter joined Russell-Stanley in 1984 as a Vice President and was appointed Vice President--Plastics Division in 1986. Mr. Hunter is currently Vice President, Operations and Engineering--Container Manufacturing Division. Prior to joining Russell-Stanley, Mr. Hunter was a Plant Manager for ACT. Mr. Hunter holds a B.S. from the University of Strathclyde in Glasgow, Scotland.

     David Garrison joined Russell-Stanley as Vice President, Operations in 1991. Mr. Garrison is currently Vice President, Container Manufacturing Division--Steel Products. Prior to joining Russell-Stanley, Mr. Garrison was Vice President and General Manager at Eastern Steel Barrel Corp. From 1962 to 1978 he was employed by American Thermo Plastics Corporation, a subsidiary of Phillips Chemical Company. Mr. Garrison holds a B.S. from Lehigh University.

     Kevin H. Kerchner joined Russell-Stanley as Vice President, Operations with its acquisition of the plastics division of Smurfit Packaging Corporation in 1997. Mr. Kerchner is currently Vice President, Logistics and Planning. Prior to joining Russell-Stanley, Mr. Kerchner spent ten years with Smurfit Packaging Corporation in operating assignments in both plastics and fiber packaging. He has held various positions in finance and planning with Johnson Matthey PLC and Container Corporation of America. Mr. Kerchner holds a B.A. from Eastern Illinois University and a M.B.A. from Butler University.

     Ronald M. Litchkowski joined Russell-Stanley as Vice President, Controller in 1997. Prior to joining Russell-Stanley, Mr. Litchkowski was Vice President of Finance and Administration for the Institutional Products Division of Colgate-Palmolive Company, where he worked since 1989. Mr. Litchkowski is a C.P.A. and holds a B.S. from King's College.

     Norman W. Alpert is a Managing Director of Vestar and was a founding partner of Vestar at its inception in 1988. Mr. Alpert is Chairman of the Board of Directors of Advanced Organics, Inc., International AirParts Corporation and Aearo Corporation, and a director of Cluett American Corp., Siegel & Gale Holdings, Inc. and Remington Products Company L.L.C., all companies in which Vestar has a significant equity interest. Mr. Alpert holds an A.B. from Brown University.

     Vincent J. Buonanno is the Chairman and Chief Executive Officer of Tempel Steel Company of Chicago, a producer of magnetic steel laminations. Mr. Buonanno was the principal stockholder and President of New England Container from 1980 until 1997 and is a trustee of Brown University. Mr. Buonanno holds an A.B. from Brown University.

     Todd N. Khoury is a Vice President of Vestar and joined Vestar in 1993. Mr. Khoury is also a director of Siegel & Gale Holdings, Inc., a company in which Vestar has a significant equity interest. Mr. Khoury holds a B.A. from Yale University and a M.B.A. from Harvard University.

     Leonard Lieberman is a retired Chief Executive Officer of Supermarkets General Corporation and Outlet Communications Inc. Mr. Lieberman is also a director of Advanced Organics, Inc. and Reid Plastics Holdings, Inc., companies in which Vestar has a significant equity interest, Celestial Seasonings Inc., Republic New York Corporation, Republic National Bank of New York, Sonic Corp., and Nice-Pak Products, Inc. Mr. Lieberman holds a B.A. from Yale University, a J.D. from Columbia University and participated in the Advanced Management Program at Harvard University.

     Kevin Mundt is a Vice President, member of the Board of Directors, and head of the Retail, Consumer & Healthcare Group of Mercer Management Consulting. Prior to that, Mr. Mundt was a founding partner of Corporate Decisions, Inc., a Boston strategy consulting firm that focused on developing growth strategies in changing markets that later merged with Mercer. Mr. Mundt holds an A.B. from Brown University and holds a M.B.A. from Harvard University.

     Arthur J. Nagle is a Managing Director of Vestar and was a founding partner of Vestar at its inception in 1988. Mr. Nagle is a director of Aearo Corporation and Remington Products Company, L.L.C., both companies in which Vestar has a significant equity interest. Mr. Nagle holds a B.S. from Pennsylvania State University and a M.B.A. from Columbia University.

     Vincent J. Naimoli is the Chairman, President and Chief Executive Officer of Anchor Industries International. Mr. Naimoli is also Managing General Partner and Chief Executive Officer of the Tampa Bay Devil Rays, Ltd. Major League Baseball Club and a director of Florida Progress and Players International Inc. Mr. Naimoli holds a B.S.M.E. from the University of Notre Dame, a M.S.M.E. from New Jersey Institute of Technology, a M.B.A. from Fairleigh Dickinson University and participated in the Advanced Management Program at Harvard University.

     Daniel S. O'Connell is the founder and Chief Executive Officer of Vestar. Mr. O'Connell is a director of Advanced Organics, Inc., Aearo Corporation, Cluett American Corp., Insight Communications Company, L.P., Remington Products Company L.L.C. and Siegel & Gale Holdings, Inc., all companies in which Vestar has a significant equity interest. Mr. O'Connell holds an A.B. from Brown University and a M.P.P.M. from Yale University.

     John W. Priesing is the Chief Executive Officer of Advanced Organics, Inc., a company in which Vestar has a significant equity interest. Mr. Priesing was Russell-Stanley's Chairman from 1993 to 1997 and President and Chief Executive Officer from 1993 to 1996. Prior to joining Russell-Stanley, Mr. Priesing served as President and Chief Executive Officer of Axel Johnson Inc. From 1973 to 1978, Mr. Priesing was group vice president and director of Phelps Dodge Industries. Mr. Priesing holds a B.A. from Amherst College and a M.B.A. from Harvard University.


Board Compensation


     All directors are reimbursed for their usual and customary expenses incurred in attending all Board and committee meetings. Except for Mark Daniels, directors who are also employees of ours or Vestar do not receive remuneration for serving as directors. Mr. Daniels receives $25,000 per year for his service as a director. Each other director of the Board receives $15,000 per year for his service as a director, $2,000 for each meeting of the Board attended in person (or $1,000 for each meeting of the Board attended by teleconference) and $1,000 for each committee meeting attended in person (or $500 for each committee meeting attended by teleconference).


Executive Compensation


     The following table sets forth certain summary information concerning compensation for services in all capacities awarded to, earned by or paid to our Chief Executive Officer and each of our other four most highly compensated executive officers whose aggregate cash and cash equivalent compensation exceeded $100,000 (collectively, the "Named Executive Officers"), with respect to the year ended December 31, 1998.

                          Summary Compensation Table


                                                                         Long Term Compensation
                                                                        ------------------------
                                           Annual Compensation             Awards       Payouts
                                     --------------------------------   ------------   ---------
                                                                         Securities                    All Other
                                                                         Underlying       LTIP          Compen-
         Name and                                                          Options      Payouts         sation
    Principal Position       Year      Salary ($)        Bonus ($)           (#)          ($)           ($)(1)
-------------------------   ------   -------------   ----------------   ------------   ---------   ----------------
Robert L. Singleton         1998       310,000            100,000          35,000       31,250          129,688(2)
 President and Chief
 Executive Officer
Daniel W. Miller            1998       247,308(3)         125,000(4)       15,000
 Executive Vice
 President and Chief
 Financial Officer
Mark E. Daniels             1998       225,000             25,000          17,500                       795,000(5)
 Executive Vice
 President and President
 of Container
 Management Services
Michael W. Hunter           1998       238,319(6)          94,470(7)       17,500                       469,000(8)
 Executive Vice
 President and President
 of Hunter Drums Limited
John H. Hunter              1998       166,000             60,000           3,000       41,667            3,760(9)
 Vice President,
 Operations and
 Engineering--Container
 Manufacturing Division

----------

(1) Russell-Stanley maintains a group life insurance policy under which certain employees, including all of the Named Executive Officers, receive life insurance with a death benefit equal to the lesser of the employee's salary and $300,000. The premiums paid in respect of any individual are not significant.

    During 1998, Russell-Stanley maintained a defined contribution plan under which contributions are made annually in respect of certain employees, including Mr. Singleton and John H. Hunter. The contributions under this plan in respect of 1998 have not been determined.

(2) Represents payment of $124,688 by Russell-Stanley in reimbursement of expenses incurred by Mr. Singleton in connection with his relocation to New Jersey and a contribution of $5,000 by Russell-Stanley under Russell-Stanley's 401(k) Savings Plan.

(3) Represents payment by Russell-Stanley of $75,000 to Vestar in consideration for Mr. Miller's services as Russell-Stanley's Senior Vice President and Chief Financial Officer from January through May 1998 and the payment by Russell-Stanley of $172,308 to Mr. Miller as salary in respect of the period from May through December 1998. Prior to May 1998, Russell-Stanley made all payments in respect of Mr. Miller's services to Vestar. See "Certain Relationships and Related Party Transactions."

(4) Represents a bonus of $100,000 paid by Russell-Stanley and a payment of $25,000 from Vestar.

(5) Represents payment of $770,000 by Russell-Stanley pursuant to a stay/pay agreement and payment of $25,000 by Russell-Stanley for Mr. Daniels' service as a director. See "--Employment Contracts" and "--Board Compensation."

(6) Mr. Hunter's salary is $355,700 (Canadian) per year. The amount reflected in the table represents this amount converted at the rate of 0.67 U.S. dollars per Canadian dollar.

(7) Mr. Hunter's bonus for 1998 was $141,000 (Canadian). The amount reflected in the table represents this amount converted at the rate of 0.67 U.S. dollars per Canadian dollar.

(8) Represents payment by Russell-Stanley of $700,000 (Canadian) pursuant to a stay/pay agreement. The amount reflected in the table represents this amount converted at the rate of 0.67 U.S. dollars per Canadian dollar. See "--Employment Contracts."

(9) Represents a contribution by Russell-Stanley under Russell-Stanley's 401(k) Savings Plan.


Stock Option Grants


     During the year ended December 31, 1998, Russell-Stanley granted a total of 88,000 stock options to the Named Executive Officers. The following table sets forth the grants for each Named Executive Officer during the year ended December 31, 1998.



                                            Option Grants in 1998
                             Number
                               of                                                        Potential Realizable
                           Securities     % of Total                                       Value at Assumed
                           Underlying       Options       Exercise                         Annual Rates of
                             Options      Granted to      or Base                            Stock Price
                             Granted       Employees       Price         Expiration        Appreciation for
           Name              (#)(1)     in Fiscal Year   ($/Share)          Date           Option Term ($)
------------------------- ------------ ---------------- ----------- ------------------- ----------------------
                                                                                             5%         10%
Robert L. Singleton .....    35,000           27.9          50.00   February 25, 2008    1,100,400  2,789,150
Daniel W. Miller ........    15,000           11.9          50.00   May 17, 2008           471,600  1,195,350
Mark E. Daniels .........    17,500           13.9          50.00   February 25, 2008      550,200  1,394,575
Michael W. Hunter .......    17,500           13.9          50.00   February 25, 2008      550,200  1,394,575
John H. Hunter ..........     3,000            2.4          50.00   February 25, 2008       94,320    239,070

----------

(1) Grants consist of stock options which become exercisable in five equal annual installments commencing one year after the date of grant and become immediately exerciseable in the event of a change in control or an initial public offering of Russell-Stanley's Common Stock or other voting securities. A change of control will occur on (i) the date Vestar ceases to beneficially own a majority of the voting power of Russell-Stanley and cannot elect a majority of our Board of Directors, (ii) subsequent to an initial public offering, the date any person other than Vestar beneficially owns more than 35% of the voting power of Russell-Stanley and Vestar beneficially owns less voting power than such person or (iii) the date that the continuing members of the Board of Directors cease to constitute a majority of the Board of Directors during a two-year period.

Option Exercises and Year-End Holdings


     During the year ended December 31, 1998, none of the Named Executive Officers exercised their stock options. The following table sets forth certain information with respect to unexercised stock options held by each Named Executive Officer as of December 31, 1998.



                                      Number of Securities         Value of Unexercised In-the-
                                     Underlying Unexercised              Money Options at
                                       Options at Fiscal                 Fiscal Year-End
                                            Year-End                Unexercisable/Exercisable
             Name                Unexercisable/Exercisable (#)                ($)(1)
-----------------------------   -------------------------------   -----------------------------

Robert L. Singleton .........            51,427/12,561                   476,383/364,269
Daniel W. Miller ............             18,650/8,000                         0/296,000
Mark E. Daniels .............            49,719/15,869                               0/0
Michael W. Hunter ...........                 17,500/0                               0/0
John H. Hunter ..............             3,000/16,000                         0/592,000

----------

(1) Values have been determined assuming a fair market value of $45.00 per share of Russell-Stanley's Common Stock based on the most recent third-party valuation of Russell-Stanley's equity value.

Long-Term Incentive Plan


     We maintain a performance unit incentive plan for certain key employees, including the Named Executive Officers. During the year ended December 31, 1998, Russell-Stanley awarded a total of 9,675 units to the Named Executive Officers and established a target EBITDA for the three-year period from January 1, 1998 through December 31, 2000 pursuant to the plan. Each unit has a value of $100.00 if the EBITDA target is achieved. This per unit value will be prorated down to $25.00 if less than 100% but more than 85% of the EBITDA target is achieved. The units will have no value if less than 85% of the EBITDA target is achieved. The per unit value will be prorated up to $200.00 if the EBITDA target is exceeded by up to 25%. There is no increase in the per unit value for achieving EBITDA in excess of 125% of the target amount. The unit payments will be made in three equal annual installments in 2001, 2002 and 2003, provided that the relevant Named Executive Officer is employed by Russell-Stanley on the payment dates. The following table sets forth certain information with respect to the units granted to each Named Executive Officer.


                    Long-Term Incentive Plan Awards in 1998




                                                             Estimated Future Payouts
                                                          ------------------------------
                             Number       Performance
                               of            Period        Threshold    Target   Maximum
           Name            Units (#)      Until Payout        ($)        ($)       ($)
------------------------- ----------- ------------------- ----------- --------- --------
                                      January 1, 1998-
Robert L. Singleton .....   2,325     December 31, 2000    197,625    232,500   465,000
                                      January 1, 1998-
Daniel W. Miller ........   2,100     December 31, 2000    178,500    210,000   420,000
                                      January 1, 1998-
Mark E. Daniels .........   1,875     December 31, 2000    159,375    187,500   375,000
                                      January 1, 1998-
Michael W. Hunter .......   1,875     December 31, 2000    159,375    187,500   375,000
                                      January 1, 1998-
John H. Hunter ..........   1,500     December 31, 2000    127,500    150,000   300,000

Employment Contracts


     Robert L. Singleton entered into an employment agreement with Russell-Stanley on September 20, 1996. Pursuant to the agreement, Mr. Singleton received an initial annual base salary of $275,000, subject to discretionary increases. Mr. Singleton is also entitled to annual incentive bonuses and is eligible to participate in our long-term incentive program. The employment agreement renews annually unless Russell-Stanley elects not to renew.

     Mark E. Daniels entered into an employment agreement with Russell-Stanley on July 23, 1997. Pursuant to the agreement, Mr. Daniels received an initial annual base salary of $225,000, subject to discretionary increases. Mr. Daniels is also entitled to annual incentive bonuses and is eligible to participate in our long-term incentive program. The employment agreement has an initial term of three years which is automatically renewed for one-year periods unless 60 days prior written notice is given by either Mr. Daniels or Russell-Stanley. In the event Mr. Daniels' employment is terminated by Russell-Stanley without cause, Mr. Daniels would be entitled to receive a cash lump sum payment in respect of compensation earned but not yet paid, as well as a severance payment in an amount equal to the sum of (x) one year's base salary and (y) the product of (i) Mr. Daniels' bonus for the fiscal year ended prior to his termination of employment and (ii) a fraction, the numerator of which is the number of days passed in the current fiscal year prior to this termination and the denominator of which is 365.

     Mr. Daniels also entered into a separate agreement with Russell-Stanley on July 23, 1997 providing him with additional monetary incentive to remain an employee of Container Management Services through July 23, 2000. This agreement provides for Mr. Daniels to receive $770,000 annually through July 23, 2000. In addition, in the event Mr. Daniels' employment is terminated by Russell-Stanley without cause, we would continue to make these payments.

     Michael W. Hunter entered into an employment agreement with Russell-Stanley on October 30, 1997. Pursuant to the agreement, Mr. Hunter received an initial annual base salary of $345,000 (Canadian), subject to discretionary increases. Mr. Hunter is also entitled to annual incentive bonuses and is eligible to participate in our long-term incentive program. The employment agreement has an initial term of five years which is automatically renewed for one-year periods unless 60 days prior written notice is given by either Mr. Hunter or Russell-Stanley. In the event Mr. Hunter's employment is terminated by Russell-Stanley without cause, Mr. Hunter would be entitled to receive a cash lump sum payment in respect of compensation earned but not yet paid, as well as a severance payment in an amount equal to the sum of (x) a multiple (ranging from 1 1/2 to 3) of one year's base salary and (y) the product of (i) the target bonus in respect of the fiscal year in which Mr. Hunter's termination of employment occurs and (ii) a fraction, the numerator of which is the number of days lapsed in the current fiscal year prior to his termination and the denominator of which is 365.

     Mr. Hunter also entered into a separate agreement with Hunter Drums Limited on October 30, 1997 providing him with additional monetary incentive to remain an employee of Hunter Drums Limited through October 30, 2003. This agreement provides for Mr. Hunter to receive monthly payments of $58,334 (Canadian) through October 30, 2001 and then $37,500 (Canadian) monthly thereafter, through October 30, 2003. In addition, in the event Mr. Hunter's employment is terminated by Russell-Stanley or Hunter Drums Limited without cause, Mr. Hunter would be entitled to receive (i) 75% of the aggregate payments remaining to be made pursuant to the previous sentence in equal monthly installments during the first 50% of the remaining term of the agreement and (ii) the remaining 25% of such aggregate payments on October 30, 2003. In the event of a change of control (as defined in the agreement), Mr. Hunter would be entitled to receive a single lump sum payment equal to the present value of the remaining payments due under the agreement.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information concerning the beneficial ownership shares of our Common Stock on March 23, 1999 by (i) each person known by us to be the beneficial owner of more than 5% of any class of our Common Stock, (ii) each director who is a shareholder, (iii) our Chief Executive Officer and each of our Named Executive Officers, and (iv) all of our executive officers and directors as a group:



                                                   Number of Shares       Percentage of Shares
          Name of Beneficial Owner              Beneficially Owned(a)       Outstanding (a)
--------------------------------------------   -----------------------   ---------------------
5% Stockholders
Vestar Capital Partners III, L.P. ..........   1,163,637                 53.55 %
 245 Park Avenue
 New York, New York 10167
Vestar/R-S Investment, L.P. ................   490,000                   22.55 %
 245 Park Avenue
 New York, New York 10167
New York Life Insurance Company ............   290,909                   13.39 %
 51 Madison Avenue
 New York, New York 10010
Vestar Portfolio Investments, L.P. .........    29,318                    1.35 %
 245 Park Avenue
 New York, New York 10167
Officers and Directors
Robert L. Rosner(b) ........................        --                      --
Robert L. Singleton ........................    19,561(c)                    *
Daniel W. Miller ...........................    11,000(d)                    *
Mark E. Daniels ............................    19,369(e)                    *
Michael W. Hunter ..........................     3,500(f)                    *
John H. Hunter .............................    20,725(g)                    *
Norman W. Alpert(b) ........................        --                      --
Vincent J. Buonanno ........................    24,243                    1.12 %
Leonard Lieberman ..........................     3,160                       *
Arthur J. Nagle(b) .........................        --                      --
Vincent J. Naimoli .........................     3,160                       *
Daniel S. O'Connell(b) .....................        --                      --
John W. Priesing ...........................    22,000(h)                 1.00 %
All officers and directors as a group
 (20 persons) ..............................   130,128(i)                 5.74 %

----------

 * Less than one percent.

(a) The amounts and percentage of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the regulations, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic interest.

(b) Mr. O'Connell is the President and Chief Executive Officer and Messrs. Rosner, Nagle and Alpert are Vice Presidents of Vestar Associates Corporation III. Vestar Associates Corporation III is the sole general partner of Vestar Associates III, L.P., and Vestar Associates III, L.P. is the sole general partner of Vestar Capital Partners III, L.P., which owns 1,163,637 shares of our Common Stock. Messrs. O'Connell, Rosner, Nagle and Alpert, as executive officers of Vestar Associates Corporation III, may be deemed to share beneficial ownership of such shares. Each of these individuals disclaims such beneficial ownership.

   Messrs. Alpert, Nagle and O'Connell are general partners of Vestar/R-S Investment, L.P. which owns 490,000 shares of our Common Stock. Messrs. Alpert, Nagle and O'Connell, as general partners of Vestar/R-S Investment, L.P., may be deemed to share beneficial ownership of such shares. Each of these individuals disclaims such beneficial ownership.

   Messrs. Alpert and O'Connell are general partners of Vestar/MAG Investment L.P. Vestar/MAG Investment L.P. is the sole general partner of Vestar Portfolio Investments, L.P., which owns 29,318 shares of our Common stock. Messrs. Alpert and O'Connell, as general partners of Vestar/MAG Investment L.P., may be deemed to share beneficial ownership of such shares. Each of these individuals disclaims such beneficial ownership.

(c) Includes currently exercisable options to purchase 19,561 shares of Common Stock.

(d) Includes currently exercisable options to purchase 11,000 shares of Common Stock.

(e) Includes currently exercisable options to purchase 19,369 shares of Common Stock.

(f) Includes currently exercisable options to purchase 3,500 shares of Common Stock.

(g) Includes currently exercisable options to purchase 16,600 shares of Common Stock.

(h) Includes currently exercisable options to purchase 22,000 shares of Common Stock.

(i) Includes currently exercisable options to purchase 95,440 shares of Common Stock.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     On July 23, 1997, we entered into a management agreement with Vestar. Pursuant to the management agreement, Vestar provides us with certain advisory and consulting services for an annual fee equal to the greater of $225,000 or 0.25% of our net sales for such fiscal year, plus reimbursement of out-of-pocket expenses. The management agreement terminates at such time as Vestar and its affiliates hold, in the aggregate, less than 10% of the voting power of our outstanding voting stock. See "Ownership of Common Stock." In addition to the fees based on net sales for advisory and consulting services, in 1998 we paid Vestar $160,000 for consulting services in connection with our acquisition of New England Container and approximately $224,000 in reimbursement of out-of-pocket expenses.

     Prior to May 1998, Daniel W. Miller, our Executive Vice President and Chief Financial Officer and one of our directors, was a Managing Director of Vestar Resources, Inc., an affiliate of Vestar. Between February 1996 when Mr. Miller became our Senior Vice President and Chief Financial Officer and May 1998 when Mr. Miller became a full-time employee of Russell-Stanley, we paid Vestar at the rate of $150,000 per year for Mr. Miller's services as our Senior Vice President and Chief Financial Officer. Pursuant to this arrangement, we paid Vestar $75,000 in respect of Mr. Miller's services for the period from January through May 1998.

     Kevin Mundt, one of our directors, is a Vice President, member of the Board of Directors and head of the Retail, Consumer & Healthcare Group of Mercer Management Consulting ("Mercer"). In 1998, we engaged Mercer to provide consulting services to Container Management Services, for which we paid Mercer approximately $189,000. In 1998 we also engaged Mercer to provide consulting services to Russell-Stanley, for which we paid Mercer approximately $272,000.

     In June 1998, Russell-Stanley made an interest-free loan in the amount of $77,000 to David Garrison, one of our executive officers, in connection with Mr. Garrison's relocation to our headquarters in Bridgewater, New Jersey. Mr. Garrison repaid the loan in full in August 1998.

     In July 1998, Russell-Stanley acquired all of the capital stock of New England Container from Vincent J. Buonanno, one of our directors, for $14 million in cash and 24,243 shares of our Common Stock. The consideration was determined based on negotiations between Russell-Stanley and Mr. Buonanno and was approved by Russell-Stanley's board of directors. Under the terms of the transaction, Russell-Stanley and Mr. Buonanno have agreed to indemnify each other for certain losses pursuant to customary indemnification provisions.

     We have entered into a consulting agreement with Mr. Buonanno. In consideration for his advising us on matters relating to the steel drum reconditioning business, we will pay Mr. Buonanno four payments of $250,000 each prior to December 31, 2001.

     New York Life Insurance Company, one of our 5% stockholders, and New York Life Insurance and Annuity Corporation, an affiliate of New York Life Insurance Company, were lenders under our former senior credit agreement, with an aggregate term loan commitment of $20.0 million which bore interest at 9.48% per annum. This term loan remains outstanding under our senior credit facility bearing the same interest rate and will mature in two equal installments in June 2006 and June 2007. We are required to offer to repay the term loan with the proceeds from the sale of certain assets and with the proceeds from certain issuances of our equity securities. We can also make optional prepayments. Mandatory and optional prepayments are subject to certain prepayment premiums. In connection with the execution of our senior credit facility, we paid fees of approximately $100,000 to these lenders.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

     Our senior credit facility is provided by a syndicate of banks and other financial institutions led by BankBoston N.A., as administrative agent, and Goldman Sachs Credit Partners L.P., as syndication agent. Our senior credit facility provides for a $25.0 million term loan and $75.0 million of revolving credit availability. The equivalent of U.S. $15.0 million of such revolving indebtedness is available for borrowings in Canadian dollars by our Canadian subsidiary, Hunter Drums Limited. The term loan will mature in two equal installments in June 2006 and June 2007. The outstanding revolving credit indebtedness and the revolving credit commitment will mature in February 2004.

     The term loan bears interest at 9.48% per annum. Revolving indebtedness bears interest at a combination of domestic source and Eurodollar borrowing rates which fluctuate based on our EBITDA and debt levels.

     We pay a commitment fee at a rate equal to 0.50% per annum on the undrawn portion of the revolving credit commitments. Following the first fiscal quarter of 2000, the commitment fee adjusts quarterly depending on the undrawn portion of the revolving credit commitments.

     We must repay indebtedness under our senior credit facility with the proceeds from the sale of certain assets and with the proceeds from certain issuances of our equity securities. We can also make optional prepayments on the term loan. Mandatory and optional prepayments are subject to certain prepayment premiums.

     Except for the obligations of Hunter Drums Limited, the obligations under our senior credit facility are joint and several obligations of our material domestic subsidiaries. The obligations of Hunter Drums Limited under our senior credit facility are unconditionally and irrevocably guaranteed by us and our material domestic subsidiaries. In addition, our senior credit facility is secured by first priority or equivalent security interests in substantially all of our assets, including all the capital stock of, or other equity interests in, our domestic subsidiaries and 65% of the capital stock of, or other equity interests in, our foreign subsidiaries (to the extent permitted by applicable contractual and legal provisions). See "Description of the Notes--Subordination" and "Risk Factors--Subordination."

     Our senior credit facility contains a number of customary covenants and restrictions that will restrict our ability to incur additional indebtedness, incur liens, make capital expenditures, enter into certain related party transactions, pay dividends, enter into mergers and consolidations, sell assets, make acquisitions and otherwise restrict corporate activities. In addition, under our senior credit facility we are required to comply with specified financial ratios and tests, including minimum interest coverage ratios and maximum senior leverage ratios.

     We maintain an interest rate collar in an aggregate notional principal amount of $45.0 million to hedge interest rate risk. Under this collar, if the actual LIBOR rate at the specified measurement date is greater than a ceiling rate stated in the collar agreement, the lender pays us the differential interest expense. If the actual LIBOR rate is lower than the floor rate stated in the collar agreement, we pay the lender the differential interest expense. The interest rate collar terminates on November 30, 2000.

                              THE EXCHANGE OFFER

General


     We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), to exchange up to $150.0 million aggregate principal amount of exchange notes for a like aggregate principal amount of outstanding notes properly tendered on or prior to the expiration date and not withdrawn as permitted pursuant to the procedures described below. The exchange offer is being made with respect to all of the outstanding notes.


Purpose and Effect of the Exchange Offer


     The outstanding notes were issued on February 10, 1999, in a transaction exempt from the registration requirements of the Securities Act of 1933. Accordingly, the outstanding notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 is available.

     In connection with the issuance and sale of the outstanding notes, we entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes, in which we and our subsidiaries guaranteeing the outstanding notes agreed, among other things:

   o to use our reasonable best efforts to file with the Securities and Exchange Commission, within 75 days of February 10, 1999, a registration statement under the Securities Act of 1933 relating to an exchange offer of Notes whose terms are described immediately below;

     The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes:

        o will be freely tradeable by virtue of their registration under the Securities Act of 1933,

        o will not bear legends restricting their transfer, will not be subject to any additional obligations regarding registration under the Securities Act of 1933 and

        o will not be subject to the special interest payments described in "Description of Notes--
          Registration Covenant; Exchange Offer."

          The exchange notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under the Indenture;

   o to use our reasonable best efforts to cause the registration statement to become effective as soon as practicable, but no later than 225 days after February 10, 1999; and

   o to commence the exchange offer promptly after the Exchange Offer Registration Statement has become effective, hold the offer open for at least 30 days, and exchange the exchange notes for all outstanding notes validly tendered and not withdrawn before the expiration of the offer.

We are making this exchange offer in order to satisfy our obligations with respect to the exchange and registration rights agreement. A copy of the exchange and registration rights agreement has been filed as an exhibit to the registration statement.

     The term "holder," with respect to the exchange offer, means any person in whose name outstanding notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose outstanding notes are held of record by The Depository Trust Company. Other than pursuant to the exchange and registration rights agreement, we are not required to file any registration statement to register any outstanding notes which remain outstanding. Holders of outstanding notes who do not tender their outstanding notes or whose outstanding notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act of 1933, if they wish to sell their outstanding notes.

     If we fail to comply with certain obligations under the exchange and registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes. Please read the section captioned "Description of Notes--Registration Covenant; Exchange Offer" for more details regarding the exchange and registration rights agreement.

     Each holder of outstanding notes that wishes to exchange such outstanding notes for transferable exchange notes in the exchange offer will be required to represent to us that, among other things:

   o any exchange notes that the holder receives will be acquired in the ordinary course of its business;

   o such holder has no arrangement with any person to participate in, and does not intend to engage in, the distribution of the exchange notes;

   o if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes;

   o such holder is not our "affiliate," as defined in Rule 405 of the Securities Act of 1933, or if it is our affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act of 1933; and

   o if the holder is a person in the United Kingdom, that its ordinary activities involve it in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of its business.

Resale of Exchange Notes


     Based on interpretations of the staff of the Securities and Exchange Commission set forth in no-action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, if:

   o any exchange notes that the holder receives will be acquired in the ordinary course of its business;

   o the holder has no arrangement to participate in the distribution of such exchange notes; and

   o such holder is not our "affiliate," as defined in Rule 405 of the Securities Act of 1933, or if it is our affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act of 1933.

     See "K-III Communications Corporation," SEC No-Action Letter (available May 14, 1993); "Mary Kay Cosmetics, Inc.," SEC No-Action Letter (available June 5, 1991); "Morgan Stanley & Co., Incorporated," SEC No-Action Letter (available June 5, 1991); and "Exxon Capital Holdings Corporation," SEC No-Action Letter (available May 13, 1988).

     Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes

   o cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

   o must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction.

     This prospectus may be used for an offer to resell, resale or other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer


     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes:


   o will be freely tradeable by virtue of their registration under the Securities Act of 1933,

   o will not bear legends restricting their transfer, will not be subject to any additional obligations regarding registration under the Securities Act of 1933 and

   o will not be subject to the special interest payments described in "Description of Notes--
     Registration Covenant; Exchange Offer."

     The exchange notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under the Indenture.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $150.0 million aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture relating to the outstanding notes and the exchange and registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the exchange and registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Certain Conditions to the Exchange Offer."

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "--Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments


     The exchange offer will expire at 5:00 p.m., New York City time on , 1999, unless in our sole discretion, we extend it.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

   o to delay accepting for exchange any outstanding notes;

   o to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

   o subject to the terms of the exchange and registration rights agreement, to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of such delay to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of outstanding notes of such amendment.

     Without limiting the manner in which the we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

Certain Conditions to the Exchange Offer


     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in our reasonable judgment:

   o any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority, or any injunction, order or decree is issued with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

   o any change (or any development involving a prospective change) shall have occurred or been threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects that is or may be adverse to us, or we shall have become aware of facts that have or may have adverse significance with respect to the value of the outstanding notes or the exchange notes or that may materially impair the contemplated benefits of the exchange offer to us; or

   o any law, rule or regulation or applicable interpretations of the staff of the Securities and Exchange Commission is issued or promulgated which, in our good faith determination, do not permit us to effect the exchange offer; or

   o any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer; or

   o there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

   o there shall occur a change in the current interpretation by the staff of the Securities and Exchange Commission which permits the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such exchange notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such exchange notes.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us (i) the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution" and (ii) such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act of 1933.

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the rights above, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.


Procedures for Tendering


     Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

   o complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

   o comply with The Depository Trust Company's Automated Tender Offer Program procedures described below.

     In addition, either:

   o the exchange agent must receive outstanding notes along with the letter of transmittal; or

   o the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at The Depository

     Trust Company according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

   o the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes; either:

   o make appropriate arrangements to register ownership of the outstanding notes in such owner's name; or

   o obtain a properly completed bond power from the registered holder of outstanding notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the outstanding notes tendered pursuant thereto are tendered:

   o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

   o for the account of an eligible institution.

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

     The exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company's system may use The Depository

Trust Company's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing The Depository Trust Company to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. The Depository Trust Company will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by The Depository Trust Company, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

   o The Depository Trust Company has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of such book-entry confirmation;

   o such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

   o the agreement may be enforced against such participant.

     We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

   o outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at The Depository Trust Company; and

   o a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.


Terms and Conditions of the Letter of Transmittal


     The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

     The party tendering outstanding notes for exchange (the "Transferor") exchanges, assigns and transfers the outstanding notes to us and irrevocably constitutes and appoints the exchange agent as the Transferor's agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of such tendered outstanding notes, and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes or transfer ownership of such outstanding notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered outstanding notes by us and the issuance of exchange notes in exchange therefor shall constitute performance in full by us and our subsidiaries guaranteeing the outstanding notes of certain obligations under the exchange and registration rights agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     By signing the letter of transmittal, each tendering holder of outstanding notes will represent to us that, among other things:

   o any exchange notes that the holder receives will be acquired in the ordinary course of its business;

   o the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

   o if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes;

   o such holder is not our "affiliate," as defined in Rule 405 of the Securities Act of 1933, or if it is our affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act of 1933; and

   o if the holder is a person in the United Kingdom, that its ordinary activities involve it in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of its business.


Book-Entry Transfer


     The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in The Depository Trust Company's system may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer such outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at The Depository Trust Company or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.


Guaranteed Delivery Procedures


     Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under The Depository Trust Company's Automated Tender Offer Program prior to the expiration date may tender if:

   o the tender is made through an eligible institution;

   o prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery setting forth the name and address of the holder, the registered number(s) of such outstanding notes, if applicable, and the principal amount of outstanding notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

   o the exchange agent receives such properly completed and executed letter of transmittal (or facsimile thereof), as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.


Withdrawal of Tenders


     Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to the expiration date.

     For a withdrawal to be effective:

   o the exchange agent must receive a written notice (which may be by telegram, telex, facsimile transmission or letter) of withdrawal at one of the addresses set forth below under "--
     Exchange Agent", or

   o holders must comply with the appropriate procedures of The Depository Trust Company's Automated Tender Offer Program system.

     Any such notice of withdrawal must:

   o specify the name of the person who tendered the outstanding notes to be withdrawn;

   o identify the outstanding notes to be withdrawn (including the principal amount of such outstanding notes); and

   o where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

   o the serial numbers of the particular certificates to be withdrawn; and

   o a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

     If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have validity tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company according to the procedures described above, such outstanding notes will be credited to an account maintained with The Depository Trust Company for outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.


Exchange Agent


     The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:


  For Delivery by Registered or Certified Mail:                 For Overnight Delivery Only or by Hand:
                  The Bank of New York                                    The Bank of New York
                    101 Barclay Street                                     101 Barclay Street
                New York, New York 10286                                New York, New York 10286
                Attn: Reorganization Unit                              Attn: Reorganization Unit
                         By Facsimile Transmission (for eligible institutions only):
                                            TheBank of New York
                                              (212) 815-6339
                                       Attn: Reorganization Unit

Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the address and telephone number set forth in the letter of transmittal.

Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.


Fees and Expenses


     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $450,000. They include:

   o registration fees of the Securities and Exchange Commission;

   o fees and expenses of the exchange agent and trustee;

   o accounting and legal fees and printing costs; and

   o related fees and expenses.

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

   o certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

   o tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

   o a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer, then the tendering holder will be required to pay any such transfer taxes (whether imposed on the registered holder or any other persons). If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.


Transfer Taxes


     Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.


Consequences of Failure to Exchange


     Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

   o as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws; and

   o otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

     In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act of 1933, or if the offer or sale is exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act of 1933. Based on interpretations of the staff of the Securities and Exchange Commission, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933) without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

   o could not rely on the applicable interpretations of the Securities and Exchange Commission; and

   o must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction.


Accounting Treatment


     We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the related debt.

Other


     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                             DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Holdings" refers only to Russell-Stanley Holdings, Inc. and not to any of its subsidiaries.

     The outstanding notes were issued and the exchange notes will be issued under an Indenture (the "Indenture") among Holdings, the Guarantors and The Bank of New York, as trustee (the "Trustee"). Upon the issuance of the exchange notes, the Indenture will be subject to and governed by the Trust Indenture Act of 1939. All references to the Notes are to the outstanding notes and the exchange notes collectively. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. The Indenture is an exhibit to the registration statement of which this prospectus is a part.


Brief Description of the Notes and the Guarantees


      The Notes


     The Notes:

   o are general unsecured obligations of Holdings;

   o are subordinated in right of payment to all existing and future Senior Debt of Holdings;

   o are senior in right of payment to any future subordinated Indebtedness of Holdings; and

   o are unconditionally guaranteed by the Guarantors.


      The Guarantees


     The Notes are guaranteed by the following Subsidiaries of Holdings:

     Russell-Stanley Corp., Container Management Services, New England Container, Russell-Stanley, Inc., RSLPCO, Inc. and Russell-Stanley, L.P.

     The Guarantees of the Notes:

   o are general unsecured obligations of each Guarantor;

   o are subordinated in right of payment to all existing and future Senior Debt of each Guarantor; and

   o are senior in right of payment to any future subordinated Indebtedness of each Guarantor.

     At February 10, 1999, Holdings and the Guarantors had total Senior Debt outstanding of approximately $38.3 million. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the Notes and under the Guarantees are subordinated to the payment of Senior Debt. The Indenture permits us and the Guarantors to incur additional Senior Debt.

     Currently, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries do not guarantee the Notes.

     Not all of our Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. At December 31, 1998, assuming that we completed the offering of the outstanding notes and made the initial borrowings under our senior credit facility and applied the net proceeds as intended, the total liabilities (including trade payables) of our non-guarantor Subsidiary would have been approximately $17.3 million. Our non-guarantor Subsidiary generated approximately 13.1% of our consolidated revenues in the year ended December 31, 1998 and held approximately 11.7% of our consolidated assets as of December 31, 1998. See "Note 21--Guarantor Subsidiaries" to our consolidated financial statements included at the back of this prospectus for more detail about the division of our consolidated revenues and assets between our guarantor and non-guarantor subsidiaries.


Principal, Maturity and Interest


     Holdings may issue Notes with a maximum aggregate principal amount of $225.0 million under the Indenture, of which $150.0 million aggregate principal amount of outstanding notes were issued on the Issue Date. The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes:

   o will be freely tradeable by virtue of their registration under the Securities Act of 1933,

   o will not bear legends restricting their transfer, will not be subject to any additional obligations regarding registration under the Securities Act of 1933 and

   o will not be subject to the special interest payments described in "--Registration Covenant; Exchange Offer."

     The exchange notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under the Indenture. The Notes will mature on February 15, 2009.

     Interest on the Notes will accrue at the rate of 10.875% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 1999. Holdings will make each interest payment to the Holders of record of the Notes on the immediately preceding February 1 and August 1.

     Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


Methods of Receiving Payments on the Notes


     If a Holder has given wire transfer instructions to Holdings, Holdings will make all principal, premium and interest payments on the Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless Holdings elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.


Paying Agent and Registrar for the Notes


     The Trustee will initially act as Paying Agent and Registrar. Holdings may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and Holdings or any of its Subsidiaries may act as Paying Agent or Registrar.


Transfer and Exchange


     A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holdings is not required to transfer or exchange any Note selected for redemption. Also, Holdings is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of it for all purposes.

Form, Denomination and Book-Entry Procedures


     Holdings will issue the exchange notes only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples of $1,000. Holdings will not issue Notes in bearer form. The exchange notes will initially be represented by one or more global notes (the "Global Notes") that will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, on behalf of the acquirers of exchange notes represented thereby for credit to the respective accounts of the acquirers (or to such other accounts as they may direct) at DTC, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), or Cedel Bank, societe anonyme ("Cedel"). See "The Exchange Offer--Book-Entry Transfer."

     Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interest in the Global Notes for Notes in certificated form except in the limited circumstances described below under "--Exchanges of Global Notes for Certificated Notes."

      Exchanges of Global Notes for Certificated Notes


     You may not exchange your beneficial interest in a Global Note for a Note in certificated form unless:

    (1) DTC (a) notifies Holdings that it is unwilling or unable to continue as Depositary for the global note or (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case Holdings thereupon fails to appoint a successor Depositary; or

    (2) Holdings, at its option, notifies the Trustee in writing that it is electing to issue the Notes in certificated form; or

    (3) an Event of Default shall have occurred and be continuing with respect to the Notes.

     In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Notes issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through Deposit/Withdraw at Custodian ("DWAC") system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Note.

      Certain Book-Entry Procedures


     The description of the operations and procedures of DTC, Euroclear and CEDEL that follows is provided solely as a matter of convenience. These operations and procedures are solely within their control and are subject to changes by them from time to time. Holdings takes no responsibility for these operations and procedures and urges you to contact the system or their participants directly to discuss these matters.

     DTC has advised Holdings as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     DTC has advised Holdings that its current practice, upon the issuance of the Global Notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants).

     As long as DTC, or its nominee, is the registered Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under "--Exchanges of Global Notes for Certificated Notes," you will not be entitled to have any portions of a Global Note registered in your names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owner or Holder of a Global Note (or any Note represented thereby) under the Indenture or the Notes.

     You may hold your interests in the Global Notes directly through DTC, if you are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. All interests in a Global Note, including those held through Euroclear or CEDEL, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL will also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a Global Note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Holdings will make payments of the principal of, premium, if any, and interest on Global Notes to DTC or its nominee as the registered owner thereof. Neither Holdings nor the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Holdings expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. Holdings also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payment will be the responsibility of such participants.

     Except for trades involving only Euroclear and CEDEL participants, interests in a Global Note will trade in DTC's same day settlement system, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer and exchange provisions applicable to the Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and

Euroclear or CEDEL participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets it settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

     Because of time zone differences, the securities account of Euroclear or CEDEL participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which much be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the DTC settlement date.

     DTC has advised Holdings that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below and the conversion of Notes) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, the Global Notes will be exchanged for Notes in certificated form, and distributed to DTC's participants.

     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Holdings, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear and CEDEL, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

     DTC management is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Registration Covenant; Exchange Offer


     Holdings has entered into an exchange and registration rights agreement pursuant to which Holdings has agreed, for the benefit of the holders of outstanding notes:

    (1) to use its reasonable best efforts to file with the Securities and Exchange Commission, within 75 days following the time of delivery of the outstanding notes (the "Closing"), a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933 relating to an exchange offer pursuant to which notes substantially identical to the outstanding notes (except that such notes will not contain terms with respect to the special interest payments described below or transfer restrictions) would be offered in exchange for the the outstanding notes tendered at the option of the Holders thereof; and

    (2) to use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective as soon as practicable thereafter.

Holdings has further agreed to commence the exchange offer promptly after the Exchange Offer Registration Statement has become effective, hold the offer open for at least 30 days, and exchange exchange notes for all outstanding notes validly tendered and not withdrawn before the expiration of the offer.

     The registration of which this prospectus is a part has been filed, and the exchange offer being made by this prospectus, and the letter of transmittal is being made, to satisfy these obligations.

     Under existing Securities and Exchange Commission interpretations, the exchange notes will in general be freely transferable after the exchange offer without further registration under the Securities Act of 1933, except that broker-dealers ("Participating Broker-Dealers") receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those exchange notes. The Securities and Exchange Commission has taken the position that broker-dealers receiving exchange notes may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the outstanding notes) by delivery of this prospectus. Under the exchange and registration rights agreement, Holdings is required to allow broker-dealers receiving exchange notes and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such exchange notes. The registration statement of which this prospectus is a part will be kept effective for a period of 180 days after the exchange offer has been consummated in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions. Each Holder of outstanding notes (other than certain specified Holders) who wishes to exchange such outstanding notes for exchange notes in the exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the exchange offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act of 1933) of the exchange notes and that it is not an Affiliate of Holdings.

     However, if:

    (1) on or before the date of consummation of the exchange offer, the existing Securities and Exchange Commission interpretations are changed such that the exchange notes would not in general be freely transferable in such manner on such date; or

    (2) the exchange offer has not been consummated within 255 days following the time of delivery of the outstanding notes; or

    (3) the exchange offer is not available by any holder of the outstanding notes,

Holdings will, in lieu of (or, in the case of clause (3), in addition to) effecting registration of exchange notes, use its reasonable best efforts to cause a registration statement under the Securities Act of

1933 relating to a shelf registration of the outstanding notes for resale by holders or, in the case of clause (3), of the outstanding notes held by the initial purchasers of the outstanding notes for resale by the initial purchasers (the "Resale Registration") to become effective and to remain effective until two years following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

     Holdings will, in the event of the Resale Registration, provide to the Holder or Holders of the applicable outstanding notes copies of the prospectus that is a part of the shelf registration statement filed in connection with the Resale Registration, notify such Holder or Holders when such shelf registration statement for the applicable outstanding notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable outstanding notes. A Holder of outstanding notes that sells such outstanding notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act of 1933 in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement that are applicable to such a Holder (including certain indemnification obligations).


     In the event that:


    (1) the exchange offer has not been consummated within 30 Business Days after the effective date of the registration statement of which this prospectus is a part; or


    (2) any registration statement required by the exchange and registration rights agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (any such event referred to in clause (1) or (2), the "Registration Default"), then the per annum interest rate on the applicable outstanding notes will increase, for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate) by 0.50% during the first 90-day period following the occurrence of such Registration Default, which rate shall increase by an additional 0.50% during each subsequent 90-day period, up to a maximum increase of 1.0%.


     The summary herein of certain provisions of the exchange and registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the exchange and registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


Subsidiary Guarantees


     The Guarantors will jointly and severally guarantee Holdings' obligations under the Notes. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

    (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

    (2) either:

       (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

       (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

     The Subsidiary Guarantee of a Guarantor will be released:

    (1) in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation), if Holdings applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture; or

    (2) in connection with any sale of all of the capital stock of a Guarantor, if Holdings applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture; or

    (3) if Holdings designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the Indenture.

     See "--Repurchase at the Option of Holders--Asset Sales."

Subordination


     The payment of principal, premium and interest, if any, on the Notes will be subordinated to the prior payment in full in cash of all Senior Debt of Holdings.

     The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Holdings:

    (1) in a liquidation or dissolution of Holdings;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Holdings or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of Holdings' assets and liabilities.

     Holdings also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

    (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

    (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from Holdings or the holders of any Designated Senior Debt.

     Payments on the Notes may and shall be resumed:

    (1) in the case of a payment default, upon the date on which such default is cured or waived; and

    (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

     Holdings must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Holdings, Holders of the Notes may recover less ratably than creditors of Holdings who are holders of Senior Debt. See "Risk Factors--Subordination."


Optional Redemption


     On or before February 15, 2002, Holdings may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that

    (1) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings and its Subsidiaries); and


    (2) the redemption must occur within 90 days of the date of the closing of such Public Equity Offering.

     Except pursuant to the preceding paragraph, the Notes will not be redeemable at Holdings' option prior to February 15, 2004.

     On or after February 15, 2004, Holdings may redeem all or a part of the Notes upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:




Year                               Percentage
------------------------------   -------------
2004 .........................       105.438%
2005 .........................       103.625%
2006 .........................       101.813%
2007 and thereafter ..........       100.000%

Repurchase at the Option of Holders


     Change of Control


     If a Change of Control occurs, each Holder of Notes will have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the Change of Control Offer. In the Change of Control Offer, Holdings will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, Holdings will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.


     On the Change of Control Payment Date, Holdings will, to the extent lawful:


    (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;


    (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and


    (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Holdings.


     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.


     Subject to the third succeeding paragraph, the provisions described above that require Holdings to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that Holdings repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.


     Holdings' outstanding Senior Debt currently prohibits Holdings from purchasing any Notes, and also provides that certain change of control events with respect to Holdings would constitute a default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which Holdings becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Holdings is prohibited from purchasing Notes, Holdings could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Holdings does not obtain such a consent or repay such borrowings, Holdings will remain prohibited from purchasing Notes. In such case, Holdings' failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.


     Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Holdings and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Notwithstanding the foregoing, Holdings shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Holdings and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require Holdings to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Holdings and its Subsidiaries taken as a whole to another Person or group may be uncertain.


   Asset Sales


     Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

    (2) such fair market value is determined by Holdings' Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

    (3) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

       (a) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet), of Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdings or such Restricted Subsidiary from further liability; and

       (b) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdings may apply such Net Proceeds at its option:

    (1) to repay Senior Debt;

    (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

    (3) to make a capital expenditure; or

    (4) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, Holdings may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Holdings will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Holdings may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     Notwithstanding the immediately preceding paragraphs, Holdings and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that (i) at least 75% of the consideration for such Asset Sale constitutes long-term assets that are used or useful in a Permitted Business ("Qualified Proceeds") and/or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting long-term assets that are used or useful in a Permitted Business received by Holdings or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Excess Proceeds subject to the provisions of the preceding paragraphs.


Selection and Notice


     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

    (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

    (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.


Certain Covenants


     Restricted Payments


     Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution on account of Holdings' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holdings' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Holdings or dividends or distributions payable to Holdings or a Restricted Subsidiary of Holdings);

    (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holdings) any Equity Interests of Holdings or any direct or indirect parent of Holdings or any Restricted Subsidiary of Holdings (other than any such Equity Interests owned by Holdings or any Restricted Subsidiary of Holdings);

    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than the Notes), except a payment of interest or principal at the Stated Maturity thereof or as a mandatory sinking fund payment; or

    (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (2) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of

       (a) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from January 1, 1999 to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

       (b) 100% of the aggregate net cash proceeds received by Holdings since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Holdings (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Holdings that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Holdings), plus

       (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (without duplication of amounts included in Consolidated Net Income at any time after the Closing) (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

     The preceding provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness of Holdings or any Guarantor or of any Equity Interests of Holdings or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Holdings) of, Equity Interests of Holdings (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

    (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Holdings or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;


    (4) the payment of any dividend by a Restricted Subsidiary of Holdings to the holders of all of its common Equity Interests on a pro rata basis;


    (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;


    (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Restricted Subsidiary of Holdings held by (A) any director of Holdings or member of Holdings' (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture or (B) any employee of Holdings or any of its Subsidiaries upon the retirement of any such employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period;


    (7) the defeasance, redemption or repurchase of any Disqualified Stock of Holdings or any Restricted Subsidiary in exchange for, or out of the substantially concurrent sale (other than to Holdings or a Subsidiary of Holdings) of Disqualified Stock of Holdings or such Restricted Subsidiary, respectively; provided that: (A) the aggregate liquidation preference of such Disqualified Stock does not exceed the aggregate liquidation preference of the Disqualified Stock so extended, refinance, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (B) such Disqualified Stock has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes; and
        (C) such Disqualified Stock is incurred either by Holdings or by the Restricted Subsidiary who is the obligor on the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;


    (8) the making of loans by Holdings or any of its Restricted Subsidiaries to officers or directors of Holdings; provided that the aggregate outstanding amount of such loans shall not exceed, at any time, $2.0 million; and


    (9) so long as no Default or Event of Default is continuing or would be caused thereby, the defeasance, redemption or repurchase of any preferred stock or Disqualified Stock issued in connection with the acquisition of assets or a Permitted Business; provided that the aggregate amount of such Defeasance, redemption or repurchase payments shall not exceed $5.0 million.


     The amount of all Restricted Payments (other than cash) and Qualified Proceeds (other than cash) shall be the fair market value on the date of the Restricted Payment or date of receipt of Qualified Proceeds of the asset(s) or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, Holdings shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be a Restricted Payment for purposes of this covenant; provided in each such case, that the amount thereof is included in Fixed Charges of Holdings as accrued.


       Incurrence of Indebtedness and Issuance of Preferred Stock


     Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired
Debt), and Holdings will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that Holdings and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and Holdings may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (1) the incurrence by Holdings and any Restricted Subsidiary of Indebtedness and letters of credit under our senior credit facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holdings and its Restricted Subsidiaries thereunder) in an aggregate principal amount at any one time not to exceed $100.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Holdings or any of its Subsidiaries since the date of the Indenture to repay Indebtedness under our senior credit facility pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

    (2) the incurrence by Holdings and the Restricted Subsidiaries of Indebtedness represented by the Notes issued on the date of Closing, Existing Indebtedness, the exchange notes and the Subsidiary Guarantees thereof;

    (3) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Holdings or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

    (4) the incurrence by Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2) of this paragraph;

    (5) the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holdings and any of its Restricted Subsidiaries; provided that:

       (a) if Holdings or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of Holdings, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

       (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary thereof and
                  (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

    (6) the incurrence by Holdings or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or (ii) foreign currency exchange rate risk;

    (7) the guarantee by Holdings or any of the Restricted Subsidiaries of Indebtedness of Holdings or a Restricted Subsidiary of Holdings that was permitted to be incurred by another provision of this covenant;

    (8) indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by Holdings or a Guarantor in the ordinary course of business;

    (9) Indebtedness arising from guarantees of Indebtedness of Holdings or any Subsidiary or the agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Restricted Subsidiaries in connection with such disposition;

   (10) Indebtedness of a Receivables Subsidiary that is non-recourse to Holdings or any other Restricted Subsidiary of Holdings (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

   (11) the incurrence by Holdings or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20.0 million; and

   (12) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided in each such case, that the amount thereof is included in Fixed Charges of Holdings as accrued.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Holdings will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.


       No Senior Subordinated Debt


     Holdings will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Holdings and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume,


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guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

       Liens


     Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except (i) Liens solely on the assets of Unrestricted Subsidiaries and (ii) Permitted Liens unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Subsidiary Guarantees.

       Dividend and Other Payment Restrictions Affecting Subsidiaries


     Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to Holdings or any of Holdings' Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Holdings or any of Holdings' Restricted Subsidiaries;

    (2) make loans or advances to Holdings or any of Holdings' Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to Holdings or any of Holdings' Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1) our senior credit facility and Existing Indebtedness, in each case, as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in our senior credit facility or such Existing Indebtedness, as in effect on the date of the Indenture;

    (2) the Indenture, the Notes and the Exchange Notes;

    (3) applicable law;

    (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

    (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

    (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;


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    (7) any agreement for the sale or other disposition of a Restricted
        Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

    (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

    (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of Holdings or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

   (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

   (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

   (12) any other security agreement, installment or document relating to Senior Debt hereafter in effect; provided that such encumbrances or restrictions are customary in connection with such documents and that the terms and conditions of such encumbrances or restrictions are, in the aggregate, no more restrictive or adverse to the holders of the Notes than those encumbrances or restrictions imposed in connection with our senior credit facility as in effect on the date of Closing; and

   (13) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation, in each case, otherwise permitted by the Indenture, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease.


       Merger, Consolidation, or Sale of Assets


     Holdings may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Holdings is the surviving corporation); or
(2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of Holdings' properties or assets (determined on a consolidated basis for Holdings and its Restricted Subsidiaries), in one or more related transactions, to another Person; unless:

    (1) either: (a) Holdings is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (2) the Person formed by or surviving any such consolidation or merger (if other than Holdings) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Holdings under the Notes, the Indenture and the exchange and registration rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

    (3) immediately after such transaction no Default or Event of Default exists (including, without limitation, after giving effect to any Liens incurred, assumed or granted in connection with or in respect of such transaction); and

    (4) Holdings or the Person formed by or surviving any such consolidation or merger (if other than Holdings):

       (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction; and


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       (b)        will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings and any of its Wholly Owned Subsidiaries, and Holdings may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing Holdings in another jurisdiction to realize tax or other benefits without complying with the provisions of clauses (3) or (4) above.


       Transactions with Affiliates


     Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

    (1) such Affiliate Transaction is on terms that are no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

    (2) Holdings delivers to the Trustee:

       (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and


       (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.


     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:


    (1) any employment agreement entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Holdings or such Restricted Subsidiary;


    (2) transactions between or among Holdings and/or its Restricted
        Subsidiaries;


    (3) any sale or other issuance of Equity Interests (other than Disqualified Stock of Holdings)


    (4) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments";


    (5) the payment of fees and expenses to Vestar Capital Partners ("Vestar") or any of its Affiliates (i) pursuant to the Management Agreement as in effect on the date of Closing; (ii) pursuant to any amended, supplemented or replacement management agreement; provided that the terms of any such amended, supplemented or replacement management agreement are not, with respect to the payment of fees and expenses to Vestar and its Affiliates, more favorable to Vestar or any of its Affiliates than the Management Agreement; and (iii) consisting of advisory, investment banking or similar fees in connection with


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       acquisitions or other corporate transactions in an amount not to exceed
       1.0% of the value of any such transaction; and

    (6) the payment by Holdings or any Restricted Subsidiary of amounts pursuant to the Buonanno Agreement as in effect on the date of Closing.



       Additional Subsidiary Guarantees


     If Holdings or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property or assets in excess of $500,000 to any domestic Restricted Subsidiary that is not a Guarantor, or if Holdings or any of its Restricted Subsidiaries acquires or creates another domestic Restricted Subsidiary after the date of the Indenture with a book value in excess of $500,000, then that newly acquired or created domestic Restricted Subsidiary must become a Guarantor and shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Holdings' obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to normal exceptions. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.


       Designation of Restricted and Unrestricted Subsidiaries


     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Holdings and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at the fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.


       Sale and Leaseback Transactions


     Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Holdings or any Restricted Subsidiary of Holdings that is a Guarantor may enter into a sale and leaseback transaction if:

    (1) Holdings or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens";

    (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

    (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Holdings applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."


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    Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries


     Holdings will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Holdings to any Person (other than Holdings or a Wholly Owned Restricted Subsidiary of Holdings), unless the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."


       Issuances of Guarantees of Indebtedness


     Holdings will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Holdings unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

     Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "--Additional Subsidiary Guarantees." The form of the Subsidiary Guarantee will be attached as an exhibit to the Indenture.


       Business Activities


     Holdings will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent that any such business would not be material to Holdings and its Subsidiaries, taken as a whole.


       Payments for Consent


     Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


       Reports


     Whether or not required by the Securities and Exchange Commission, so long as any Notes are outstanding, Holdings will furnish to the Holders of Notes, within the time periods specified in the Securities and Exchange Commission's rules and regulations:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Holdings' certified independent accountants; and

    (2) all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if Holdings were required to file such reports.

     In addition, whether or not required by the Securities and Exchange Commission, Holdings will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Securities and Exchange Commission for public availability within the time periods specified in the


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Securities and Exchange Commission's rules and regulations (unless the
Securities and Exchange Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     Notwithstanding the foregoing, so long as Holdings is in compliance with its obligations set forth under "--Registration Covenant; Exchange Offer," and any such exchange offer registration statement contains all of the financial and other information otherwise required by Forms 10-K and 10-Q for the year ended December 31, 1998 and the three months ending March 31, 1999, respectively, Holdings shall not be required to file with the Commission or otherwise provide an annual report on Form 10-K or a quarterly report on Form 10-Q for the year ended December 31, 1998 or the quarter ending March 31, 1999, respectively.


Events of Default and Remedies


     Each of the following is an Event of Default:

    (1) default for a continued period of 30 days in the payment when due of interest on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

    (2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

    (3) failure by Holdings or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control" or "--Asset Sales";

    (4) failure by Holdings or any of its Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements in the Indenture;

    (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

       (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default"); or

       (b) results in the acceleration of such Indebtedness prior to its express maturity,

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

    (6) failure by Holdings or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    (7) except as permitted by the Indenture, any Guarantor's Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

    (8) certain events of bankruptcy or insolvency with respect to Holdings or any of its Restricted Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Holdings, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the Notes to be due and payable immediately.


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     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     Holdings is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Holdings is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders


     No director, officer, employee, incorporator or stockholder of Holdings or any Guarantor, as such, shall have any liability for any obligations of Holdings or the Guarantors under the Notes, the Indenture, the Guarantors' Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance


     Holdings may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

    (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

    (2) Holdings' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the Trustee, and Holdings' obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the Indenture.

     In addition, Holdings may, at its option and at any time, elect to have the obligations of Holdings and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Holdings must specify whether the Notes are being defeased to maturity or to a particular redemption date;


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    (2) in the case of Legal Defeasance, Holdings shall have delivered to the
        Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, Holdings shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

    (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Holdings or any of its Restricted Subsidiaries is a party or by which Holdings or any of its Restricted Subsidiaries is bound;

    (6) Holdings must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

    (7) Holdings must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders of Notes over the other creditors of Holdings with the intent of defeating, hindering, delaying or defrauding creditors of Holdings or others; and

    (8) Holdings must deliver to the Trustee an Officers' Certificate stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


Amendment, Supplement and Waiver


     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

    (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

    (3) reduce the rate of or change the time for payment of interest on any Note;

    (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

    (5) make any Note payable in money other than that stated in the Notes;

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    (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

    (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

    (8) amend, change or modify in any material respect the obligation of Holdings to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

    (9) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

   (10) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination (including the related definitions) that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

     Notwithstanding the preceding, without the consent of any Holder of Notes, Holdings and the Trustee may amend or supplement the Indenture or the Notes:

    (1) to cure any ambiguity, defect or inconsistency;

    (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

    (3) to provide for the assumption of Holdings' obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Holdings' assets;

    (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


Governing Law


     The Indenture, the Notes and the Guarantors' Guarantees will be governed by the laws of the State of New York.


Concerning the Trustee


     If the Trustee becomes a creditor of Holdings or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


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Certain Definitions


     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

    (1) Indebtedness of any other Person existing at the time such other
        Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

    (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

    (1) the sale, lease, conveyance or other disposition of any property, assets or rights, other than sales or leases of inventory in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation, or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

    (2) the issuance of Equity Interests by any of Holdings' Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries,

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million in any consecutive 12-month period;

    (2) a transfer of assets between or among Holdings and its Wholly Owned Restricted Subsidiaries;

    (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to Holdings or to another Wholly Owned Restricted Subsidiary;

    (4) disposals or replacements of obsolete equipment or Cash Equivalents in the ordinary course of business;

    (5) a Restricted Payment or a Permitted Investment that is permitted by the covenant described above under the caption "--Certain
        Covenants--Restricted Payments"; and

    (6) any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present


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value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Buonanno Agreement" means a consulting, advisory or similar agreement to be entered into between Holdings and Vincent J. Buonanno providing for payments of fees in an aggregate amount not to exceed $1.0 million, plus expense reimbursement.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

    (1) in the case of a corporation, all corporate stock (however designated);

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

    (1) United States dollars;

    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

    (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5) commercial paper and other securities having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within twelve months after the date of acquisition; and

    (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

    (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

    (2) the adoption of a plan relating to the liquidation or dissolution of Holdings;

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    (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the Beneficial Owner, directly or indirectly, of more than (i) 50% of the Voting Stock of Holdings or (ii) 35% of the Voting Stock of Holdings and such Person Beneficially Owns a greater percentage of the Voting Stock of Holdings than the Principals, in either case (i) or (ii), measured by voting power rather than number of shares;


    (4) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors; or


    (5) Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Holdings outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.


     "Closing" means the original issuance of Notes on the date of the Indenture.


     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:


    (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus


    (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus


    (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, interest on guaranteed indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus


    (4) fees and expenses paid to Vestar or any of its Affiliates pursuant to the Management Agreement during such period in an aggregate amount not to exceed $1.0 million; plus


    (5) charges classified and reflected as non-recurring on the date of Closing and for any other such period, in each case, on Holdings' consolidated financial statements prepared in accordance with GAAP; plus


    (6) amounts paid pursuant to the Buonanno Agreement (to the extent not already included in (7) below) during such period; plus


    (7) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus


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    (8) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of Holdings shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Holdings only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

    (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions received in cash by the specified Person or a Restricted Subsidiary thereof; provided that if such Restricted Subsidiary is not a Guarantor, the amount of such dividends or distributions includable in Consolidated Net Income shall be limited to Holdings' direct and indirect pro rata portion of the outstanding Equity Interests in such Restricted Subsidiary;

    (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

    (4) the cumulative effect of a change in accounting principles shall be excluded;

    (5) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature shall be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued in any period for which Consolidated Net Income is required to be calculated for purposes of the Indenture; and

    (6) for purposes of the "Restricted Payments" covenant, in the case of a successor to the specified Person by consolidation or merger or as a transferee of the specified Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

    (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

    (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Holdings who:

    (1) was a member of such Board of Directors on the date of the Indenture;
        or

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    (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (1) the Obligations of Holdings under our senior credit facility and (2) any other Senior Debt permitted under the Indenture (a) the principal amount of which is $25.0 million or more and (b) that has been designated by Holdings as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Holdings to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means the Obligations of Holdings and its Restricted Subsidiaries in existence on the date of the Indenture (including amounts outstanding under our senior credit facility on such date), until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

    (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (other than Capital Lease Obligations); plus

    (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

    (4) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Stock of such Person and on any series of preferred stock of any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Holdings (other than Disqualified Stock) or payable to Holdings or a Restricted Subsidiary of Holdings, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such


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Person for such period. In the event that the specified Person or any of its
Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income (including any pro forma expense and cost reductions attributable to the assets acquired calculated on a basis consistent with the standard set forth in Regulation S-X under the Act as in effect on the date of Closing);

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of Closing; provided that all reports and other financial information provided by Holdings to the holders of the Notes, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

    (1) Russell-Stanley Corp., Container Management Services, Inc., New England Container Co., Inc., Russell-Stanley, Inc., RSLPCO, Inc. and Russell-Stanley, L.P.; and

    (2) any other subsidiary that executes a Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

    (2) and other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign currency exchange rates.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

    (1) in respect of borrowed money;

    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

    (3) in respect of banker's acceptances;

    (4) representing Capital Lease Obligations;

    (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

    (6) representing any Hedging Obligations; or

    (7) representing any Disqualified Stock of such Person and any preferred stock issued by a Restricted Subsidiary of such Person,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Stock and preferred stock of a Restricted Subsidiary) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and (b) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

    (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

    (2) the maximum fixed redemption or repurchase price, in the case of Disqualified Stock of such Person;

    (3) the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of preferred stock of a Restricted Subsidiary of such Person; and

    (4) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Holdings or any Restricted Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Holdings, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain Covenants--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Management Agreement" means the management agreement dated July 23, 1997 between Holdings and Vestar, as amended, modified or supplemented from time to time.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends and Disqualified Stock dividends, excluding, however:

    (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or
        (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

    (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain.

     "Net Proceeds" means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.


     "Non-Recourse Debt" means Indebtedness:


    (1) as to which neither Holdings nor any of its Restricted Subsidiaries
        (a)provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;


    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and


    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries.


     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


     "Permitted Business" means the business of Holdings and its Restricted Subsidiaries conducted on the date of Closing and businesses ancillary or reasonably related thereto.


     "Permitted Investments" means:


    (1) any Investment in Holdings or in a Restricted Subsidiary of Holdings;


    (2) any Investment in Cash Equivalents;


    (3) any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person, if as a result of such Investment:


        (a) such Person becomes a Restricted Subsidiary of Holdings; or

       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings;

    (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales" or any transaction not constituting an Asset Sale by reason of the $2.0 million threshold contained in the definition thereof;

    (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings;

    (6) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (6), not exceed $10.0 million at any one time outstanding;

    (7) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of such trade creditors of customers; and

    (8) Investments by Holdings or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction.

     "Permitted Junior Securities" means: (1) Equity Interests in Holdings or any Guarantor; or (2) debt securities of Holdings or any Guarantor that (A) are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to of the Indenture and (B) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes.

     "Permitted Liens" means:

    (1) Liens on the assets of Holdings and any Restricted Subsidiary securing Indebtedness and other Obligations under our senior credit facility that were permitted by the terms of the Indenture to be incurred;

    (2) Liens in favor of Holdings or any Restricted Subsidiary;

    (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Restricted Subsidiary of Holdings; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings;

    (4) Liens on property existing at the time of acquisition thereof by Holdings or any Restricted Subsidiary of Holdings; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the property so acquired;

    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

    (7) Liens existing on the date of the Indenture;

    (8) Liens on Assets of Restricted Subsidiary to secure Senior Debt of such Restricted Subsidiary that was permitted by the Indenture to be incurred;

    (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

   (10) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens that the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of Holdings or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

   (11) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

   (12) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

   (13) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

   (14) Liens on assets of a Receivables Subsidiary granted in connection with a Qualified Receivables Transaction;

   (15) Liens securing Hedging Obligations;

   (16) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; and

   (17) Liens incurred in the ordinary course of business of Holdings or any Restricted Subsidiary of Holdings with respect to obligations that, together with all other Liens incurred pursuant to this clause (17), do not exceed $5.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

    (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

    (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

    (4) such Indebtedness is incurred either by Holdings or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

     "Principals" means Vestar and its Affiliates.

     "Public Equity Offering" means any underwritten public offering of common stock of Holdings in which the gross proceeds to Holdings are at least $35.0 million.

     "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to Holdings or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amount paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Holdings or any Restricted Subsidiary pursuant to which Holdings or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Holdings or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any Restricted Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

     "Receivable Subsidiary" means a Wholly Owned Restricted Subsidiary (other than a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of Holdings (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness of any other Obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) constituting Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to Holdings or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither Holdings nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain level of operating result. Any such designation by the Board of Directors of Holdings shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facility" means the Fifth Amended and Restated Credit Agreement, to be dated as of February 10, 1999, among Holdings and its Subsidiaries, as borrowers, the lenders listed therein and BankBoston, N.A., as administrative agent, and Goldman Sachs Credit Partners L.P., as syndication agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Senior Debt" means:

    (1) all Indebtedness outstanding under our senior credit facility, and all Hedging Obligations with respect thereto;

    (2) any other Indebtedness permitted to be incurred by Holdings or a Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the Notes or subordinated in right of payment to the Notes or any other Indebtedness of Holdings; and

    (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2)

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by Holdings;

    (2) any Indebtedness of Holdings to any of its Subsidiaries or other Affiliates;

    (3) any trade payables; or

    (4) any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdings or any Restricted Subsidiary which are reasonably customary in an accounts receivable transaction.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person:

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

    (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Unrestricted Subsidiary" means any Subsidiary of Holdings that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

    (1) has no Indebtedness other than Non-Recourse Debt;

    (2) is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings;

    (3) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Holdings shall be in default of such covenant. The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person means the Capital Stock of such Person that is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

    (2) the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Stock.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER


Exchange of Notes


     The following summary describes the material United States federal income tax consequences of the exchange offer. The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange notes will include the holding period of the outstanding note and the basis of the exchange notes will be the same as the basis of the outstanding note immediately before the exchange.

     In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.


                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer and so notifies us, or causes us to be so notified in writing, we have agreed that for a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     We have agreed to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the outstanding notes against certain liabilities, including certain liabilities that may arise under the Securities Act of 1933.

     By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for Russell-Stanley by Simpson Thacher & Bartlett, New York, New York.


                                    EXPERTS

     The financial statements of Russell-Stanley Holdings, Inc. and subsidiaries as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, of Container Management Services, Inc. as of July 23, 1997 and for the period January 1, 1997 through July 23, 1997, of Hunter Drums Limited as of October 29, 1997, and for the period January 1, 1997 through October 29, 1997 and of Smurfit Plastic Packaging as of December 31, 1996 and November 7, 1997, for the year ended December 31, 1996 and for the period January 1, 1997 through November 7, 1997, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Container Management Services, Inc. as and for the year ended December 31, 1996 included in this prospectus have been audited by Elliott, Davis & Company, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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

                        INDEX TO FINANCIAL STATEMENTS



Index to Consolidated Financial Statements of Russell-Stanley Holdings, Inc. and Subsidiaries
   Independent Auditors' Report .........................................................   F-2
   Financial Statements as of December 31, 1997 and 1998 and for each of the years ended December 31, 1996, 1997 and 1998:
   Consolidated Balance Sheets ..........................................................   F-3
   Consolidated Statements of Operations and Comprehensive Income (Loss) ................   F-5
   Consolidated Statements of Redeemable Preferred Stock and Stockholders' Equity
   (Deficit) ............................................................................   F-6
   Consolidated Statements of Cash Flows ................................................   F-7
   Notes to Consolidated Financial Statements ...........................................   F-8
Index to Financial Statements of Container Management Services, Inc.
   Independent Auditors' Report .........................................................   F-32
   Report of Independent Certified Public Accountants ...................................   F-33
   Financial Statements as of December 31, 1996 and July 23, 1997 and for the year ended
   December 31, 1996 and the period from January 1, 1997 through July 23, 1997:
   Balance Sheets .......................................................................   F-34
   Statements of Operations .............................................................   F-35
   Statements of Stockholders' Equity ...................................................   F-36
   Statements of Cash Flows .............................................................   F-37
   Notes to Financial Statements ........................................................   F-38
Index to Consolidated Financial Statements of Hunter Drums Limited
   Independent Auditors' Report .........................................................   F-42
   Financial Statements as of October 29, 1997 and for the period from January 1, 1997 through October 29, 1997:
   Consolidated Balance Sheet ...........................................................   F-43
   Consolidated Statement of Operations and Retained Earnings ...........................   F-44
   Consolidated Statement of Cash Flows .................................................   F-45
   Notes to Consolidated Financial Statements ...........................................   F-46
Index to Financial Statements of Smurfit Plastic Packaging
   Independent Auditors' Report .........................................................   F-50
   Financial Statements as of December 31, 1996 and November 7, 1997 and
   for the year ended December 31, 1996 and the period from January 1, 1997 to November 7, 1997:
   Balance Sheets .......................................................................   F-51
   Statements of Operations .............................................................   F-52
   Statements of Cash Flows .............................................................   F-53
   Notes to Financial Statements ........................................................   F-54

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Russell-Stanley Holdings, Inc.
Bridgewater, New Jersey

     We have audited the accompanying consolidated balance sheets of Russell-Stanley Holdings, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1998, and the related consolidated statements of operations and comprehensive income (loss), redeemable preferred stock and stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP


Parsippany, New Jersey
February 22, 1999

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1998
                                 (In Thousands)




                                                                           1997           1998
                                                                       ------------   ------------
                                            ASSETS (NOTE 8)
CURRENT ASSETS:
 Cash and cash equivalents .........................................    $   1,051      $   1,630
 Accounts receivable, less allowances of $224 and $169,
  respectively .....................................................       29,641         29,408
 Inventories (Note 3) ..............................................       19,004         18,761
 Prepaid taxes and income taxes receivable -- net (Note 9) .........        1,700          3,460
 Prepaid and other current assets ..................................        2,512          2,132
 Deferred tax benefit -- net (Note 9) ..............................        1,289            602
                                                                        ---------      ---------
   Total current assets ............................................       55,197         55,993
                                                                        ---------      ---------
PROPERTY, PLANT AND EQUIPMENT-- Net
 (Notes 4 and 6) ...................................................       84,962         92,643
                                                                        ---------      ---------
OTHER ASSETS:
 Goodwill and other intangibles -- net (Note 5) ....................      103,734        108,195
 Deferred financing costs -- net (Note 15) .........................        1,498          1,294
 Other noncurrent assets ...........................................          139            129
                                                                        ---------      ---------
   Total other assets ..............................................      105,371        109,618
                                                                        ---------      ---------
TOTAL ASSETS .......................................................    $ 245,530      $ 258,254
                                                                        =========      =========

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1998
                                 (In Thousands)




                                                                        1997          1998
                                                                    -----------   -----------
                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued expenses (Notes 7 and 14) .........   $  34,191     $  42,230
 Income taxes payable (Note 9) ..................................          47           849
 Current maturities of long-term debt (Note 8) ..................         745            10
                                                                    ---------     ---------
    Total current liabilities ...................................      34,983        43,089
LONG-TERM DEBT (Notes 8, 17 and 20) .............................     160,617       171,592
DEFERRED TAXES--Net (Note 9) ....................................       5,819         4,662
OTHER NONCURRENT LIABILITIES (Note 14) ..........................       5,320         5,374
                                                                    ---------     ---------
    Total liabilities ...........................................     206,739       224,717
                                                                    ---------     ---------
COMMITMENTS AND CONTINGENCIES (Notes 14 and 20)
STOCKHOLDERS' EQUITY (Note 13)--At December 31, 1997
 and 1998, 2,181 shares and 2,205 shares were issued and
 outstanding ....................................................      38,791        33,537
                                                                    ---------     ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................   $ 245,530     $ 258,254
                                                                    =========     =========

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND COMPREHENSIVE INCOME (LOSS)
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                                 (In Thousands)



                                                                1996           1997           1998
                                                            ------------   ------------   ------------
NET SALES
 Containers .............................................    $ 141,925      $ 161,107      $ 227,392
 Services ...............................................           --         15,206         46,650
                                                             ---------      ---------      ---------
   Total net sales ......................................      141,925        176,313        274,042
COST OF SALES
 Containers .............................................      103,636        121,576        171,851
 Services ...............................................           --         12,027         41,356
                                                             ---------      ---------      ---------
   Total cost of sales ..................................      103,636        133,603        213,207
                                                             ---------      ---------      ---------
   Gross profit .........................................       38,289         42,710         60,835
                                                             ---------      ---------      ---------
EXPENSES:
 Selling ................................................       11,268         12,254         17,532
 General and administrative .............................       11,976         12,862         21,911
 Amortization of intangibles ............................        1,070          1,726          3,487
 Nonrecurring charges (Notes 7 and 18) ..................           --             --          6,167
                                                             ---------      ---------      ---------
   Total expenses .......................................       24,314         26,842         49,097
                                                             ---------      ---------      ---------
INCOME FROM OPERATIONS ..................................       13,975         15,868         11,738
INTEREST EXPENSE ........................................        7,473          8,754         16,025
OTHER EXPENSE -- Net ....................................          268            197            550
                                                             ---------      ---------      ---------
INCOME (LOSS) BEFORE INCOME TAXES AND
 EXTRAORDINARY ITEMS ....................................        6,234          6,917         (4,837)
PROVISION (BENEFIT) FOR INCOME TAXES
 (Note 9) ...............................................        2,559          2,925           (505)
                                                             ---------      ---------      ---------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS ....................................        3,675          3,992         (4,332)
EXTRAORDINARY ITEMS (less applicable
 income tax benefit of $2,655 in 1997) (Note 15).........           --          5,100             --
                                                             ---------      ---------      ---------
NET INCOME (LOSS) .......................................        3,675         (1,108)        (4,332)
OTHER COMPREHENSIVE
 INCOME (LOSS) (Note 2) .................................            7           (171)        (2,012)
                                                             ---------      ---------      ---------
COMPREHENSIVE INCOME
 (LOSS) .................................................    $   3,682      $  (1,279)     $  (6,344)
                                                             =========      =========      =========

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK AND
                         STOCKHOLDERS' EQUITY (DEFICIT)
                YEARS ENDED DECEMBER 31, 1996 AND 1997 AND 1998
                       (In Thousands, Except Share Data)




                                            Redeemable
                                             Preferred                 Common
                                               Stock                   Stock           Additional
                                     ------------------------- ----------------------    Paid-in    Accumulated
                                         Shares       Amount       Shares     Amount     Capital      Deficit
                                     ------------- ----------- ------------- -------- ------------ -------------
BALANCE, JANUARY 1, 1996 ...........      236,498   $  23,517      645,000     $  7     $  7,600    $  (21,067)
 Net income ........................           --          --           --       --           --         3,675
 Issued as dividends ...............       39,094       3,910           --       --           --            --
 Amortization of discount ..........           --          38           --       --           --            --
 Preferred stock dividends .........           --          --           --       --           --        (3,913)
 Minimum pension liability
 adjustment ........................           --          --           --       --           --            --
                                          -------   ---------      -------     ----     --------    ----------
BALANCE, DECEMBER 31, 1996 .........      275,592      27,465      645,000        7        7,600       (21,305)
 Net loss ..........................           --          --           --       --           --        (1,108)
 Issued as dividends ...............       22,149       2,214           --       --           --            --
 Reacquired by purchase ............     (297,741)    (29,774)    (122,500)      --           --            --
 Amortization of discount ..........           --          95           --       --           --            --
 Shares issued .....................           --          --    1,627,778       16       71,984            --
 Preferred stock dividends .........           --          --           --       --           --        (2,525)
 Conversion of warrants ............           --          --       30,243       --       (1,059)           --
 Premium paid on repurchase of
 preferred stock ...................           --          --           --       --       (7,529)           --
 Transaction fees ..................           --          --           --       --       (1,907)           --
 Minimum pension liability
 adjustment ........................           --          --           --       --           --            --
 Translation adjustment ............           --          --           --       --           --            --
                                         --------   ---------    ---------     ----     --------    ----------
BALANCE, DECEMBER 31, 1997 .........           --          --    2,180,521       23       69,089       (24,938)
 Net loss ..........................           --          --           --       --           --        (4,332)
 Shares issued .....................           --          --       24,243       --        1,090            --
 Minimum pension liability
 adjustment ........................           --          --           --       --           --            --
 Translation adjustment ............           --          --           --       --           --            --
                                         --------   ---------    ---------     ----     --------    ----------
BALANCE, DECEMBER 31, 1998 .........  $        --   $      --    2,204,764     $ 23     $ 70,179    $  (29,270)
                                      ===========   =========    =========     ====     ========    ==========



                                        Other Comprehensive
                                       Income (Loss) (Note 2)
                                     --------------------------
                                                      Minimum        Notes              Treasury              Total
                                       Cumulative     Pension      Receivable            Stock            Stockholders'
                                      Translation    Liability   for Shares to  ------------------------     Equity
                                      Adjustments   Adjustment     Management     Shares       Amount       (Deficit)
                                     ------------- ------------ --------------- ---------- ------------- --------------
BALANCE, JANUARY 1, 1996 ...........   $      --     $  (302)       $  (64)      117,000     $    (402)    $  (14,228)
 Net income ........................          --          --            --            --            --          3,675
 Issued as dividends ...............          --          --            --            --            --             --
 Amortization of discount ..........          --          --            --            --            --             --
 Preferred stock dividends .........          --          --            --            --            --         (3,913)
 Minimum pension liability
 adjustment ........................          --           7            --            --            --              7
                                       ---------     -------        ------       -------     ---------     ----------
BALANCE, DECEMBER 31, 1996 .........          --        (295)          (64)      117,000          (402)       (14,459)
 Net loss ..........................          --          --            --            --            --         (1,108)
 Issued as dividends ...............          --          --            --            --            --             --
 Reacquired by purchase ............          --          --            --       122,500        (4,451)        (4,451)
 Amortization of discount ..........          --          --            --            --            --             --
 Shares issued .....................          --          --            --            --            --         72,000
 Preferred stock dividends .........          --          --            --            --            --         (2,525)
 Conversion of warrants ............          --          --            --            --            --         (1,059)
 Premium paid on repurchase of
 preferred stock ...................          --          --            --            --            --         (7,529)
 Transaction fees ..................          --          --            --            --            --         (1,907)
 Minimum pension liability
 adjustment ........................          --         (68)           --            --            --            (68)
 Translation adjustment ............        (103)         --            --            --            --           (103)
                                       ---------     -------        ------       -------     ---------     ----------
BALANCE, DECEMBER 31, 1997 .........        (103)       (363)          (64)      239,500        (4,853)        38,791
 Net loss ..........................          --          --            --            --            --         (4,332)
 Shares issued .....................          --          --            --            --            --          1,090
 Minimum pension liability
 adjustment ........................          --        (381)           --            --            --           (381)
 Translation adjustment ............      (1,631)         --            --            --            --         (1,631)
                                       ---------     -------        ------       -------     ---------     ----------
BALANCE, DECEMBER 31, 1998 .........   $  (1,734)    $  (744)       $  (64)      239,500     $  (4,853)    $   33,537
                                       =========     =======        ======       =======     =========     ==========

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                                 (In Thousands)




                                                                           1996             1997             1998
                                                                      -------------   ---------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ................................................     $ 3,675         $  (1,108)        $  (4,332)
 Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation ....................................................       4,799             8,475            23,479
  Amortization ....................................................       1,069             1,613             3,127
  Amortization of deferred financing costs ........................         887               594               276
  Extraordinary items, noncash (Note 15) ..........................          --             7,755                --
  Other noncash items .............................................         340               393               770
 Changes in operating assets and liabilities,
  excluding effects of acquisitions:
  Decrease (increase) in accounts receivable ......................         270              (135)            1,916
  Decrease (increase) in inventories ..............................      (4,252)            2,147             1,024
  Decrease (increase) in prepaid and other current assets .........        (221)           (1,085)              672
  (Decrease) increase in accounts payable, accrued
   expenses and income taxes payable ..............................      (1,852)           (1,763)            4,482
  Decrease in deferred income taxes ...............................        (489)             (418)             (848)
  Increase in other -- net ........................................         142             1,265               231
                                                                        --------        ---------         ---------
    Net cash provided by operating activities .....................       4,368            17,733            30,797
                                                                        --------        ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisitions -- net of cash acquired (Note 16) ...................          --          (130,249)          (13,874)
 Capital expenditures .............................................      (3,335)           (9,949)          (28,679)
 Proceeds from sale of property, plant and equipment ..............                                           1,394
 Other, net .......................................................           4              (147)              (74)
                                                                        --------        ---------         ---------
    Net cash used in investing activities .........................      (3,331)         (140,345)          (41,233)
                                                                        --------        ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term borrowings ...............................       7,875           282,733                --
 Repayments of long-term borrowings ...............................      (3,924)         (144,708)             (429)
 (Repayments of) borrowings under revolver credit -- net ..........      (5,124)           (8,515)           11,777
 Dividends on redeemable preferred stock ..........................          (4)               (2)             --
 Increase in deferred financing costs .............................        (130)           (6,877)              (72)
 Repurchase of senior subordinated notes ..........................          --           (29,258)               --
 Capital restructuring ............................................          --           (42,880)               --
 Issuance of common stock .........................................          --            72,000                --
 Other, net........................................................          --                21              (287)
                                                                        --------        ---------         ---------
    Net cash (used in) provided by financing activities ...........      (1,307)          122,514            10,989
                                                                        --------        ---------         ---------
EFFECT OF EXCHANGE RATE CHANGES
 ON CASH AND CASH EQUIVALENTS .....................................          --              (103)               26
                                                                        --------        ---------         ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS ...........................        (270)             (201)              579
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ......................       1,522             1,252             1,051
                                                                        --------        ---------         ---------
CASH AND CASH EQUIVALENTS, END OF YEAR ............................     $ 1,252         $   1,051         $   1,630
                                                                        ========        =========         =========
SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION:
 Cash paid during the year for:
 Interest .........................................................     $ 6,541         $   6,580         $  12,883
                                                                        ========        =========         =========
 Income taxes .....................................................     $ 3,668         $   2,276         $     209
                                                                        ========        =========         =========

                          See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


1. ORGANIZATION AND BASIS OF PRESENTATION
     Organization -- Through its direct operating subsidiaries, Russell-Stanley Corp. ("RSC"), Container Management Services, Inc. ("CMS"), Hunter Drums Limited ("Hunter"), and New England Container Co., Inc. ("NEC"), Russell-Stanley Holdings, Inc. ("Holdings" or the "Company") is a leading manufacturer and marketer of plastic and steel industrial containers and a leading provider of related container services in the United States and Canada. The Company's products are used in a broad range of industries such as agricultural, chemical, food product, lubricant, pharmaceutical and specialty chemicals. In July 1997, the Company restructured its capital structure through the following transactions, i) issuance of 1,222,221 shares of common stock in exchange for $54,999,940, resulting in additional paid-in capital of $54,987,718, ii) repurchase of 122,500 shares of common stock for $4,450,500,
iii) repurchase of all outstanding senior subordinated notes for $29,257,638, including make whole payments and accrued interest of $3,025,858 and $240,080, respectively, iv) repurchase of $15.00/$17.50 Cumulative Exchangeable Redeemable Preferred Stock (Series B) for $37,611,126, including make whole payments and accrued interest of $7,529,123 and $302,745, respectively, and v) conversion/repurchase of warrants for $1,059,190 (the "Capital Restructuring"). In addition, the Company restructured its debt through the following transactions: i) repayment of existing bank debt of $25,924,331 and ii) borrowing on a new credit facility of $46,102,987 (the "July Debt Restructuring"). Immediately following the Capital Restructuring and the July Debt Restructuring, Holdings was formed to serve as a holding company for RSC and subsidiaries. The transaction was accounted for in a manner similar to a pooling of interests, therefore, the financial statements as of and for the two years in the period ended December 31, 1997 include the operations of Holdings and RSC and subsidiaries as if Holdings and RSC had been combined for the entire period. In connection with the transaction, all RSC shares and options were exchanged for shares and options in Holdings with the same par value and exercise price. In July 1997, CMS was acquired; CMS pioneered the businesses of plastic container leasing on a "per use" or "round-trip" basis and plastic container fleet management in the United States and Canada utilizing inventory tracking technology. In October 1997, the Company acquired the stock of Hunter, a leading Canadian manufacturer and marketer of steel and plastic drums. In November 1997, Holdings issued 377,779 shares of common stock in exchange for $17,000,055, resulting in additional paid-in capital of $16,996,277, and acquired certain assets of Smurfit Plastic Packaging Corporation ("SPP" or "SPP Assets"), a leading manufacturer and marketer of plastic drums in the United States. In addition, the Company entered into an amended and restated revolving credit and term loan agreement (Notes 8 and 15). In July 1998, NEC was acquired; NEC has the largest share of the steel drum reconditioning market in the Northeast and provides the Company with entry into the steel drum reconditioning market, (with respect to the above acquisitions refer to Note
16).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Revenue Recognition -- Revenue is recognized when products are shipped or services are provided to customers.

     Use of Estimates -- The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Estimates are used to a significant extent in determining the recoverability of intangibles from future operations and in establishing other valuation allowances.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


     Cash Equivalents -- The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents and are valued at cost which approximates fair value.

     Inventories -- Inventories are stated at the lower of cost or market value. Cost is determined on the first-in, first-out (FIFO) method.

     Property, Plant and Equipment -- Property, plant and equipment, stated at cost, is being depreciated for financial reporting purposes on the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives for each class of property, plant and equipment are as follows:


      Buildings and improvements .........  15-30 years
      Furniture and fixtures .............    3-7 years
      Machinery and equipment ............   3-10 years
      Containers held for lease .......... 14-25 months

     Goodwill and Other Intangibles -- The excess of cost over the fair value of net assets acquired ("goodwill") is being amortized on a straight-line basis over its estimated useful life of 40 years. Other intangible assets, consisting primarily of customer lists and patents, are recorded at cost and are being amortized over the life of the related assets (up to 17 years), using the straight-line method. Management periodically evaluates the recoverability of long-term assets, including goodwill, based upon current and future anticipated income and cash flows. For the three-year period ended December 31, 1998, there were no adjustments to the carrying values of long-term assets resulting from those evaluations.

     Deferred Financing Costs -- Deferred financing costs incurred in connection with the Company's debt restructurings are being amortized for financial reporting purposes over the average life of the debt, using the straight-line method.

     Income Taxes -- Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to the difference between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Management periodically evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets and establishes valuation allowances if necessary.

     Translation of Foreign Currencies -- The assets and liabilities of Hunter are translated into U.S. dollars at year-end exchange rates, with resulting translation gains and losses accumulated in a separate component of stockholders' equity. Income and expense items are converted into U.S. dollars at average rates of exchange prevailing throughout the year.

     Financial Instruments -- The Company utilizes financial instruments to limit its exposure to interest rate fluctuations.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


     Comprehensive Income (Loss) -- The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. Comprehensive income (loss) consists of the following:



                                                                  Year Ended December 31,
                                                         ------------------------------------------
                                                            1996           1997            1998
                                                         ----------   -------------   -------------
                                                                       (In Thousands)
   Comprehensive income (loss):
    Net income (loss) ................................    $ 3,675       $  (1,108)      $  (4,332)
    Other comprehensive income (loss):
     Foreign currency translation adjustment .........         --            (103)         (1,631)
     Minimum pension liability adjustment ............          7             (68)           (381)
                                                          -------       ---------       ---------
    Other comprehensive income (loss) ................          7            (171)         (2,012)
                                                          -------       ---------       ---------
   Total .............................................    $ 3,682       $  (1,279)      $  (6,344)
                                                          =======       =========       =========

     Recently Issued Accounting Standard -- In June 1998, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") was issued. SFAS 133 establishes new disclosure requirements which provide a comprehensive standard for recognition and measurement of derivatives and hedging activities. SFAS 133 will require new disclosures to be recorded on the balance sheet at fair value and establishes special accounting for certain types of hedging activities and will take effect in 2000. Based on the Company's current derivatives, an interest rate collar and foreign currency forward contracts, management does not believe that SFAS 133 will have a material effect on the Company's financial condition or results of operations.


3. INVENTORIES
     Inventory consists of the following:



                                     December 31,
                               -------------------------
                                   1997          1998
                               -----------   -----------
                                    (In Thousands)
   Raw materials ...........    $ 12,003      $ 12,435
   Work-in-process .........         637           562
   Finished goods ..........       6,364         5,764
                                --------      --------
   Total ...................    $ 19,004      $ 18,761
                                ========      ========

4. PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment consists of the following:



                                                    December 31,
                                             ---------------------------
                                                 1997           1998
                                             ------------   ------------
                                                   (In Thousands)
   Land ..................................    $   5,205      $   5,518
   Buildings and improvements ............       16,518         15,418
   Machinery and equipment ...............      107,605        138,049
                                              ---------      ---------
   Total .................................      129,328        158,985
   Less accumulated depreciation .........      (44,366)       (66,342)
                                              ---------      ---------
   Total .................................    $  84,962      $  92,643
                                              =========      =========

    Included in machinery and equipment are containers held for lease, consisting of plastic drums and intermediate bulk containers ("IBCs") which are leased to customers.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


5. GOODWILL AND OTHER INTANGIBLES
     Goodwill and other intangibles consists of the following:



                                                           December 31,
                                                    ---------------------------
                                                        1997           1998
                                                    ------------   ------------
                                                          (In Thousands)
   Goodwill .....................................    $ 110,262      $ 117,840
   Customer lists and other intangibles .........        2,846          2,817
   Patents ......................................          206            245
                                                     ---------      ---------
                                                       113,314        120,902
   Less accumulated amortization ................       (9,580)       (12,707)
                                                     ---------      ---------
   Total ........................................    $ 103,734      $ 108,195
                                                     =========      =========

6. LEASES
     Capital Leases -- Leased equipment included in machinery and equipment consists of the following:


                                                 December 31,
                                             ---------------------
                                               1997        1998
                                             --------   ----------
                                                (In Thousands)
   Leased equipment ......................    $  850       $  25
   Less accumulated depreciation .........      (233)         (7)
                                              ------       ------
   Total .................................    $  617       $  18
                                              ======       =====

     Future minimum lease payments under the capital lease obligations at December 31, 1998, are as follows:



                                                                           (In Thousands)
                                                                          ---------------
        1999 ..........................................................         $ 9
        2000 ..........................................................           4
                                                                                ---
        Minimum lease payments ........................................          13
        Less amounts representing interest ............................           2
                                                                                ---
        Present value of net minimum lease payments (Note 8) ..........         $11
                                                                                ===

     Operating Leases -- The Company has operating lease commitments expiring at various dates, principally for real property, machinery and equipment, and transportation equipment. Total lease expense amounted to $840,000, $1,456,000 and $4,416,000 in 1996, 1997 and 1998, respectively.

     Future minimum lease payments under the terms of the noncancelable operating leases with initial or remaining terms in excess of one year at December 31, 1998 are as follows:



                                 (In Thousands)
                                ---------------
  1999 ......................       $  4,365
  2000 ......................          3,568
  2001 ......................          3,190
  2002 ......................          2,433
  2003 ......................          2,159
  Thereafter ................          9,833
                                    --------
  Total .....................       $ 25,548
                                    ========

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     Accounts payable and accrued expenses consists of the following:


                                               December 31,
                                         -------------------------
                                             1997          1998
                                         -----------   -----------
                                              (In Thousands)
   Accounts payable ..................    $ 18,900      $ 19,873
   Accrued payroll ...................       2,217         1,932
   Accrued professional fees .........         565         3,016
   Accrued interest payable ..........       3,943         3,909
   Other accrued expenses ............       8,566        13,500
                                          --------      --------
   Total .............................    $ 34,191      $ 42,230
                                          ========      ========

     Included in accrued professional fees are $2.3 million of unpaid costs incurred in 1998 associated with proposed transactions that were not consummated. The total costs of $2.7 million are included in nonrecurring expenses in the accompanying statement of operations and comprehensive income
(loss).


8. LONG-TERM DEBT
     Long-term debt consists of the following:


                                                           December 31,
                                                    ---------------------------
                                                        1997           1998
                                                    ------------   ------------
                                                          (In Thousands)
   Revolving credit loan and term loans .........    $ 161,034      $ 171,591
   Capital lease obligations (Note 6) ...........          328             11
                                                     ---------      ---------
                                                       161,362        171,602
   Less current maturities ......................          745             10
                                                     ---------      ---------
   Long-term debt ...............................    $ 160,617      $ 171,592
                                                     =========      =========

     In July and November 1997, the Company entered into amended and restated revolving credit and term loan agreements (the "Agreements"). The Agreements bear interest at a combination of domestic source and Eurodollar borrowing rates which fluctuate based on earnings before interest, taxes, depreciation and amortization ("EBITDA"). Up to $50 million can be borrowed on the revolving credit loan. In addition, up to $5 million can be borrowed under a Swing Line, as long as total borrowings under the revolving credit loan and Swing Line do not exceed $50 million in the aggregate. The term loans consist of three tranches A, B, and C (the "Term Loans"). Term Loan A is for an aggregate of $45 million and is payable in quarterly installments commencing March 31, 1999 in increasing amounts through September 30, 2003. Term Loan B is for an aggregate of $80 million and is payable in quarterly installments commencing June 30, 1998 in increasing amounts through September 30, 2005. Term Loan C is for an aggregate of $25 million and is payable in two equal installments on June 30, 2006 and 2007. The Term Loans carry mandatory repayment terms based upon any of the following i) the sale of certain assets, ii) the closing of any public offering of equity securities or iii) 50% of excess cash flow, as defined, for each fiscal year commencing with the year ending December 31, 1998. Optional prepayments can also be made on the Term Loans, and are subject to prepayment premiums as defined in the agreement. The Company is required to meet certain financial covenants under the Agreements including fixed charge and leverage ratios and capital expenditure spending limits. The Company was in compliance with all such covenants as of December 31, 1998 and throughout the year. The debt is secured by substantially all assets of the Company. In addition, the Agreements restrict the payments of dividends by the Company. Subsequent to year-end the Company refinanced its long-term debt (Note 20).

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


    The revolving credit loans and term loans have the following provisions
                 (dollars in thousands):



                                                                      Interest                      Interest
                                                                       Rate at      Balance at       Rate at      Balance at
                              Domestic             Eurodollar       December 31,   December 31,   December 31,   December 31,
                           Interest Rate         Interest Rate          1997           1997           1998           1998
                       --------------------- --------------------- -------------- -------------- -------------- -------------
Revolving              Prime plus margin     LIBOR plus margin
 credit loan ......... not less than 1.00%   not less than 2.50%       9.50%         $  11,034       9.00%        $  22,837
Term Loan A--          Prime plus margin     LIBOR plus margin
 Domestic ............ not less than 1.00%   not less than 2.50%       8.44             35,000       9.00            35,000
Term Loan A--          Prime plus margin     LIBOR plus margin
 Foreign ............. not less than 1.00%   not less than 2.50%       8.44             10,000       9.00             9,182
Term Loan B .......... Prime plus margin     LIBOR plus margin
                       not less than 1.50%   not less than 3.00%       8.94             80,000       9.50            79,572
Term Loan C .......... Fixed rate            Fixed rate                9.48             25,000       9.48            25,000
                                                                                     ---------                    ---------
Total ................                                                               $ 161,034                    $ 171,591
                                                                                     =========                    =========

     In addition to the interest rate provisions stated above, the Company maintains an interest rate collar in an aggregate notional principal amount of $45 million to hedge interest rate risk through November 2000. Under this collar, if the actual LIBOR rate at the specified measurement date is greater than a ceiling rate of 7.5%, the lender pays the Company the differential interest expense. If the actual LIBOR rate is lower than the floor rate of 5.27%, the Company pays the lender the differential interest expense.

     Senior Subordinated Notes -- In conjunction with the Capital Restructuring and July Debt Restructuring, all senior subordinated notes were repurchased (Note 1).

     Maturities of Long-Term Debt -- As of December 31, 1998, taking into account subsequent events, maturities of long-term debt are as follows:


                                          (In Thousands)
                                         ---------------
        1999 .........................       $     10
        2004 and thereafter ..........        171,592
                                             --------
        Total ........................       $171,602
                                             ========

     (Maturities of long-term debt under the agreements entered into subsequent to year-end are disclosed in Note 20.)


9. INCOME TAXES


                                                  Year Ended December 31,
                                          ---------------------------------------
                                             1996         1997           1998
                                          ----------   ----------   -------------
                                                      (In Thousands)
   Income (loss) before income taxes
     and extraordinary items: .........
    U.S. ..............................    $ 6,234      $ 7,063       $  (7,538)
    Foreign ...........................         --         (146)          2,701
                                           -------      -------       ---------
   Total ..............................    $ 6,234      $ 6,917       $  (4,837)
                                           =======      =======       =========

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


    The provision (benefit) for income taxes consists of the following:



                                                    Year Ended December 31,
                                              -----------------------------------
                                                 1996         1997        1998
                                              ----------   ---------   ----------
                                                        (In Thousands)
   Current:
    Federal ...............................    $ 2,688      $2,794      $   (261)
    Foreign ...............................         --          79           461
    State .................................        161         219          (235)
                                               -------      ------      --------
   Total current ..........................      2,849       3,092           (35)
                                               -------      ------      --------
   Deferred: ..............................
    Federal ...............................       (290)       (211)       (1,963)
    Foreign ...............................         --          44         1,493
                                               -------      ------      --------
   Total deferred .........................       (290)       (167)         (470)
                                               -------      ------      --------
   Net provision for income taxes .........    $ 2,559      $2,925      $   (505)
                                               =======      ======      ========

     The difference between the effective income tax and the statutory Federal income tax rate is explained as follows:


                                                               Year Ended December 31,
                                                       ---------------------------------------
                                                          1996         1997           1998
                                                       ----------   ----------   -------------
   Federal statutory tax rate ......................   34.0 %       34.0 %             (34.0)%
   Goodwill amortization ...........................    4.1          3.6                 9.7
   State taxes, net of Federal tax benefit .........    1.7          2.0                 6.3
   Travel and entertainment ........................    0.9          0.6                 2.2
   Foreign tax rate differential ...................     --          2.1                 2.5
   Other ...........................................    0.3           --                 2.9
                                                       ----         ----               -----
   Effective tax rate ..............................   41.0 %       42.3 %             (10.4)%
                                                       =====        ====               =====

     The components of the net deferred tax liabilities as of December 31, 1997 and 1998 were as follows:


                                                          1997                        1998
                                               --------------------------   ------------------------
                                                Deferred       Deferred      Deferred      Deferred
                                                   Tax           Tax            Tax          Tax
                                                 Assets      Liabilities      Assets      Liabilties
                                               ----------   -------------   ----------   -----------
                                                                  (In Thousands)
   Current:
    Accounts receivable ....................     $   31         $   --        $   76        $   --
    Inventory ..............................         --            172            --           335
    Prepaid expenses .......................         --            520            --           520
    Accrued expenses .......................      1,879             --         1,255            --
    Other ..................................         71             --           126            --
                                                 ------         ------        ------        ------
   Total current ...........................     $1,981         $  692        $1,457        $  855
                                                 ======         ======        ======        ======
   Noncurrent:
    Property, plant and equipment ..........     $   --         $5,612        $   --        $6,747
    Goodwill ...............................         --            244            --           974
    Accrued expenses .......................         --             --           562            --
    Alternative minimum tax credit .........         --             --           180            --
    Net operating loss .....................         --             --         2,153            --
    Other ..................................         37             --           164            --
                                                 ------         ------        ------        ------
   Total noncurrent ........................     $   37         $5,856        $3,059        $7,721
                                                 ======         ======        ======        ======

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


     As of December 31, 1998, the Company had a net operating loss carryover for Federal tax purposes of approximately $6,333,000. The carryover will expire after December 31, 2018. The Company also had an alternative minimum tax credit carryover of approximately $180,000. This credit does not expire, but can be carried forward indefinitely.


10. RETIREMENT BENEFIT PLANS
     RSC has a defined contribution plan which covers all eligible nonunion employees. Contributions to the defined contribution plan are based on years of service, age and salary. Total expense for such plan was approximately $298,000, $418,000 and $515,000 for 1996, 1997 and 1998, respectively.

     The Company also contributes to a defined benefit pension plan for certain union employees. The defined benefit pension plan assets are comprised primarily of mutual funds.

     Net pension cost for this defined benefit pension plan is as follows:



                                                                 1996       1997       1998
                                                               --------   --------   -------
                                                                      (In Thousands)
   Service cost--benefits earned during the period .........    $  76      $  77      $ 141
   Interest cost on projected benefit obligation ...........       88         89        119
   Actual return on plan assets ............................      (49)       (48)       (48)
   Net amortization and deferral ...........................       19         20          3
                                                                -----      -----      -----
   Net periodic pension cost ...............................    $ 134      $ 138      $ 215
                                                                =====      =====      =====

     Assumptions used in the accounting for the plans were:



                                                               1996        1997        1998
                                                            ---------   ---------   ---------
   Weighted-average discount rates ......................   7.5 %        7.5 %       6.5 %
   Expected long-term rate of return on assets ..........   9.5         10.5        10.5

     The following table sets forth the funded status and amounts recognized for this defined benefit pension plan at December 31:



                                                                             1997           1998
                                                                         ------------   ------------
                                                                               (In Thousands)
   Accumulated benefit obligation--vested ............................     $  1,575       $  1,631
   Accumulated benefit obligation--nonvested .........................          115            220
                                                                           --------       --------
   Total accumulated benefit obligation ..............................     $  1,690       $  1,851
                                                                           --------       --------
   Projected benefit obligation for service rendered to date .........     $ (1,690)      $ (1,851)
   Plan assets at fair value .........................................        1,081            889
                                                                           --------       --------
   Projected benefit obligation in excess of plan assets .............         (609)          (962)
   Prior service cost not yet recognized
      in net periodic pension cost ...................................          246            218
   Unrecognized portion of net obligation
      existing at date of adoption of FAS No. 87 .....................           67             54
   Unrecognized net loss .............................................          310            591
   Adjustment to recognize minimum liability .........................         (623)          (863)
                                                                           --------       --------
   Accrued pension cost ..............................................     $   (609)      $   (962)
                                                                           ========       ========

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


     The following table sets forth the change in benefit obligation and plan assets for this defined benefit pension plan at December 31:


                                                                       1997        1998
                                                                    ---------   ---------
                                                                       (In Thousands)
   Change in benefit obligation:
    Benefit obligation at beginning of year .....................    $1,497      $1,690
    Service cost ................................................        77         141
    Interest cost ...............................................        89         119
    Actuarial gain ..............................................                   (58)
    Actuarial assumptions .......................................       118         300
    Benefits paid ...............................................       (91)       (341)
                                                                     ------      ------
    Benefit obligation at end of year ...........................     1,690       1,851

   Change in plan assets:
    Fair value of plan assets at beginning of plan year .........       927       1,081
    Actual return on plan assets ................................        48          48
    Employer contribution .......................................       197         101
    Benefits paid ...............................................       (91)       (341)
                                                                     ------      ------
    Fair value of plan assets at end of year ....................     1,081         889
                                                                     ------      ------

    Funded status ...............................................      (609)       (962)
    Unrecognized actuarial loss .................................       310         591
    Unrecognized prior service cost .............................       246         218
    Unrecognized net obligation .................................        67          54
                                                                     ------      ------
    Net amount recognized .......................................    $   14      $  (99)
                                                                     ======      ======
   Amounts recognized in the balance sheet consist of:
    Prepaid (accrued) pension cost ..............................    $   14      $  (99)
    Accrued benefit liability ...................................      (609)       (962)
    Intangible asset ............................................       246         218
    Accumulated other comprehensive income ......................       363         744
                                                                     ------      ------
    Net amount recognized .......................................    $   14      $  (99)
                                                                     ======      ======

     The Company offers all eligible RSC nonunion and certain eligible union employees a 401(k) tax deferred savings plan. Eligibility in the plan is dependent upon the completion of one year of service. The Company matches 50% of the employee's contribution, up to 4%. The Company's contribution for 1996, 1997 and 1998 was $177,000, $186,000 and $198,000, respectively.

     The vesting period for the Company's 401(k) plan, defined contribution plan, and defined benefit plan is 20% after the first three years and each year thereafter, until the participant becomes fully vested after a seven-year period.

     Pursuant to the acquisition of the SPP Assets, formerly a division of Jefferson Smurfit Corporation ("JSC") (Note 16), salaried, union and non-union employees of SPP continued to be covered under defined benefit plans and 401(k) plans maintained by JSC for the remainder of 1997. The Company paid JSC $70,000 for the expenses JSC incurred relating to the maintenance of these plans for the period in 1997 subsequent to the acquisition. Effective January 1, 1998, these employees were transferred to a retirement plan established by the Company.

     Effective January 1, 1999, the 401(k) plans for all non-union RSC, former SPP and CMS employees were replaced with a new 401(k) savings and retirement plan. Eligibility in the plan is

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


dependent upon the completion of one year of service and the attainment of age
21. Under the plan, the Company matches 100% of the employee's contribution, up to 4%. In addition, at the discretion of the Board, the Company may contribute an additional 1% to 4.75% of each employee's salary, as defined, depending upon age.

     Certain employees of Hunter (Note 16) are covered under a money purchase pension plan. Eligibility in the plan is dependent upon the completion of one year of service. Employees can contribute up to 3% of eligible income and executives can contribute up to 9% of eligible income, with a maximum yearly contribution of $6,750. Hunter matches 100% of employee and executive contributions and such employer contributions vest after two full years as a member of the plan. Company contributions for the periods ended December 31, 1997 and 1998, were $2,000 and $80,000, respectively.

     Certain employees of NEC are covered under a 401(k) plan. Eligibility in the plan is dependent upon the completion of one year of service. Participants can defer up to 15% of eligible compensation. Matching contributions are provided by the employer at the rate of 10% of the participant contributions, up to a maximum of 5% of each participants compensation in any plan year. Employer contributions made in 1998 were $21,000.


11. RELATED PARTIES
     The Company has a management agreement with Vestar Capital Partners, Inc., together with its affiliates, ("Vestar"), a majority shareholder of the Company, which provides the Company with certain management services for the greater of $225,000 per year or .25% of the consolidated net sales of the Company, plus out-of-pocket expenses. For the years ended December 31, 1996, 1997 and 1998, the Company paid $391,000, $561,000 and $952,000, respectively, for these services. In conjunction with the 1997 acquisitions and restructurings and the 1998 acquisition, Vestar was paid transaction fees of approximately $2.4 million and $160,000, respectively. During 1996, the Company also paid $213,000 to Vestar for outside consulting services.


12. LONG-TERM INCENTIVE PLAN
     The Company currently provides a performance unit incentive plan for certain key employees. Under this plan, approximately 10,000 units were awarded to the participants of the plan in 1995. The value of each unit is dependent upon the Company's achievement of certain operating cash flow levels, as defined, for the three-year period ended December 31, 1997. The Company recognizes expense in relation to this plan based on the estimate of the final payout of the plan. Accordingly, the Company recognized expense of $411,000, and $467,000 in 1996 and 1997, respectively. The total amount to be paid under this plan is approximately $1,113,000, of which $609,000 was paid in 1998 and $252,000, plus interest, will be paid in each of 1999 and 2000.

     During 1998, the Company established a new performance unit incentive plan for certain key employees to cover the three year period ended December 31, 2000. Under the new plan 27,925 units were awarded to the participants of the plan in 1998. The value of each unit is dependent upon the Company's achievement of certain operating cash flow levels, as defined, for the three-year period ended December 31, 2000. The Company recognizes expense in relation to this plan based on the estimate of the final payout of the plan. Accordingly, the Company recognized expense of $233,000 in 1998.


13. REDEEMABLE PREFERRED STOCK AND COMMON STOCK
     Redeemable Preferred Stock -- In conjunction with the Capital Restructuring all redeemable preferred stock was repurchased and cancelled in July 1997 (Note 1).

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


     Common Stock -- The par value of the Company's common stock is $0.01. There were 3,000,000 shares of common stock authorized at December 31, 1997 and 1998. In 1989, common stock was issued to certain of the Company's management in exchange for notes receivable totaling $64,000. Simple interest accrues at 9% per annum on the notes and the principal plus interest becomes due and payable in full in June 1999. Total principal and interest due was $113,000 and $119,000 at December 31, 1997 and 1998, respectively.

     The shares of the Company's common stock issued to directors and management investors are subject to various restrictions on transferability and the Company has the right to repurchase such shares under certain circumstances.

     During 1997, the Company repurchased substantially all outstanding warrants, originally issued in 1989, in conjunction with the Capital Restructuring (Note 1).

     The Company maintains a stock option plan which provides for the granting of stock options to certain officers and key employees. Information relating to the option plan is as follows:



                                                     1996         1997          1998
                                                   --------   -----------   ------------
   Options outstanding at January 1 ............    30,000       92,988        174,679
   Options cancelled ...........................        --       (1,000)       (46,953)
   Options granted .............................    62,988       82,691        125,550
                                                    ------       ------        -------
   Options outstanding at December 31 ..........    92,988      174,679        253,276
                                                    ======      =======        =======
   Options exercisable at December 31 ..........    57,012       65,669         75,430
                                                    ======      =======        =======

     In 1996, the Company granted a total of 34,000 options at an exercise price of $8 per share and 28,988 options at an exercise price of $16 per share to purchase shares of the Company's common stock. In 1997, the Company granted a total of 56,547 options at an exercise price of $45 per share and 26,144 options at an exercise price of $38.25 per share to purchase shares of the Company's common stock. In 1998, the Company granted a total of 120,550 options at an exercise price of $50 per share and 5,000 options at an exercise price of $60 per share. All options granted prior to 1996 have an exercise price of $8.00 per share. Common stock acquired in accordance with the stock option agreement is not transferable except as provided in the Stockholders' Transfer Rights Agreement or pursuant to an effective registration statement filed under the provisions of the Securities Act of 1933.

     The 177,846 nonvested options at December 31, 1998 will become vested over the following periods: 105,550 vest evenly over five years commencing in February 1999; 15,000 vest evenly over five years commencing in May 1999; 32,219 vest over two years commencing July 1999; 3,650 vest in July 1999; 5,000 vest evenly over five years commencing in August 1999; 4,831 vest in November 1999; and the remaining 11,596 fully vest if the Company achieves certain performance objectives. All options must be exercised, or will expire, within 10 years of the date of the grant. In addition, in the event of a change in control, all options vest.

     The Company accounts for the stock option plan in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, under which no compensation cost has been recognized for stock option awards. However, under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company must disclose the pro forma net income as if the Company had adopted the accounting requirements of SFAS 123. Based on the Minimum Value Method of SFAS 123, the Company's pro forma net income (loss) for 1996, 1997 and 1998 would have been $3,067,000, $(1,263,000), and $(4,588,000), respectively.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


     The weighted average exercise price for options at the beginning of year, granted during the year and as of December 31, 1998 was $19.58, $50.20 and $34.44 per share, respectively. The weighted average exercise price of options exercisable as of December 31, 1998 was $12.15 per share. The weighted average fair value of the stock options granted during 1998 was $7.49. This amount represents the estimated fair market value of the Company's common stock reduced by the present value of the exercise price of the options granted during 1998. The fair value of each stock option grant is estimated on the date of grant using the Minimum Value Method with the following weighted average assumptions used for grants:



                                                    1996         1997           1998
                                                ------------ ----------- -----------------
   Risk-free interest rate .................... 6.84 %       6.75 %            6.00 %
   Expected dividend yield ....................    0 %          0 %               0 %
   Expected life in years .....................    5            5                 5
   Expected volatility ........................    0 %          0 %               0 %
   The following table summarizes options outstanding at December 31,
1998:
   Exercise price range .......................  $ 8.00       $ 16.00     $ 45.00-$60.00
   Options outstanding ........................  47,000        28,988            177,288
   Weighted average exercise price ............  $ 8.00       $ 16.00     $        48.82
   Weighted average remaining contractual life   6 years      8 years            9 y
ears
   Options currently exercisable ..............  47,000        12,561             15,869
   Weighted average exercise price of options
      currently exercisable ...................  $ 8.00       $ 16.00     $        45.00

14. COMMITMENTS AND CONTINGENCIES
     The Company has entered into employment agreements with certain employees, through its acquisitions, whereby the Company is committed to provide employment and reimbursement for specified expenses providing the employees comply with the provisions of said agreements. Future minimum payments under these agreements as of December 31, 1998 are as follows:


                            (In Thousands)
                           ---------------
  1999 .................        $1,285
  2000 .................         1,285
  2001 .................           515
  2002 .................           330
  2003 .................           330
                                ------
  Total ................        $3,745
                                ======

     The above future payments were recorded in conjunction with purchase accounting; $1,285,000 is included in accounts payable and accrued expenses at both December 31, 1997 and 1998, and $3,745,000 and $2,460,000 is included in other noncurrent liabilities at December 31, 1997 and 1998, respectively.

     The Company is party to various claims, legal actions, complaints and union negotiations arising in the ordinary course of business. In management's opinion, the ultimate resolution of these matters will not have a material adverse effect on its financial condition or results of operations (Note 20).

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


15. EXTRAORDINARY ITEMS
     The Company used a portion of the proceeds from the debt refinancings to repay its pre-existing debt. As a result of this early extinguishment of debt, the Company incurred extraordinary charges, in both July and November 1997, totaling approximately $5.1 million, net of tax benefits of $2.7 million, consisting of the write-off of unamortized deferred financing costs and premium payments on the repurchase of senior subordinated notes.


16. ACQUISITIONS
     In July 1997, the Company acquired CMS, which pioneered the businesses of plastic container leasing on a "per use" or "round-trip" basis and plastic container fleet management in the United States and Canada utilizing inventory tracking technology. The purchase price of the stock acquisition was $32.5 million, plus transaction-related expenses.

     In October 1997, the Company acquired Hunter, a leading manufacturer and marketer of plastic and steel drums in Canada. The purchase price of the stock acquisition was $23.7 million, plus transaction related expenses and 27,778 shares of nonvoting exchangeable stock, exchangeable into 27,778 shares of Holdings common stock. The non-voting exchangeable stock is exchangeable upon the occurrence of specific events, but in any event no later than October 2004. Such shares have been treated as outstanding shares of Holdings in the accompanying financial statements.

     In November 1997, the Company acquired certain assets of SPP, formerly a division of JSC, a leading manufacturer and marketer of plastic drums in the United States. The assets were acquired for $70 million, plus transaction-related expenses.

     In July 1998, the Company acquired NEC. NEC has a large share of the steel drum reconditioning market in the Northeast and provides the Company entry into the steel drum reconditioning market. The purchase price of the stock acquisition was $14.0 million, plus transaction-related expenses and 24,243 shares of common stock.

     All of these transactions (collectively, the "Acquisitions"), have been accounted for as purchases, and, accordingly, the purchase prices were allocated to the net tangible and intangible assets acquired based on estimated fair values at the respective dates of acquisition. The excess purchase price over the net assets and liabilities acquired was allocated to goodwill which is being amortized on a straight-line basis over its estimated useful life of 40 years. The results of operations of the Acquisitions have been included in the consolidated financial statements since the respective dates of acquisition.

     The following unaudited pro forma information assumes that the Acquisitions occurred on January 1 of the year acquired for each year presented, after giving effect to certain adjustments, including amortization of goodwill, increased depreciation expense, increased interest expense on the acquisition debt incurred, the elimination of pre-acquisition sales, the elimination of certain shareholder expenses and the related income tax effects. The pro forma results are not necessarily indicative of the results of operations which would actually have occurred had the transaction taken place on the dates indicated or of the results which may occur in the future:


                                                   Year Ended December 31,
                                                       (In Thousands)
                                           ---------------------------------------
                                               1996          1997          1998
                                           -----------   -----------   -----------
   Net sales ...........................   $284,666      $297,300      $284,510
   Income (loss) before income taxes and
     extraordinary items ...............     10,017         3,200        (5,428)
   Net income (loss) ...................      5,879        (3,200)       (4,623)

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


    The following represents the cash flow details of the Acquisitions:



                                                  (In Thousands)
                                             ------------------------
                                                 1997         1998
                                             -----------   ----------
   Fair value of assets acquired .........   $158,984       $18,329
   Liabilities assumed ...................     27,874         3,264
   Common stock issued ...................         --         1,091
                                             --------       -------
   Cash paid for acquisitions ............    131,110        13,974
   Less cash acquired ....................        861           100
                                             --------       -------
                                             $130,249       $13,874
                                             ========       =======

17. FINANCIAL INSTRUMENTS AND RELATED DISCLOSURES
     Foreign Exchange Contracts -- The Company's Canadian subsidiary maintains U.S. dollar denominated foreign currency exchange contracts which were in place prior to the Company's acquisition of Hunter. At December 31, 1997 and 1998, $15.8 million and $3.9 million, respectively, of forward contracts were held with settlement rates ranging from $1.3821 to $1.4072, Canadian dollars to U.S. dollars, and settlement dates from January 1998 to December 1999. The foreign exchange contracts are recorded at fair value with the related unrealized gains or losses included in other expense-net on the accompanying statement of operations and comprehensive income (loss). Included in other expense-net for the years ended December 31, 1997 and 1998, was $465,000 and $629,000, respectively, of losses on foreign exchange contracts.

     Fair Value of Financial Instruments -- The Company does not enter into financial instruments for trading purposes. For cash and cash equivalents, accounts receivable and payable and accrued expenses, the carrying amount approximates fair value due to their short maturities. The fair values of long-term debt are estimated based on the borrowing rates currently available for borrowings with similar terms and maturities. At December 31, 1997, the carrying amount approximates fair value due to the debt being restructured during November 1997. At December 31, 1998, the carrying amount approximates fair value based on current borrowing rates. The fair value of the interest rate collar was not material at either December 31, 1997 or 1998. The foreign exchange contracts are recorded at a fair value of $680,000 and $342,000 at December 31, 1997 and 1998, respectively.


18. NON-RECURRING CHARGES
     In conjunction with the integration of acquired entities and expansion of the Company's operations, a plan was developed to rationalize the Company's operations and sales forces and to consolidate and relocate the Company's corporate headquarters in order to improve operating efficiencies and reduce costs. This plan is expected to be substantially complete by the end of the first quarter of 1999. As part of this plan, the Company recorded restructuring, integration and other charges of approximately $3.5 million for the year ended December 31, 1998. These charges primarily include costs related to the closure of a container manufacturing facility, severance costs and other personnel related costs and the relocation of corporate headquarters and other miscellaneous costs.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


     The liabilities accrued for the restructuring, integration and other costs are as follows (in thousands):



                                           Severance      Plant and
                                           and other     Headquarters
                                           Personnel       Closure/
                                            Related       Relocation
                                             Costs          Costs        Other      Total
                                          -----------   -------------   -------   ---------
   Initial liability assumed ..........      $2,166         $1,239        $62      $3,467
   Cash expenditures ..................         681            876         31       1,588
                                             ------         ------        ---      ------
   Balance, December 31, 1998 .........      $1,485         $  363        $31      $1,879
                                             ======         ======        ===      ======

     In addition, professional fees of $2.7 million were incurred during 1998 associated with proposed acquisitions that were not consummated.


19. SEGMENT REPORTING


     The Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, during the fourth quarter of 1998. SFAS 131 establishes standards for reporting information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise for which separate, discrete financial information is available that is evaluated regularly by the chief operating decision maker, to make decisions about resources to be allocated and to assess its performance.

     The Company has two reportable operating segments. Containers manufactures and sells new plastic and steel rigid industrial containers. Services leases plastic rigid industrial containers, provides plastic container fleet management services, reconditions and sells steel drums and retrieves and recycles empty industrial containers.

     Information as to the operations of the Company's business segments is set forth below based on the nature of the products and services offered. The Company evaluates performance based on several factors, of which the primary financial measure is business segment profit or loss from operations before amortization of intangible assets, depreciation, interest, income taxes and extraordinary items. The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 2). Intersegment sales are recorded at cost plus applicable margin and are eliminated upon consolidation.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


                                                                    1996          1997          1998
                                                                -----------   -----------   -----------
                                                                            (In Thousands)
 Sales:
  Containers ................................................   $141,925      $164,407       $229,692
  Services ..................................................         --        15,206         46,650
                                                                --------      --------       --------
                                                                 141,925       179,613        276,342
 Intersegment sales:
  Containers ................................................         --         3,300          2,300
  Services ..................................................         --            --             --
                                                                --------      --------       --------
                                                                      --         3,300          2,300
 Net sales:
  Containers ................................................    141,925       161,107        227,392
  Services ..................................................         --        15,206         46,650
                                                                --------      --------       --------
 Consolidated net sales .....................................   $141,925      $176,313       $274,042
                                                                ========      ========       ========
 Earnings before amortization, depreciation, interest,
   income taxes and extraordinary items:
  Containers ................................................   $ 19,575      $ 20,654       $ 23,453
  Services ..................................................         --         5,105         14,341
                                                                --------      --------       --------
                                                                  19,575        25,759         37,794
 Interest expense ...........................................      7,473         8,754         16,025
 Depreciation and amortization expense ......................      5,868        10,088         26,606
                                                                --------      --------       --------
 Consolidated income (loss) before income taxes and
   extraordinary items ......................................   $  6,234      $  6,917       $ (4,837)
                                                                ========      ========       ========
 Depreciation and amortization expense:
  Containers ................................................   $  5,868      $  6,728       $ 11,617
  Services ..................................................         --         3,360         14,989
                                                                --------      --------       --------
 Consolidated depreciation and amortization expense .........   $  5,868      $ 10,088       $ 26,606
                                                                ========      ========       ========
 Segment assets:
  Containers ................................................   $ 88,844      $200,305       $188,376
  Services ..................................................         --        43,727         64,902
  Other .....................................................         --         1,498          4,976
                                                                --------      --------       --------
 Consolidated segment assets ................................   $ 88,844      $245,530       $258,254
                                                                ========      ========       ========
 Capital Expenditures:
  Containers ................................................   $  3,335      $  5,655       $ 10,484
  Services ..................................................         --         4,294         18,195
                                                                --------      --------       --------
 Consolidated capital expenditures ..........................   $  3,335      $  9,949       $ 28,679
                                                                ========      ========       ========

     Net sales by geographic area, as determined by the location of customer, are as follows:



                                       1996          1997          1998
                                   -----------   -----------   -----------
                                               (In Thousands)
   Net sales by geographic area:
    United States ..............   $141,925      $172,310      $257,150
    Canada .....................         --         4,003        15,490
    Other countries ............         --            --         1,402
                                   --------      --------      --------
   Total .......................   $141,925      $176,313      $274,042
                                   ========      ========      ========

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


     Long-lived assets by geographic area, consisting of property, plant and equipment -- net and goodwill and other intangibles -- net, as determined by location of the asset, is as follows:



                                                      1996          1997           1998
                                                  -----------   ------------   ------------
                                                               (In Thousands)
   Long-lived assets -- net by geographic area:
    United States .............................    $ 56,689      $ 162,044      $ 177,345
    Canada ....................................          --         26,652         23,493
                                                   --------      ---------      ---------
   Total ......................................    $ 56,689      $ 188,696      $ 200,838
                                                   ========      =========      =========

     The Company does not have a single customer which represents 10 percent or more of consolidated revenues.


20. SUBSEQUENT EVENTS
     On February 10, 1999, the Company refinanced its revolving credit loan and term loans by entering into a new senior credit facility consisting of a $75.0 million revolving credit facility ($13.3 million was drawn on February 10, 1999), bearing interest at LIBOR plus 2.75%, and a $25.0 million term loan, bearing interest at 9.48% (collectively, the "Senior Credit Facility'). The revolving credit facility matures in February 2004 and the term loan matures in two equal installments in June 2006 and 2007. In addition, the Company issued $150 million of 10 7/8% Senior Subordinated Notes (the "Notes") due February 15, 2009, issued at 99.248%, resulting in an effective yield of 11.0%. The Senior Credit Facility contains certain covenants and restrictions and is guaranteed by substantially all assets of the Company. The Notes require semiannual interest payments commencing August 15, 1999 and mature February 2009. The
Notes are subordinate to all current and future debt of the Company and are unconditionally guaranteed by the guarantor subsidiaries, (Note 21). Deferred financing charges of approximately $7.0 million were incurred in connection with the refinancing.

     In January 1999, the U.S. Environmental Protection Agency (the "EPA") confirmed the presence of certain contaminants, including dioxin, in and along the Woonasquatucket River in Rhode Island. Prior to 1970, NEC operated a facility in North Providence, Rhode Island along the Woonasquatucket River at a site where contaminants have been found. Recent press reports identify NEC as a business that may have contributed to the contamination. The Company is not aware that any party has been formally identified by the EPA as a potentially responsible party. Notwithstanding that NEC no longer operates the facility, and did not operate the facility at the time the Company acquired the outstanding capital stock of NEC in July 1998, NEC could incur liability under Federal and state environmental laws and/or as a result of civil litigation. The Company believes that any resulting liability is subject to a contractual indemnity from Vincent J. Buonanno, one of its directors and the former owner of NEC. However, such indemnity is subject to a $2.0 million limit. The Company is currently unable to estimate the likelihood or extent of any liability; however, this matter may result in liability to NEC that could have a material adverse effect on the Company's financial condition and results of operations.


21. GUARANTOR SUBSIDIARIES
     The Company's payment obligations under the Notes will be fully and unconditionally guaranteed on a joint and several basis by its current domestic subsidiaries, principally: RSC, CMS, and NEC (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company. The Company's payment obligations under the Notes will not be guaranteed by the remaining subsidiary, Hunter (the "Non-Guarantor Subsidiary"). The obligations of each Guarantor Subsidiary under their guarantee of the Notes are subordinated to each subsidiary's obligations under their guarantee of the Senior Credit Facility.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


     Presented below is condensed combining financial information for the Parent Company, the Guarantor Subsidiaries and the Non-Guarantor Subsidiary. In the Company's opinion, separate financial statements and other disclosures concerning each of the Guarantor Subsidiaries would not provide additional information that is material to investors. Therefore, the Guarantor Subsidiaries are combined in the presentation below.

     Investments in subsidiaries are accounted for by the Company on the equity method of accounting. Earnings of subsidiaries are, therefore, reflected in the Company's investments in and advances to/from subsidiaries account and earnings (losses). The elimination entries eliminate investments in subsidiaries, related stockholders' equity and other intercompany balances and transactions.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

              SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1998
                                (In Thousands)




                                               Parent       Guarantor    Non-Guarantor
                                               Company    Subsidiaries    Subsidiary    Eliminations   Consolidated
                                            ------------ -------------- -------------- -------------- -------------
                                                               ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ................   $     --      $  1,246        $   384      $       --      $  1,630
 Accounts receivable -- net ...............         --        26,263          3,226             (81)       29,408
 Inventories ..............................         --        16,354          2,407              --        18,761
 Prepaid and other current
   assets -- net ..........................         --         2,412            398           3,384         6,194
                                              --------      --------        -------      ----------      --------
   Total current assets ...................         --        46,275          6,415           3,303        55,993
                                              --------      --------        -------      ----------      --------
PROPERTY, PLANT AND
  EQUIPMENT -- Net ........................         --        86,720          5,923              --        92,643
                                              --------      --------        -------      ----------      --------
OTHER ASSETS:
 Goodwill and other intangibles -- net.....         --        91,869         17,570          (1,244)      108,195
 Deferred financing costs -- net ..........      1,294            --             --              --         1,294
 Other noncurrent assets ..................         --           129             --              --           129
 Intercompany advances ....................     21,434        76,033            390         (97,857)           --
 Investment in subsidiaries ...............     37,788            --             --         (37,788)           --
                                              --------      --------        -------      ----------      --------
TOTAL ASSETS ..............................   $ 60,516      $301,026        $30,298      $ (133,586)     $258,254
                                              ========      ========        =======      ==========      ========
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and
 accrued expenses .........................   $ (2,149)     $ 37,767        $ 4,336      $    3,125      $ 43,079
 Current maturities of long-term debt .....         --            10             --              --            10
                                              --------      --------        -------      ----------      --------
 Total current liabilities ................     (2,149)       37,777          4,336           3,125        43,089
LONG-TERM DEBT ............................     19,997       142,413          9,182              --       171,592
DEFERRED TAXES -- Net .....................         --         2,331          2,331              --         4,662
OTHER NONCURRENT LIABILITIES ..............         --         4,714          1,410            (750)        5,374
                                              --------      --------        -------      ----------      --------
 Total liabilities ........................     17,848       187,235         17,259           2,375       224,717
INTERCOMPANY ADVANCES .....................         --        90,252          6,790         (97,042)           --
TOTAL STOCKHOLDERS' EQUITY ................     42,668        23,539          6,249         (38,919)       33,537
                                              --------      --------        -------      ----------      --------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY ....................   $ 60,516      $301,026        $30,298      $ (133,586)     $258,254
                                              ========      ========        =======      ==========      ========

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

         SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                (In Thousands)




                                           Parent      Guarantor    Non-Guarantor   Elimination
                                          Company    Subsidiaries     Subsidiary    Adjustments   Consolidated
                                        ----------- -------------- --------------- ------------- -------------
NET SALES .............................  $     --     $ 238,292        $ 35,750        $   --      $274,042
COST OF SALES .........................        --       187,550          25,657            --       213,207
                                         --------     ---------        --------        ------      --------
GROSS PROFIT ..........................        --        50,742          10,093            --        60,835
TOTAL EXPENSES ........................        --        43,670           5,427            --        49,097
                                         --------     ---------        --------        ------      --------
INCOME FROM OPERATIONS ................        --         7,072           4,666            --        11,738
EQUITY LOSS ...........................    (2,876)           --              --         2,876            --
INTEREST EXPENSE ......................     2,185        12,505           1,335            --        16,025
OTHER (INCOME) EXPENSE -- Net .........        --           (79)            629            --           550
                                         --------     ---------        --------        ------      --------
INCOME (LOSS) BEFORE
 INCOME TAXES .........................    (5,061)       (5,354)          2,702         2,876        (4,837)
PROVISION (BENEFIT) FOR
 INCOME TAXES .........................      (729)       (1,034)          1,258            --          (505)
                                         --------     ---------        --------        ------      --------
NET INCOME (LOSS) .....................  $ (4,332)    $  (4,320)       $  1,444        $2,876      $ (4,332)
                                         ========     =========        ========        ======      ========

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

         SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1998
                                 (In Thousands)




                                              Parent       Guarantor    Non-Guarantor   Elimination
                                             Company     Subsidiaries     Subsidiary    Adjustment   Consolidated
                                          ------------- -------------- --------------- ------------ -------------
CASH FLOWS PROVIDED BY
 OPERATING ACTIVITIES:
 Net (loss) income ......................   $  (4,332)    $  (4,320)      $ 1,444        $  2,876     $  (4,332)
 Adjustments to reconcile net (loss)
   income to net cash provided by
   operating activities:
  Equity loss ...........................       2,876            --            --          (2,876)           --
  Depreciation and amortization .........          --        25,301         1,305              --        26,606
  Amortization of deferred
    financing costs .....................         276            --            --              --           276
  Other noncash items ...................          --           770            --              --           770
  Changes in operating assets
    and liabilities .....................       1,252         8,288        (2,063)             --         7,477
                                            ---------     ---------       -------        --------     ---------
    Net cash provided by
      operating activities ..............          72        30,039           686              --        30,797
                                            ---------     ---------       -------        --------     ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES .............................          --       (40,690)         (543)             --       (41,233)
                                            ---------     ---------       -------        --------     ---------
CASH FLOWS (USED IN) PROVIDED
 BY FINANCING ACTIVITIES ................         (72)       11,067            (6)             --        10,989
                                            ---------     ---------       ----------     --------     ---------
EFFECT OF EXCHANGE RATE
 CHANGES ON CASH AND
 CASH EQUIVALENTS .......................          --            --            26              --            26
                                            ---------     ---------       ---------      --------     ---------
NET CHANGE IN CASH AND
 CASH EQUIVALENTS .......................          --           416           163              --           579
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD ....................          --           829           222              --         1,051
                                            ---------     ---------       ---------      --------     ---------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD ..........................   $      --     $   1,245       $   385        $     --     $   1,630
                                            =========     =========       =========      ========     =========

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

              SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1997
                                 (In Thousands)




                                                Parent       Guarantor    Non-Guarantor
                                               Company     Subsidiaries    Subsidiary    Eliminations   Consolidated
                                            ------------- -------------- -------------- -------------- -------------
                                                                     ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ................   $      --      $    829        $   222      $       --      $  1,051
 Accounts receivable -- net ...............          --        25,739          4,029            (127)       29,641
 Inventories ..............................          --        17,022          1,982              --        19,004
 Prepaid and other current
   assets -- net ..........................       1,082         2,633            229           1,557         5,501
                                              ---------      --------        -------      ----------      --------
   Total current assets ...................       1,082        46,223          6,462           1,430        55,197
                                              ---------      --------        -------      ----------      --------
PROPERTY, PLANT AND
  EQUIPMENT -- Net ........................          --        78,481          6,481              --        84,962
                                              ---------      --------        -------      ----------      --------
OTHER ASSETS:
 Goodwill and other intangibles -- net.....          --        83,563         20,171              --       103,734
 Deferred financing costs -- net ..........       1,498          ----             --              --         1,498
 Other noncurrent assets ..................          --           139             --              --           139
 Intercompany advances ....................      21,418        73,560             --         (94,978)           --
 Investment in subsidiaries ...............      42,453            --             --         (42,453)           --
                                              ---------      --------        -------      ----------      --------
TOTAL ASSETS ..............................   $  66,451      $281,966        $33,114      $ (136,001)     $245,530
                                              =========      ========        =======      ==========      ========
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and
   accrued expenses .......................   $  (1,643)     $ 28,510        $ 5,941      $    1,430      $ 34,238
 Current maturities of long-term debt .....          --           745             --              --           745
                                              ---------      --------        -------      ----------      --------
   Total current liabilities ..............      (1,643)       29,255          5,941           1,430        34,983
                                              =========      ========        =======      ==========      ========
LONG-TERM DEBT ............................      19,997       130,620         10,000              --       160,617
DEFERRED TAXES -- Net .....................       1,306         3,971            542              --         5,819
OTHER NONCURRENT LIABILITIES ..............          --         3,011          2,309              --         5,320
                                              ---------      --------        -------      ----------      --------
   Total liabilities ......................      19,660       166,857         18,792           1,430       206,739
INTERCOMPANY ADVANCES .....................          --        87,284          7,694         (94,978)           --
TOTAL STOCKHOLDERS' EQUITY ................      46,791        27,825          6,628         (42,453)       38,791
                                              ---------      --------        -------      ----------      --------
TOTAL LIABILITIES AND
  STOCKHOLDERS'EQUITY .....................   $  66,451      $281,966        $33,114      $ (136,001)     $245,530
                                              =========      ========        =======      ==========      ========

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (In Thousands)




                                           Parent       Guarantor    Non-Guarantor   Elinination
                                           Company    Subsidiaries     Subsidiary    Adjustments   Consolidated
                                        ------------ -------------- --------------- ------------- -------------
NET SALES .............................   $     --      $170,673        $5,640        $     --      $176,313
COST OF SALES .........................         --       129,267         4,336              --       133,603
                                          --------      --------        ------        --------      --------
GROSS PROFIT ..........................         --        41,406         1,304              --        42,710
TOTAL EXPENSES ........................         --        25,924           918              --        26,842
                                          --------      --------        ------        --------      --------
INCOME FROM OPERATIONS ................         --        15,482           386              --        15,868
EQUITY INCOME .........................      1,648            --            --          (1,648)           --
INTEREST EXPENSE ......................        898         7,625           231              --         8,754
OTHER (INCOME) EXPENSE -- Net .........         --          (104)          301              --           197
                                          --------      --------        ------        --------      --------
INCOME (LOSS) BEFORE
 INCOME TAXES AND
 EXTRAORDINARY ITEMS ..................        750         7,961          (146)         (1,648)        6,917
PROVISION (BENEFIT) FOR
 INCOME TAXES .........................       (305)        3,107           123              --         2,925
                                          --------      --------        ------        --------      --------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS ..................      1,055         4,854          (269)         (1,648)        3,992
EXTRAORDINARY ITEMS ...................      2,163         2,937            --              --         5,100
                                          --------      --------        ------        --------      --------
NET INCOME (LOSS) .....................   $ (1,108)     $  1,917        $ (269)       $ (1,648)     $ (1,108)
                                          ========      ========        ======        ========      ========

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997
                                 (In Thousands)




                                             Parent       Guarantor    Non-Guarantor   Elimination
                                             Company    Subsidiaries     Subsidiary    Adjustments   Consolidated
                                          ------------ -------------- --------------- ------------- -------------
CASH FLOWS PROVIDED BY
 OPERATING ACTIVITIES:
 Net (loss) income ......................   $ (1,108)    $    1,917      $    (269)     $ (1,648)    $   (1,108)
 Adjustments to reconcile net (loss)
   income to net cash provided by
   operating activities:
  Equity income .........................     (1,648)            --             --         1,648             --
  Depreciation and amortization .........        196         10,222            264            --         10,682
  Extraordinary items ...................      3,277          4,478             --            --          7,755
  Other noncash items-- .................         --            200            193            --            393
  Changes in operating assets
    and liabilities .....................     (1,419)         1,465            (35)           --             11
                                            --------     ----------      ---------      --------     ----------
    Net cash provided by
      operating activities ..............       (702)        18,282            153            --         17,733
                                            --------     ----------      ---------      --------     ----------
CASH FLOWS USED IN INVESTING
 ACTIVITIES .............................     (7,000)      (115,823)       (17,522)           --       (140,345)
                                            --------     ----------      ---------      --------     ----------
CASH FLOWS (USED IN)
 PROVIDED BY FINANCING
 ACTIVITIES .............................      7,702         97,118         17,694            --        122,514
                                            --------     ----------      ---------      --------     ----------
EFFECT OF EXCHANGE RATE
 CHANGES ON CASH AND
 CASH EQUIVALENTS .......................         --             --           (103)           --           (103)
                                            --------     ----------      ---------      --------     ----------
NET CHANGE IN CASH AND CASH
 EQUIVALENTS ............................         --           (423)           222            --           (201)
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD ....................         --          1,252             --            --          1,252
                                            --------     ----------      ---------      --------     ----------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD ..........................   $     --     $      829      $     222      $     --     $    1,051
                                            ========     ==========      =========      ========     ==========

                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Container Management Services, Inc.
Simpsonville, South Carolina

     We have audited the accompanying balance sheet of Container Management Services, Inc. (the "Company") as of July 23, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 1997 through July 23, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company for the year ended December 31, 1996 were audited by other auditors whose report, dated February 28, 1997, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of Container Management Services, Inc. as of July 23, 1997, and the results of its operations and its cash flows for the period from January 1, 1997 through July 23, 1997, in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP



Parsippany, New Jersey
January 29, 1998

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Container Management Services, Inc.
Simpsonville, South Carolina

     We have audited the accompanying balance sheet of Container Management Services, Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Container Management Services, Inc. as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



Elliott, Davis & Company, LLP



Greenville, South Carolina
February 28, 1997, excepting Note 2 which is as of May 23, 1997

                      CONTAINER MANAGEMENT SERVICES, INC.

                                 BALANCE SHEET
                      DECEMBER 31, 1996 AND JULY 23, 1997




                                                                            1996            1997
                                                                       -------------   -------------
                                                     ASSETS
Current Assets:
 Cash and cash equivalents .........................................   $1,173,716      $  583,932
 Accounts receivable -- net of allowance for doubtful accounts
   of $30,000 at December 31, 1996 and July 23, 1997................    3,206,013       3,519,337
 Prepaid expenses and other assets .................................       32,360         278,365
                                                                       ----------      ----------
    Total current assets ...........................................    4,412,089       4,381,634
PROPERTY, PLANT AND EQUIPMENT -- At cost, less
   accumulated depreciation and amortization
   (Notes 2 and 5) .................................................    3,012,753       3,746,394
INTANGIBLE ASSETS -- Net of accumulated amortization of
   $6,402 at December 31, 1996 and $6,734 at July 23, 1997..........        8,237           7,905
                                                                       ----------      ----------
TOTAL ASSETS .......................................................   $7,433,079      $8,135,933
                                                                       ==========      ==========
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable ..................................................   $2,376,068      $3,240,720
 Current portion of long-term debt (Note 4) ........................      206,064              --
 Obligations under capital lease (Note 5) ..........................       13,975          13,975
 Accrued expenses and other liabilities (Note 3) ...................      277,517         181,702
                                                                       ----------      ----------
    Total current liabilities ......................................    2,873,624       3,436,397
                                                                       ----------      ----------
LONG-TERM LIABILITIES:
 Long-term debt (Note 4) ...........................................       49,869              --
 Obligations under capital lease (Note 5) ..........................        7,254           9,217
                                                                       ----------      ----------
TOTAL LIABILITIES ..................................................       57,123           9,217
Commitments and contingencies (Note 5) .............................           --              --
                                                                       ----------      ----------
STOCKHOLDERS' EQUITY:
 Class A voting common stock -- No par value; 240,000
   shares authorized; 90,000 shares issued and outstanding .........       90,000          90,000
 Class B nonvoting common stock -- $1 par value; 10,000
   shares authorized, issued and outstanding .......................       10,000          10,000
 Retained earnings .................................................    4,402,332       4,590,319
                                                                       ----------      ----------
                                                                        4,502,332       4,690,319
                                                                       ----------      ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .........................   $7,433,079      $8,135,933
                                                                       ==========      ==========

                       See notes to financial statements.

                      CONTAINER MANAGEMENT SERVICES, INC.

                            STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
           AND THE PERIOD FROM JANUARY 1, 1997 THROUGH JULY 23, 1997




                                                           Period from
                                                           January 1,
                                          Year Ended         through
                                         December 31,       July 23,
                                             1996             1997
                                        --------------   --------------
NET SALES ...........................   $28,266,486      $17,805,750
COST OF SALES .......................    22,952,361       14,527,511
                                        -----------      -----------
  Gross profit ......................     5,314,125        3,278,239
                                        -----------      -----------
EXPENSES:
 Selling ............................       107,427          154,266
 General and administrative .........     2,566,249          919,153
 Amortization .......................         1,157              332
                                        -----------      -----------
  Total expenses ....................     2,674,833        1,073,751
                                        -----------      -----------
INCOME FROM OPERATIONS ..............     2,639,292        2,204,488
INTEREST EXPENSE ....................        38,989           34,142
OTHER INCOME ........................         7,596           51,576
                                        -----------      -----------
NET INCOME ..........................   $ 2,607,899      $ 2,221,922
                                        ===========      ===========

                      See notes to financial statements.

                      CONTAINER MANAGEMENT SERVICES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1996
                      AND THE PERIOD FROM JANUARY 1, 1997
                             THROUGH JULY 23, 1997





                                  Class A, Voting   Class B, Nonvoting
                                   Common Stock        Common Stock                          Total
                                ------------------- -------------------     Retained     Stockholders'
                                 Shares    Amount    Shares    Amount       Earnings        Equity
                                -------- ---------- -------- ---------- --------------- --------------
BALANCE, JANUARY 1, 1996 ......  90,000   $90,000    10,000   $10,000    $  3,557,177    $  3,657,177
 Net income ...................      --        --        --        --       2,607,899       2,607,899
 Distributions to stockholders      --         --        --        --      (1,762,744)     (1,762,744)
                                 ------   -------    ------   -------    ------------    ------------
BALANCE, DECEMBER 31,
 1996 .........................  90,000    90,000    10,000    10,000       4,402,332       4,502,332
 Net income ...................      --        --        --        --       2,221,922       2,221,922
 Distributions to stockholders      --         --        --        --      (2,033,935)     (2,033,935)
                                 ------   -------    ------   -------    ------------    ------------
BALANCE, JULY 23, 1997 ........  90,000   $90,000    10,000   $10,000    $  4,590,319    $  4,690,319
                                 ======   =======    ======   =======    ============    ============

                      See notes to financial statements.

                      CONTAINER MANAGEMENT SERVICES, INC.

                           STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996
                      AND THE PERIOD FROM JANUARY 1, 1997
                             THROUGH JULY 23, 1997




                                                                                        Period from
                                                                                        January 1,
                                                                       Year Ended         through
                                                                      December 31,       July 23,
                                                                          1996             1997
                                                                     --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ......................................................   $2,607,899       $2,221,922
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization ..................................    6,543,563        4,543,009
  Loss on disposal of equipment ..................................       18,514               --
  Changes in assets and liabilities which provided (used)
   cash:
   Accounts and other receivables ................................     (353,901)        (544,452)
   Prepaid expenses and other assets .............................      (21,112)         (14,877)
   Accounts payable ..............................................      (35,112)         864,652
   Accrued expenses and other liabilities ........................      169,300          (95,815)
                                                                     ----------       ----------
    Net cash provided by operating activities ....................    8,929,151        6,974,439
                                                                     ----------       ----------
NET CASH USED IN INVESTING ACTIVITIES:
   Purchase of equipment .........................................   (6,550,411)      (5,263,365)
                                                                     ----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on notes payable and capital lease obligations .........      (61,526)        (266,923)
 Distributions to stockholders ...................................   (1,762,744)      (2,033,935)
                                                                     ----------       ----------
    Net cash used in financing activities ........................   (1,824,270)      (2,300,858)
                                                                     ----------       ----------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                          554,470         (589,784)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR .....................      619,246        1,173,716
                                                                     ----------       ----------
CASH AND CASH EQUIVALENTS, END OF YEAR ...........................   $1,173,716       $  583,932
                                                                     ==========       ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest ..........................................   $   38,989       $   34,142
                                                                     ==========       ==========
 Noncash activities:
   Capital lease of equipment ....................................   $      --        $   12,953
                                                                     ==========       ==========

                       See notes to financial statements.

                      CONTAINER MANAGEMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     Year Ended December 31, 1996 and the
               Period from January 1, 1997 through July 23, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES


     Description of Business -- Container Management Services, Inc. (the "Company") provides the chemical, textile and other industries with a closed loop container return/reuse program. CMS purchases, leases and reconditions containers, drums and intermediate bulk containers and manages the logistics (i.e., warehousing, transportation and disposal) of containers; it also grinds worn drums and IBC's into resin for resale into the recycling market. CMS was the first industrial container company to combine these services into an integrated container management program. The Company is located in Simpsonville, South Carolina, and extends credit to customers primarily in the eastern United States.

     On July 23, 1997, 100% of the Company's common stock was purchased by Russell-Stanley Corp. for $33,900,000. The accompanying financial statements represent the historical financial statements of the Company prior to the acquisition.

     Cash and Cash Equivalents -- The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Property, Plant and Equipment -- Equipment is stated at cost. Containers, which include containers, rings and lids, are depreciated using an accelerated method over their estimated useful lives. The cost and related accumulated depreciation of containers is removed from the books when fully depreciated. All other equipment is depreciated using accelerated methods based on the estimated useful lives of the respective assets. Maintenance, repairs and other expenses not resulting in betterments are charged to expense as incurred.

     Intangible Assets -- Organization costs and other intangible assets are stated at cost and are amortized using the straight-line method over a period of 5 to 19 years.

     Income Taxes -- The Company, with the consent of its stockholders, has elected to be taxed as an S corporation for Federal and state income tax purposes. Under this election, the Company's income, deductions and credits are reported by its stockholders on their individual income tax returns. Therefore, no provision for income taxes is recorded by the Company.

     The Company maintains a policy of making distributions to its stockholders in amounts at least sufficient to pay individual income taxes resulting from reporting the Company's income on the stockholders' individual income tax returns.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising -- The Company's policy is to expense advertising costs as incurred. Such costs were approximately $34,000 and $68,000 for the year ended December 31, 1996 and for the period January 1, 1997 through July 23, 1997, respectively.

                      CONTAINER MANAGEMENT SERVICES, INC.

                     Year Ended December 31, 1996 and the
               Period from January 1, 1997 through July 23, 1997

2. PROPERTY, PLANT AND EQUIPMENT


     Property, plant and equipment at December 31, 1996 and July 23, 1997 consists of the following:



                                                            December 31,         July 23,
                                          Useful Lives          1996               1997
                                        ---------------   ----------------   ----------------
   Furniture and fixtures ...........      5-7 years       $     209,761     $   232,407
   Plant equipment ..................      5-7 years           2,716,691       2,833,766
   Containers .......................     16-36 months        11,495,183      16,562,421
   Vehicles .........................       5 years               27,035          27,035
   Leasehold improvements ...........    31.5-39 years            54,933          66,656
   Construction in progress .........         --                  37,920          95,556
                                                           -------------     -----------
                                                              14,541,523      19,817,841
   Less accumulated depreciation and
     amortization ...................                        (11,528,770)    (16,071,447)
                                                           -------------     -----------
   Total ............................                      $   3,012,753     $ 3,746,394
                                                           =============     ===========

     The Company began capitalizing costs associated with rings and lids in 1997 as a result of a modernization of plant equipment which enables the Company to recycle the rings and lids. Amounts capitalized for rings and lids as of July 23, 1997 totaled approximately $669,000 which is included in "containers." The rings and lids are being depreciated over a three-year period using an accelerated method; accumulated depreciation of the rings and lids totaled $167,000 at July 23, 1997.


3. ACCRUED EXPENSES AND OTHER LIABILITIES


     Accrued expenses and other liabilities at December 31, 1996 and July 23, 1997 consists of the following:



                                                   December 31,      July 23,
                                                       1996            1997
                                                  --------------   -----------
   Salaries and wages .........................      $ 75,841      $ 79,836
   Accrued and withheld payroll taxes .........        10,288        24,681
   Insurance ..................................         5,390         2,164
   Sales tax -- NC ............................       111,000         6,365
   Real estate taxes ..........................        33,288        21,509
   Personal property taxes ....................            --        47,052
   Other ......................................        41,710            95
                                                     --------      --------
   Total ......................................      $277,517      $181,702
                                                     ========      ========

4. NOTES PAYABLE


     The note payable to a bank in monthly installments of $5,148, including interest at 7% through September 1998, was paid in full in July 1997. Payments for the period from January 1, 1997 through July 23, 1997 totaled $109,741, including $3,808 of interest expense.

     The demand note payable to a stockholder in monthly payments of interest only at prime plus two percent was paid in full in July 1997. Payments for the period from January 1, 1997 through July 23, 1997 totaled $150,000 of principal and $8,208 of interest expense.

                      CONTAINER MANAGEMENT SERVICES, INC.

                     Year Ended December 31, 1996 and the
               Period from January 1, 1997 through July 23, 1997

5. LEASE COMMITMENTS


     Capital Leases -- Obligations under capital leases have been discounted to present value by use of the Company's incremental borrowing rate for such funds at the inception of the lease. Assets under capital leases totaled $42,009 at December 31, 1996 and $54,962 at July 23, 1997 and are included in property, plant and equipment. Amortization of capitalized leases for the year ended December 31, 1996 totaled $9,982 and for the period from January 1, 1997 through July 23, 1997 totaled $12,241 and is included in depreciation and amortization expense. The future minimum lease payments under capital leases, together with the discount to arrive at present value, are as follows:



Period Ending
July 23,
        1998 ...................................................    $  18,249
        1999 ...................................................        7,703
        2000 ...................................................        2,274
                                                                    ---------
        Total minimum lease payments ...........................       28,226
        Less portion of payments representing interest .........       (5,034)
                                                                    ---------
        Present value of net minimum lease payments ............       23,192
        Current portion ........................................      (13,975)
                                                                    ---------
        Long-term portion ......................................    $   9,217
                                                                    =========

     Operating Leases -- The Company rents buildings and various equipment under the terms of noncancelable operating leases. The Company is responsible for property taxes, insurance and nonstructural maintenance costs. Aggregate rentals for the year ended December 31, 1996 totaled $435,887 and for the period from January 1, 1997 through July 23, 1997 totaled $257,318.

     The following is a summary of future minimum lease payments under operating leases that have initial or remaining noncancelable terms in excess of one year as of July 23, 1997:



Period Ending
July 23,
  1998 .....................   $  423,830
  1999 .....................      398,274
  2000 .....................      398,274
  2001 .....................      398,274
  2002 .....................      349,228
  Thereafter ...............      792,097
                               ----------
  Total ....................   $2,759,977
                               ==========

     The Company also has a month-to-month operating lease for a building with monthly payments of $5,348.

     During the period ended July 23, 1997, the Company entered into an agreement with a bank for the purchase of equipment, not to exceed $550,000, to be accounted for as operating leases. Under the agreement, the Company uses its funds to purchase the equipment and is then reimbursed by the bank. All amounts associated with the agreement were paid in full to the Company in January 1998.



6. RELATED PARTY TRANSACTIONS


     As described in Note 4, the Company paid in full during July 1997 the note payable to one of its stockholders.

                      CONTAINER MANAGEMENT SERVICES, INC.

                     Year Ended December 31, 1996 and the
               Period from January 1, 1997 through July 23, 1997

7. CONCENTRATION OF RISK


     Sales to two customers represented 11.2% and 10.0% of revenues for the year ended December 31, 1996 and 12.8% and 10.6% of revenues for the period January 1, 1997 through July 23, 1997. Accounts receivable from those customers totaled 6.9% and 8.4% at December 31, 1996 and 11.1% and 8.3% of accounts receivable at July 23, 1997. The Company performs ongoing credit evaluations of its customers' financial condition but does not require collateral to support customer receivables.

     Purchases of drum containers from two vendors represented 65.7% and 34.3% of purchases for the year ended December 31, 1996 and 47.9% and 45.3% of purchases for the period January 1, 1997 through July 23, 1997. Accounts payable to those customers totaled 39.9% and 11.1% at December 31, 1996 and 29.9% and 27.7% at July 23, 1997.

     Purchases of industrial bulk containers from two vendors represented 78.2% and 21.8% for the year ended December 31, 1996 and 71.7% and 28.3% of purchases for the period January 1, 1997 through July 23, 1997. Accounts payable to those customers totaled 7.9% and 5.6% at December 31, 1996 and 6.0% and 2.1% at July 23, 1997.

                         INDEPENDENT AUDITORS' REPORT


To the Shareholders of
Hunter Drums Limited:

     We have audited the accompanying consolidated balance sheet of Hunter Drums Limited, a Canadian company, (the "Company") as of October 29, 1997 and the consolidated statements of operations and retained earnings and cash flows for the period from January 1, 1997 through October 29, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 29, 1997 and the results of its operations and its cash flows for the period from January 1, 1997 through October 29, 1997 in accordance with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP



Parsippany, New Jersey
January 29, 1998

                             HUNTER DRUMS LIMITED

                           CONSOLIDATED BALANCE SHEET
                            AS OF OCTOBER 29, 1997
                      (Amounts in United States Dollars)



                                                       ASSETS
CURRENT ASSETS:
 Cash ..................................................................    $   28,540
 Accounts receivable, net of allowance for doubtful accounts of $ 98,284     4,200,958
 Inventories (Note 3) ..................................................     2,040,185
 Prepaid expenses ......................................................       357,669
 Deferred income taxes (Note 5) ........................................       136,400
                                                                            ----------
 Total current assets ..................................................     6,763,752
PROPERTY, PLANT AND EQUIPMENT -- NET (Note 4) ..........................     2,495,460
                                                                            ----------
TOTAL ASSETS ...........................................................    $9,259,212
                                                                            ==========
                                                   LIABILITIES
CURRENT LIABILITIES:
 Accounts payable and accrued liabilities ..............................    $4,742,738
 Income taxes payable ..................................................       422,487
                                                                            ----------
  Total current liabilities ............................................     5,165,225
                                                                            ----------
DEFERRED INCOME TAXES (Note 5) .........................................       252,402
                                                                            ----------
  Total liabilities ....................................................     5,417,627
                                                                            ----------
COMMITMENTS (Note 9) ...................................................
SHAREHOLDERS' EQUITY ...................................................
 Common stock (Note 7) .................................................           928
 Retained earnings .....................................................     3,939,108
 Cumulative translation adjustment .....................................       (98,452)
                                                                            ----------
  Total shareholders' equity ...........................................     3,841,585
                                                                            ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .............................    $9,259,212
                                                                            ==========

                See notes to consolidated financial statements.

                             HUNTER DRUMS LIMITED

          CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH OCTOBER 29, 1997
                      (Amounts in United States Dollars)



SALES ..........................................   $30,503,187
COST OF SALES ..................................    22,524,685
                                                   -----------
GROSS PROFIT ...................................     7,978,502
                                                   -----------
OPERATING EXPENSES:
 Selling .......................................     3,339,609
 General and administration ....................     2,001,662
                                                   -----------
  Total Expenses ...............................     5,341,271
                                                   -----------
INCOME FROM OPERATIONS .........................     2,637,231
INTEREST EXPENSE ...............................        61,791
OTHER (INCOME) EXPENSE -- Net ..................       249,140
                                                   -----------
EARNINGS BEFORE INCOME TAXES ...................     2,326,300
PROVISION FOR INCOME TAXES .....................       990,623
                                                   -----------
NET INCOME .....................................     1,335,677
RETAINED EARNINGS, BEGINNING OF PERIOD .........     4,313,874
DIVIDENDS ......................................    (1,710,443)
                                                   -----------
RETAINED EARNINGS, END OF PERIOD ...............   $ 3,939,108
                                                   ===========

                See notes to consolidated financial statements.

                             HUNTER DRUMS LIMITED

                     CONSOLIDATED STATEMENT OF CASH FLOWS
         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH OCTOBER 29, 1997
                      (Amounts in United States Dollars)



CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ......................................................................   $1,335,677
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization ..................................................      397,438
  Loss on sale of assets .........................................................        6,539
  Deferred income taxes ..........................................................     (136,400)
 Changes in operating assets and liabilities: ....................................
  (Increase) decrease in accounts receivable .....................................   (1,210,237)
  (Increase) decrease in inventories .............................................     (106,858)
  (Increase) decrease in prepaid expenses ........................................    1,112,215
  Increase (decrease) in accounts payable ........................................      441,118
  Increase (decrease) in income taxes payable ....................................      130,211
                                                                                     -----------
   Net cash provided by operating activities .....................................    1,969,703
                                                                                     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Decrease (increase) in investments ..............................................    1,710,443
 Purchase of property, plant & equipment .........................................     (500,970)
 Disposal of property, plant & equipment .........................................      194,419
                                                                                     -----------
   Net cash provided by investing activities .....................................    1,403,892
                                                                                     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of long-term debt .....................................................     (187,040)
 Repayment of notes payable to shareholders ......................................     (221,656)
 Dividends .......................................................................   (1,710,443)
                                                                                     -----------
   Net cash used for financing activities ........................................   (2,119,139)
                                                                                     -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH ..........................................        9,716
                                                                                     -----------
NET CHANGE IN CASH ...............................................................    1,264,172
CASH, BEGINNING OF YEAR ..........................................................   (1,235,632)
                                                                                     -----------
CASH, END OF YEAR ................................................................   $   28,540
                                                                                     ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
   Interest ......................................................................   $   61,791
                                                                                     ===========
   Taxes .........................................................................   $  878,275
                                                                                     ===========

                See notes to consolidated financial statements.

                             HUNTER DRUMS LIMITED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         PERIOD ENDED OCTOBER 29, 1997

1. DESCRIPTION OF BUSINESS


     Hunter Drums Limited (the "Company") is incorporated under the Ontario Business Corporations Act and is engaged in the manufacturing of steel and plastic drums and laminated and plastic products.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and include the operations of Hunter Drums Limited and two inactive subsidiaries which have been subsequently dissolved.

     On October 29, 1997, the Company's common stock was purchased by Russell-Stanley Holdings, Inc. ("RSH"). The Company's financial statements represent the historical financial statements of the Company prior to acquisition.

     Inventories -- Inventories are valued at the lower of cost or net realizable value, with cost being determined on a first-in, first-out basis.

     Revenue Recognition -- Revenue is recognized when products are shipped or services are provided to customers.

     Use of Estimates -- The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


     Property, Plant & Equipment -- Property, plant and equipment, stated at cost, is being depreciated for financial reporting purposes on the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives for each class of capital assets are as follows:


    Building ......................... 15-30 years
    Machinery and equipment ..........  3-10 years
    Furniture and fixtures ...........   3-7 years
    Transportation equipment .........  3-10 years
    Leasehold improvements ........... Lesser of useful life or the life of the lease

     Translation of Foreign Currencies -- The Canadian dollar is the functional currency in which the Company operates. The assets and liabilities of the Company are translated into U.S. dollars at period-end exchange rates, with resulting translation gains and losses accumulated in a separate component of shareholders' equity. Income and expense items are converted into U.S. dollars at average rates of exchange prevailing throughout the year.

     Financial Instruments -- The Company utilizes financial instruments to limit its exposure to foreign currency exchange rate fluctuations.

     Income Taxes -- The Company follows the tax allocation method of accounting for income taxes whereby provisions for income taxes are based on reported income. Deferred income taxes arise from claiming amortization for income tax purposes at different rates than amounts recorded for accounting purposes.

                             HUNTER DRUMS LIMITED

                         PERIOD ENDED OCTOBER 29, 1997

     Molds and Dies -- Expenditures on molds and dies are amortized on a straight-line basis over two years commencing upon productive use. At October 29, 1997, prepaid expenses include $281,187 of moulds and dies, net of accumulated amortization.


3. INVENTORIES


     Inventory consists of the following:



                                        As of
                                     October 29,
                                        1997
                                    ------------
  Raw Materials .................   $  858,828
  Work-in-process ...............      700,552
  Finished goods ................      480,805
                                    ----------
  Total .........................   $2,040,185
                                    ==========

4. PROPERTY, PLANT & EQUIPMENT



                                                                     Net Book Value
                                                                         As of
                                                       Accumulated    October 29,
                                           Cost       Amortization        1997
                                      -------------- -------------- ---------------
   Land .............................  $    78,918    $        --     $    78,918
   Building .........................      936,207        580,250         355,957
   Machinery and equipment ..........    8,192,510      6,275,333       1,917,177
   Furniture & fixtures .............      575,165        455,243         119,922
   Transportation equipment .........      214,343        199,440          14,903
   Leasehold improvements ...........       23,423         14,840           8,583
                                       -----------    -----------     -----------
                                       $10,020,566    $ 7,525,106     $ 2,495,460
                                       ===========    ===========     ===========

5. INCOME TAXES


     The provision (benefit) for income taxes for the period ended October 29, 1997 consists of the following:



                                                    Period Ended
                                                    October 29,
                                                        1997
                                                   -------------
        Current:
         Federal ...............................   $ 717,000
         Provincial ............................     410,023
                                                   ---------
        Total Current ..........................   1,127,023
                                                   ---------
        Deferred:
         Federal ...............................     (87,000)
         Provincial ............................     (49,400)
                                                   ---------
        Total Deferred .........................    (136,400)
                                                   ---------
        Net provision for income taxes .........   $ 990,623
                                                   =========

     The difference between the effective income tax rate and the statutory federal income tax rate is due to permanent differences related to travel and entertainment and life insurance premiums.

                             HUNTER DRUMS LIMITED

                         PERIOD ENDED OCTOBER 29, 1997

     The components of the net deferred taxes as of October 29, 1997 were as follows:


                                                      For the Period Ended
                                                        October 29, 1997
                                          --------------------------------------------
                                           Deferred Tax Asset   Deferred Tax Liability
   Current:
      Other Assets ......................       $136,400               $     --
                                                --------               --------
   Total current ........................        136,400                     --
                                                --------               --------
   Noncurrent: ..........................
    Property, plant & equipment .........             --                252,402
                                                --------               --------
   Total noncurrent .....................             --                252,402
                                                --------               --------
   Total deferred tax ...................       $136,400               $252,402
                                                ========               ========

6. LONG TERM DEBT AND SHAREHOLDER NOTES PAYABLE

     At October 29, 1997, the Company had no outstanding balances for long term debt or shareholder notes payable. The long term debt consisted of a non-revolving loan with interest at the bank's prime rate plus 1/2%. The balance of $187,040 was paid in full in October 1997. The shareholder notes were non-interest bearing notes payable to Hunter Holdings, Inc. and Ontario Ltd. The balance of $221,656 were paid in full in October 1997.

7. COMMON STOCK

     Authorized:

      Unlimited number of voting Class A common shares

      Unlimited number of voting Class B common shares

      Unlimited number of nonvoting, noncumulative, redeemable and retractable Class A special shares, issuable in series

      200 voting Class B special shares, noncumulative, redeemable and retractable

      Unlimited number of voting, redeemable and retractable Class C special shares

      Issued and outstanding:

                                                              As of
                                                           October 29,
                                                              1997
                                                          ------------
    90,000 Class A common shares ........................     $   6
   900,000 Class B common shares ........................        63
   880,000 Class A special shares, first series .........       630
    20,000 Class B special shares .......................       143
   120,000 Class C special shares .......................        86
                                                              -----
                                                              $ 928
                                                              =====

     The Class A common shares rank equally in priority to Class B common shares. Both classes are entitled to a noncumulative dividend. The holders of Class A common shares are entitled to two votes in respect of each Class A common share held by them at all meetings of shareholders. The holders of Class B common shares are entitled to one vote in respect of each Class B common share held by them at all meetings of shareholders.

     The Class A special shares rank equally with the Class C special shares in priority to all other classes of shares, and may be redeemed, purchased or acquired by the Company or put to the Company by the holder, in whole or in part, for an amount determined in accordance with the Articles of Amendment dated June 26, 1997. These shares are entitled to a noncumulative cash dividend.

                             HUNTER DRUMS LIMITED

                         PERIOD ENDED OCTOBER 29, 1997

     The Class B special shares rank in priority to the common shares, and may be redeemed, purchased or acquired by the Company for an amount not exceeding $1 per share together with all declared and unpaid noncumulative cash dividends thereon.

     On July 26, 1997, the Company amended its Articles of Incorporation by creating an unlimited number of Class C special shares.

     On September 29, 1997, the Company amended its Articles of Incorporation to change each issued and outstanding:

     i) Class A common share into 100 issued and outstanding Class A common shares, and

     ii) Class B common share into 100 issued and outstanding Class B common shares.


8. SUBSEQUENT EVENT


     In connection with the acquisition of the Company by RSH, the Company amended its Articles of Incorporation and merged into HDL Acquisition, Inc. The merged company will continue operations under the name Hunter Drums Limited. The authorized capital of the merged company is an unlimited number of Class A voting shares and an unlimited number of Class B nonvoting shares.

     The 8,800 Class A special shares, the 200 Class B special shares, the 1,200 Class C special shares, the 9,000 Class B common shares and 330 Class A common shares were canceled. The remaining 570 Class A common shares were converted to 27,778 nonvoting shares.


9. COMMITMENTS


     The future minimum lease payments under the terms of the noncancelable operating leases for certain facilities and equipment are as follows:


  1998 ............ $872,569
  1999 ............  665,799
  2000 ............  485,910
  2001 ............  347,445
  2002 ............  117,075

10. FINANCIAL INSTRUMENTS


     Foreign Exchange Contracts -- The Company utilizes U.S. dollar denominated foreign exchange contracts to limit its exposure to foreign currency exchange rate fluctuations. At October 29, 1997, $13,750,000 of forward contracts were held with settlement rates ranging from $1.353 to $1.407, Canadian dollars to U.S. dollars, and settlement dates from January 1998 to December 1999. The foreign exchange contracts are recorded at fair value with related unrealized gains or losses included in other (income) expense. For the period ended October 29, 1997, the Company recorded $378,619 of losses on foreign exchange contracts.


11. RETIREMENT BENEFIT PLAN


     Certain employees of the Company are covered under a money purchase pension plan. Eligibility in the plan is dependent upon one year of service. Employees can contribute up to 3% of eligible income, executives can contribute up to 9% of eligible income, with a maximum yearly contribution of $6,750. Hunter matches 100% of employee and executive contributions and such employer contributions vest after two full years as a member of the plan.

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Smurfit Plastic Packaging
Wilmington, Delaware

     We have audited the accompanying balance sheets of Smurfit Plastic Packaging (the "Company") as of December 31, 1996 and November 7, 1997 and the related statements of operations and cash flows for the year ended December 31, 1996 and the period from January 1, 1997 to November 7, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1996 and November 7, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 to November 7, 1997, in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP



Parsippany, New Jersey
June 8, 1998

                           SMURFIT PLASTIC PACKAGING

                                BALANCE SHEETS
                               DECEMBER 31, 1996
                             AND NOVEMBER 7, 1997
                                (In Thousands)




                                                                December 31,     November 7,
                                                                    1996            1997
                                                               --------------   ------------
                                                  ASSETS
CURRENT ASSETS:
 Cash ......................................................       $     2         $     2
 Accounts receivable, less allowances of $89 in 1996 and $94
   in 1997 .................................................         8,425           8,331
 Inventories (Note 3) ......................................         4,847           4,925
 Prepaid expenses and other current assets .................           144             185
                                                                   -------         -------
 Total current assets ......................................        13,418          13,443
PROPERTY, PLANT AND EQUIPMENT  --
   Net (Note 4) ............................................        19,558          19,461
                                                                   -------         -------
TOTAL ASSETS ...............................................       $32,976         $32,904
                                                                   =======         =======
                                LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued expenses .....................       $ 7,726         $ 7,250
 Income taxes payable (Note 6) .............................         2,850           1,275
                                                                   -------         -------
  Total current liabilities ................................        10,576           8,525
DEFERRED TAXES -- Net (Note 6) .............................         2,467           2,544
                                                                   -------         -------
  Total liabilities ........................................        13,043          11,069
COMMITMENTS AND CONTINGENCIES (Note 5) .....................
DIVISIONAL EQUITY ..........................................        19,933          21,835
                                                                   -------         -------
 TOTAL LIABILITIES AND DIVISIONAL EQUITY ...................       $32,976         $32,904
                                                                   =======         =======

                       See notes to financial statements.

                           SMURFIT PLASTIC PACKAGING

                           STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                            AND FOR THE PERIOD FROM
                      JANUARY 1, 1997 TO NOVEMBER 7, 1997
                                (In Thousands)




                                                                  Period from
                                                                  January 1,
                                                  Year Ended        1997 to
                                                 December 31,     November 7,
                                                     1996            1997
                                                --------------   ------------
NET SALES (Note 8) ..........................      $ 64,492         $57,679
COST OF SALES (Note 8) ......................        50,294          48,283
                                                   --------         -------
  Gross profit ..............................        14,198           9,396
                                                   --------         -------
EXPENSES:
 Selling ....................................         2,426           2,005
 General and administrative .................         3,927           3,333
                                                   --------         -------
  Total expenses ............................         6,353           5,338
                                                   --------         -------
INCOME FROM OPERATIONS ......................         7,845           4,058
INTEREST EXPENSE ............................           531             480
                                                   --------         -------
INCOME BEFORE INCOME TAXES ..................         7,314           3,578
PROVISION FOR INCOME TAXES (Note 6) .........         2,756           1,352
                                                   --------         -------
NET INCOME ..................................      $  4,558         $ 2,226
                                                   ========         =======

                       See notes to financial statements.

                           SMURFIT PLASTIC PACKAGING

                           STATEMENTS OF CASH FLOWS
                   YEAR ENDED DECEMBER 31, 1996 AND FOR THE
                PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 7, 1997
                                (In Thousands)




                                                                             Period from
                                                                             January 1,
                                                             Year Ended        1997 to
                                                            December 31,     November 7,
                                                                1996            1997
                                                           --------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ............................................      $  4,558        $  2,226
 Adjustments to reconcile net income to net cash
   provided by operating activities:
  Depreciation and amortization ........................         1,924           1,976
 Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable ...........          (881)             94
  Increase in inventories ..............................           (49)            (78)
  Increase in prepaid and other current assets .........           (29)            (41)
  Increase (decrease) in accounts payable, accrued
    expenses and income taxs payable ...................         2,004          (2,051)
  Increase (decrease) in deferred income taxes .........           (94)             77
                                                              --------        --------
    Net cash provided by operating activities ..........         7,433           2,203
                                                              --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES --
 Capital expenditures ..................................        (2,657)         (1,502)
                                                              --------        --------
    Net cash used in investing activities ..............        (2,657)         (1,502)
                                                              --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES --
 Intercompany cash settlements and transfers ...........        (4,776)           (701)
                                                              --------        --------
    Net cash used in financing activities ..............        (4,776)           (701)
                                                              --------        --------
NET CHANGE IN CASH .....................................            --              --
CASH, BEGINNING OF PERIOD ..............................             2               2
                                                              --------        --------
CASH, END OF PERIOD ....................................      $      2        $      2
                                                              ========        ========

                       See notes to financial statements.

                           SMURFIT PLASTIC PACKAGING

                         NOTES TO FINANCIAL STATEMENTS
                     Year Ended December 31, 1996, and the
                Period from January 1, 1997 to November 7, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION


     Organization -- Smurfit Plastic Packaging ("SPP" or the "Company") is a leading U.S. producer of plastic industrial drums and is also a manufacturer of liners for use in steel and fiber drum composites.

     The Company was acquired by Smurfit Packaging Corporation ("SPC"), a subsidiary of the Jefferson Smurfit Group (the "Parent Company") as part of their acquisition of Container Corporation of America in 1986. Effective November 8, 1997, the assets of the Company were acquired by Russell-Stanley Holdings, Inc. ("RSH").

     Basis of Presentation -- The accompanying financial statements have been prepared from the separate accounting records maintained by SPP, a division of SPC. The results of these financials may not necessarily be indicative of the conditions that would have existed if the Division had been operated as an unaffiliated company. Amounts collected from the related parties and amounts distributed to the Parent Company are reflected as cash settlements and transfers in the accompanying financial statements.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Cash -- As a subsidiary of the Parent Company, SPP was a participant in the Parent Company's cash management system. All of the cash receipt and disbursement activities of SPP were performed by the Parent Company on behalf of SPP. The cash presented on the financial statements represents petty cash maintained at each of the SPP plants.

     Inventories -- Inventories are stated at the lower of cost or market value. Cost is determined on the first-in, first-out (FIFO) method.

     Property, Plant and Equipment -- Property, plant and equipment, stated at cost, is being depreciated for financial reporting purposes on the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives for each class of property, plant and equipment are as follows:


        Buildings and improvements .........   40 years
        Furniture and fixtures .............   5 years
        Machinery and equipment ............   15 years
        Transportation equipment ...........   5 years

     Revenue Recognition -- Revenue is recognized when products are shipped to customers.

     Income Taxes -- Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to the difference between the financial statement carrying amounts of assets and liabilities and their respective tax basis, as if the division had been operated as an unaffiliated company.

     Interest Expense -- Under the Parent Company's corporate policies, SPP was charged an amount of interest each month based upon the balance of SPP's working capital during the month calculated using the London Interbank Offered Rate ("LIBOR") in effect at the end of that month. SPP carried no separate outstanding debt during 1996 or 1997.

     Use of Estimates -- The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                           SMURFIT PLASTIC PACKAGING

                     Year Ended December 31, 1996, and the
                Period from January 1, 1997 to November 7, 1997

3. INVENTORIES


     At December 31, 1996 and November 7, 1997, inventory consists of:



                               December 31,     November 7,
                                   1996            1997
                              --------------   ------------
                                     (In thousands)
   Raw materials ..........       $ 1,859         $ 1,892
   Finished goods .........         2,988           3,033
                                  -------         -------
   TOTAL ..................       $ 4,847         $ 4,925
                                  =======         =======

4. PROPERTY, PLANT AND EQUIPMENT


     At December 31, 1996 and November 7, 1997, property, plant and equipment consists of:



                                                  December 31,     November 7,
                                                      1996            1997
                                                 --------------   ------------
                                                        (In thousands)
   Land ......................................      $    606        $    606
   Buildings and improvements ................         4,193           4,208
   Machinery and equipment ...................        25,746          29,685
   Furniture and fixtures ....................            13              13
   Transportation equipment ..................            24              23
   Construction in progress ..................         3,480             895
                                                    --------        --------
   Total .....................................        34,062          35,430
   Less accumulated depreciation .............        14,504          15,969
                                                    --------        --------
   Property, plant and equipment-net .........      $ 19,558        $ 19,461
                                                    ========        ========

5. COMMITMENTS


     Operating Leases -- The Company has operating lease commitments expiring at various dates, principally for real property, machinery and equipment, and transportation equipment leases. Total rent expense amounted to $1,184,000 and $1,036,000 in 1996 and 1997, respectively.

     Future minimum commitments under these leases are as follows:


                               (In thousands)
  1998 .....................   $1,040
  1999 .....................      945
  2000 .....................      937
  2001 .....................      896
  2002 .....................      509
  Thereafter ...............    1,689
                               ------
  Total ....................   $6,016
                               ======

                           SMURFIT PLASTIC PACKAGING

                     Year Ended December 31, 1996, and the
                Period from January 1, 1997 to November 7, 1997

6. INCOME TAXES


     The provision (benefit) for income taxes for the year ended December 31, 1996, and the period ended November 7, 1997 consists of the following:



                                               December 31,     November 7,
                                                   1996            1997
                                              --------------   ------------
                                                     (In thousands)
   Current:
    Federal ...............................       $2,429          $1,081
    State .................................          421             194
                                                  ------          ------
   Total current ..........................        2,850           1,275
                                                  ------          ------
   Deferred:
    Federal ...............................          (80)             65
    State .................................          (14)             12
                                                  ------          ------
   Total deferred .........................          (94)             77
                                                  ------          ------
   Net provision for income taxes .........       $2,756          $1,352
                                                  ======          ======

     The difference between the effective income tax rate and the statutory Federal income tax rate is due to state taxes.

     The components of net deferred tax liabilities as of December 31, 1996 and November 7, 1997 were as follows:



                                               December 31,     November 7,
                                                   1996            1997
                                              --------------   ------------
                                                     (In thousands)
   Deferred tax liabilities:
    Property, plant and equipment .........       $2,467          $2,544
                                                  ------          ------
   Total deferred tax liabilities .........       $2,467          $2,544
                                                  ======          ======

7. PENSION AND POSTRETIREMENT HEALTH CARE BENEFITS


     Substantially all employees of the Company participate in a noncontributory defined benefit pension plan sponsored by the Parent Company. The Company's portion of the present value of accumulated plan benefits and the net assets available for the payment of such benefits are not presented because such information is not determined for each participating company. For the year ended December 31, 1996, and the period ended November 7, 1997, pension expense allocated to the Company was approximately $314,000 and $412,000, respectively.


     The Company has a savings and investment plan which allows employees to defer up to 15% of their salary, with the Company matching 60% of each employee's contribution not exceeding 6% of the employee's salary. The Company's contributions charged to operations for the year ended December 31, 1996, and the period ended November 7, 1997 were approximately , $129,000 and $120,000, respectively.

     In addition, the Company provides certain health care and life insurance benefits for all salaried and certain hourly employees. The Company has various plans under which the cost may be borne either by the Company, the employee or partially by each party. The Company does not currently

                           SMURFIT PLASTIC PACKAGING

                     Year Ended December 31, 1996, and the
                Period from January 1, 1997 to November 7, 1997

fund these plans. These benefits are discretionary and are not a commitment to long-term benefit payments.


8. TRANSACTIONS WITH AFFILIATES


     The Company is a member of a group of companies affiliated through common ownership and management.

     The net intercompany cash settlements and transfers resulted in the Parent Company contributing a loan payable to the Company in the amount of $4,776,000, and $547,000 for 1996 and 1997, respectively. Also the Company was subject to a charge from the Parent Company based upon the monthly balance of the Company's working capital (Note 2), which amounted to approximately $530,000 and $480,000 for 1996 and 1997, respectively.


9. SUPPLEMENTAL CASH FLOWS INFORMATION


     There were no interest or income tax payments for the year ended December 31, 1996, and the period ended November 7, 1997.


10. MATAWAN FACILITY


     During a portion of 1996, the Company operated a fiber drum manufacturing facility in Matawan, NJ. During October 1996, SPC ceased operations at this facility and leased the space to a third party. The Company received the rental income from this property for the remainder of 1996 and for part of 1997. Beginning in September 1997, SPC received the rental income from this property. Rental income received by the Company was $60,000. The rental income, as well as all other balances and transactions relating to the Matawan facility for 1996 and 1997 have not been included in the accompanying financial statements due to the facility not being part of the assets sold (Note 1).

                      (This page intentionally left blank)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange the exchange notes for outstanding notes only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.




                       --------------------------------




                               TABLE OF CONTENTS



                                                        Page
                                                      -------
Where You Can Find More Information ...........          i
Prospectus Summary ............................          1
Risk Factors ..................................         13
Use of Proceeds ...............................         22
Capitalization ................................         23
Unaudited Pro Forma Consolidated
 Financial Data ...............................         24
Selected Historical Consolidated
 Financial and Other Data .....................         31
Management's Discussion and Analysis
 of Financial Condition and
 Results of Operations ........................         34
Business ......................................         42
Management ....................................         52
Ownership of Common Stock .....................         59
Certain Relationships and Related
 Party Transactions ...........................         61
Description of Senior Credit Facility .........         62
The Exchange Offer ............................         63
Description of Notes ..........................         75
Certain U.S. Federal Income Tax
   Consequences of the
    Exchange Offer ............................        113
Plan of Distribution ..........................        113
Legal Matters .................................        114
Experts .......................................        114
Index to Financial Statements .................        F-1


                                Russell-Stanley
                                Holdings, Inc.



                       Offer to Exchange All Outstanding
                        10 7/8% Senior Subordinated Notes
                                    due 2009
                        for 10 7/8% Senior Subordinated
                                 Notes due 2009
                          Which Have Been Registered
                       Under the Securities Act of 1933





                       --------------------------------


                     [Russell-Stanley Holdings, Inc. Logo]



                       --------------------------------







                    --------------------------------------
                                   PROSPECTUS
                    --------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 20. Indemnification of Directors and Officers


     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's by-laws provide that the Registrant will indemnify any person to the fullest extent permitted by Delaware law who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Registrant to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Registrant, or is or was serving in any capacity at the request of the Registrant for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Registrant may be similarly indemnified in respect of service to the Registrant or to any of the above other entities at the request of the Registrant to the extent the board of directors at any time specifies that such persons are entitled to the benefits of such indemnification. Pursuant to the by-laws, the Registrant also has the power to purchase officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant, in such capacities, may incur.

     Such 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Seventh of the Registrant's certificate of incorporation includes such a provision.


Item 21. Exhibits and Financial Statement Schedules


     The following exhibits are filed pursuant to Item 601 of Regulation S-K.



Exhibit No.                           Description of Exhibit
-------------   -----------------------------------------------------------------
      3.1       Certificate of Incorporation of Russell-Stanley Holdings, Inc.
      3.2       By-Laws of Russell-Stanley Holdings, Inc.
      3.3       Amended and Restated Certificate of Incorporation of Russell-Stanley Corp.
      3.4       By-Laws of Russell-Stanley Corp.
      3.5       Articles of Incorporation of Container Management Services, Inc.

Exhibit No.                                        Description of Exhibit
-------------   --------------------------------------------------------------------------------------
      3.6       By-Laws of Container Management Services, Inc.
      3.7       Restated Articles of Incorporation of New England Container Co., Inc.
      3.8       Amended and Restated By-Laws of New England Container Co., Inc.
      3.9       Articles of Incorporation of Russell-Stanley, Inc.
      3.10      By-Laws of Russell-Stanley, Inc.
      3.11      Certificate of Incorporation of RSLPCO, Inc.
      3.12      By-Laws of RSLPCO, Inc.
      3.13      Certificate of Limited Partnership of Russell-Stanley, L.P.
      3.14      Agreement of Limited Partnership of Russell-Stanley, L.P.
      4.1       Indenture, dated as of February 10, 1999, by and among Russell-Stanley Holdings,
                Inc., the guarantors named therein and The Bank of New York, as the Trustee
      4.2       Form of 10 7/8% Senior Subordinated Notes due 2009 (included as part of the
                Indenture filed as Exhibit 4.1 hereto)
      5         Opinion of Simpson Thacher & Bartlett
     10.1       Fifth Amended and Restated Revolving Credit Agreement and Term Loan Agreement,
                dated as of February 10, 1999, among Russell-Stanley Holdings, Inc. and its subsidiaries, as borrowers, the lenders listed therein and BankBoston, N.A., as administrative agent, and Goldman Sachs Credit Partners, L.P., as syndication agent
     10.2       Stock Purchase Agreement dated as of July 21, 1998, among Vincent J. Buonanno, New
                England Container Co., Inc. and Russell-Stanley Holdings, Inc.
     10.3       Stock Purchase Agreement dated as of July 1, 1997, among Mark E. Daniels, Robert
                E. Daniels, Mark E. Daniels Irrevocable Family Trust, R.E. Daniels Irrevocable Family
                Trust, Container Management Services, Inc. and Russell-Stanley Corp.
     10.4       Share Purchase Agreement dated as of October 24, 1997, among Michael W.
                Hunter, John D. Hunter, Michael W. Hunter Holdings Inc., John D. Hunter Holdings
                Inc., Hunter Holdings Inc., 373062 Ontario Limited, Hunter Drums Limited, Russell-
                Stanley Holdings, Inc. and HDL Acquisition, Inc.
     10.5       Purchase and Sale Agreement dated as of October 23, 1997, among Smurfit
                Packaging Corporation, Russell-Stanley Holdings, Inc. and Russell-Stanley Corp.
     10.6       Vestar Management Agreement, dated as of July 23, 1997, among Russell-Stanley
                Holdings, Inc., Russell-Stanley Corp., Container Management Services, Inc. and
                Vestar Capital Partners
    *10.7       Know How and Patent Licensing Agreement between Mauser-Werke GmbH and
                Russell-Stanley Corp., dated June 26, 1995
    *10.8       Licensing Agreement between Mauser-Werke GmbH and Russell-Stanley Corp., dated June 26, 1995
    *10.9       Know How and Patent Licensing Agreement between Mauser-Werke GmbH and
                Russell-Stanley Corp., dated June 26, 1995
    *10.10      Know How and Patent Licensing Agreement between Mauser-Werke GmbH and
                Hunter Drums Limited, dated July 31, 1996
    *10.11      Know How and Patent Licensing Agreement between Mauser-Werke GmbH and
                Hunter Drums Limited, dated July 31, 1996
    *10.12      Consent and Agreement between Hunter Drums Limited and Mauser-Werke GmbH, dated September 29, 1997

Exhibit No.                                          Description of Exhibit
-----------------   ----------------------------------------------------------------------------------------
     10.13      1998 Stock Option Plan
     10.14      Russell-Stanley Holdings, Inc. Management Annual Incentive Compensation Plan
                1998
     10.15      Employment Agreement, dated October 30, 1997, among Russell-Stanley Holdings,
                Inc., Hunter Drums Limited and Michael W. Hunter
     10.16      Stay Pay Agreement, dated October 30, 1997, among Russell-Stanley Holdings, Inc.,
                Hunter Drums Limited and Michael W. Hunter
     10.17      Employment Agreement, dated as of July 23, 1997, between Russell-Stanley
                Holdings, Inc. and Mark E. Daniels
     10.18      Stay Pay Agreement, dated as of July 23, 1997, between Russell-Stanley Holdings,
                Inc. and Mark Daniels
     10.19      Employment Agreement, dated as of July 23, 1998, between Russell-Stanley
                Holdings, Inc. and Gerard C. DiSchino
    *10.20      Employment Agreement, dated September 20, 1996, between Russell-Stanley Corp.
                and Robert Singleton
     10.21      Services Agreement, dated as of February 10, 1999, between Russell-Stanley
                Holdings, Inc. and Vincent J. Buonanno
    *10.22      License Agreement between Gallay SA and Hunter Drums Limited, dated February 7,
                1997
    *10.23      License Agreement between Gallay SA and Hunter Drums Limited, dated April 16,
                1987
      12        Computation of Earnings to Fixed Charges
      21        Subsidiaries of the Company
     23.1       Consent of Deloitte & Touche LLP, Independent Auditors
     23.2       Consent of Elliott, Davis & Company, L.L.P., Independent Certified Public
                Accountants, with respect to Container Management Services, Inc. as of and for the year ended December 31, 1996
     23.3       Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit
                5 hereto).
      24        Power of Attorney
      25        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
                New York, as Trustee
      27        Financial Data Schedule for the year ended December 31, 1998
     99.1       Form of Letter of Transmittal
     99.2       Form of Notice of Guaranteed Delivery

----------------


* To be filed by amendment.

Item 22. Undertakings


     (a) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 31, 1999.


                                        RUSSELL-STANLEY HOLDINGS, INC.




                              By: /s/ Daniel W. Miller
                                 -------------------------------------
                                 Daniel W. Miller
                                 Executive Vice President,
                                 Chief Financial Officer and Treasurer



     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 31st day of March, 1999 by the following persons in the capacities indicated:


         Signature                             Title
---------------------------   ---------------------------------------
              *               President, Chief Executive Officer,
-------------------------     Secretary and Director (principal
      Robert L. Singleton     executive officer)


  /s/ Daniel W. Miller        Executive Vice President, Chief
-------------------------     Financial Officer, Treasurer and
      Daniel W. Miller        Director (principal financial officer)


              *               Vice President, Controller
-------------------------     (principal accounting officer)
    Ronald M. Litchkowski


              *               Executive Vice President and
-------------------------     Director
        Mark E. Daniels


              *               Executive Vice President and
-------------------------     Director
       Michael W. Hunter


              *               Chairman of the Board of
-------------------------     Directors
        Robert L. Rosner


              *               Director
-------------------------
        Norman W. Alpert


              *                Director
-------------------------
      Vincent J. Buonanno


              *                Director
-------------------------
     Todd N. Khoury

             *                Director
-------------------------
     Leonard Lieberman

              *               Director
-------------------------
         Kevin Mundt

              *               Director
-------------------------
       Arthur J. Nagle

              *               Director
-------------------------
       Vincent J. Naimoli

              *               Director
-------------------------
      Daniel S. O'Connell

              *               Director
-------------------------
        John W. Priesing

* By: /s/ Daniel W. Miller
     ---------------------
     Daniel W. Miller,
     Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 31, 1999.

                                        RUSSELL-STANLEY CORP.




                              By:     /s/ Daniel W. Miller
                                 -------------------------------------
                                          Daniel W. Miller
                                          Executive Vice President, Chief
                                          Financial Officer and Treasurer



     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 31st day of March, 1999 by the following persons in the capacities indicated:


         Signature                             Title
---------------------------   ---------------------------------------
              *               President, Chief Executive Officer
-------------------------     and Director (principal executive
      Robert L. Singleton     officer)


                              Executive Vice President, Chief
-------------------------     Financial Officer, Treasurer and
        Daniel W. Miller      Director (principal financial officer)



              *               Vice President, Controller and
-------------------------     Secretary (principal accounting
    Ronald M. Litchkowski     officer)



              *               Director
-------------------------
        Robert L. Rosner

* By: /s/ Daniel W. Miller
     ---------------------
     Daniel W. Miller,
     Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 31, 1999.

                                        RUSSELL-STANLEY, INC.




                               By:    /s/ Daniel W. Miller
                                  -------------------------------------
                                          Daniel W. Miller
                                          Executive Vice President, Chief
                                          Financial Officer and Treasurer



     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 31st day of March, 1999 by the following persons in the capacities indicated:


         Signature                             Title
---------------------------   ---------------------------------------
              *               President, Chief Executive Officer
-------------------------     and Director (principal executive
      Robert L. Singleton     officer)


    /s/ Daniel W. Miller      Executive Vice President, Chief
-------------------------     Financial Officer, Treasurer and
        Daniel W. Miller      Director (principal financial officer)



              *               Vice President, Controller and
-------------------------     Secretary (principal accounting
    Ronald M. Litchkowski     officer)



              *               Director
-------------------------
        Robert L. Rosner

* By: /s/ Daniel W. Miller
     ---------------------
     Daniel W. Miller,
     Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 31, 1999.

                                        RSLPCO, INC.




                              By:     /s/ Daniel W. Miller
                                 -------------------------------------
                                          Daniel W. Miller
                                          Executive Vice President, Chief
                                          Financial Officer and Treasurer



     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 31st day of March, 1999 by the following persons in the capacities indicated:


         Signature                            Title
---------------------------   ------------------------------------
              *               President, Chief Executive Officer,
-------------------------     Secretary and Director (principal
      Robert L. Singleton     executive officer)


    /s/ Daniel W. Miller      Executive Vice President, Chief
-------------------------     Financial Officer, Treasurer and
        Daniel W. Miller      Director (principal financial and
                              accounting officer)



              *               Director
-------------------------
        Robert L. Rosner

* By: /s/ Daniel W. Miller
     ---------------------
     Daniel W. Miller,
     Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 31, 1999.

                                        RUSSELL-STANLEY, L.P.
                                        By: Russell-Stanley, Inc., its General
                                        Partner




                                    By: /s/ Daniel W. Miller
                                       -------------------------------------
                                          Daniel W. Miller
                                          Executive Vice President, Chief
                                          Financial Officer and Treasurer



     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 31st day of March, 1999 by the following persons in the capacities indicated:



         Signature                            Title
---------------------------   ------------------------------------
              *               Director, Russell-Stanley, Inc., as
-------------------------     General Partner
      Robert L. Singleton


  /s/ Daniel W. Miller        Director, Russell-Stanley, Inc., as
-------------------------     General Partner
      Daniel W. Miller


              *               Director, Russell-Stanley, Inc., as
-------------------------     General Partner
        Robert L. Rosner


* By: /s/ Daniel W. Miller
     ---------------------
     Daniel W. Miller,
     Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 31, 1999.

                                        CONTAINER MANAGEMENT SERVICES, INC.




                                    By: /s/ Daniel W. Miller
                                       -------------------------------------
                                          Daniel W. Miller
                                          Executive Vice President and Chief
                                          Financial Officer



     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 31st day of March, 1999 by the following persons in the capacities indicated:


         Signature                           Title
---------------------------   ----------------------------------
              *               President and Director (principal
-------------------------     executive officer)
        Mark E. Daniels


    /s/ Daniel W. Miller      Executive Vice President, Chief
-------------------------     Financial Officer and Director
        Daniel W. Miller      (principal financial officer)



              *               Director
-------------------------
      Robert L. Singleton

* By: /s/ Daniel W. Miller
     ---------------------
     Daniel W. Miller,
     Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 31, 1999.

                                        NEW ENGLAND CONTAINER CO., INC.




                                    By: /s/ Daniel W. Miller
                                       -------------------------------------
                                          Daniel W. Miller
                                          Executive Vice President, Chief
                                          Financial Officer and Secretary



     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 31st day of March, 1999 by the following persons in the capacities indicated:


         Signature                             Title
---------------------------   ---------------------------------------
              *               President and Director (principal
-------------------------     executive officer)
      Gerard C. DiSchino


    /s/ Daniel W. Miller      Executive Vice President, Chief
-------------------------     Financial Officer, Secretary and
        Daniel W. Miller      Director (principal financial officer)


              *               Vice President, Controller and
-------------------------     Treasurer (principal accounting
        Eugene D. Onofrio     officer)


              *               Director
-------------------------
      Robert L. Singleton

* By: /s/ Daniel W. Miller
     ---------------------
     Daniel W. Miller,
     Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT NO.                          DESCRIPTION OF EXHIBIT


   3.1              Certificate of Incorporation of Russell-Stanley Holdings, Inc.


   3.2              By-Laws of Russell-Stanley Holdings, Inc.


   3.3              Amended and Restated Certificate of Incorporation of Russell-Stanley Corp.


   3.4              By-Laws of Russell-Stanley Corp.


   3.5              Articles of Incorporation of Container Management Services, Inc.


   3.6              By-Laws of Container Management Services, Inc.


   3.7              Restated Articles of Incorporation of New England Container Co., Inc.


   3.8              Amended and Restated By-Laws of New England Container Co., Inc.


   3.9              Articles of Incorporation of Russell-Stanley, Inc.


   3.10             By-Laws of Russell-Stanley, Inc.


   3.11             Certificate of Incorporation of RSLPCO, Inc.


   3.12             By-Laws of RSLPCO, Inc.


   3.13             Certificate of Limited Partnership of Russell-Stanley, L.P.


   3.14             Agreement of Limited Partnership of Russell-Stanley, L.P.


   4.1              Indenture, dated as of February 10, 1999, by and among Russell-Stanley Holdings,
                    Inc., the guarantors named therein and The Bank of New York, as the Trustee


   4.2              Form of 10 7/8% Senior Subordinated Notes due 2009 (included as part of the
                    Indenture filed as Exhibit 4.1 hereto)

    5               Opinion of Simpson Thacher & Bartlett

  10.1              Fifth Amended and Restated Revolving Credit Agreement and Term Loan Agreement,
                    dated as of February 10, 1999, among Russell-Stanley Holdings, Inc. and its subsidiaries, as borrowers, the lenders listed therein and BankBoston, N.A., as administrative agent, and Goldman Sachs Credit Partners, L.P., as syndication agent

  10.2              Stock Purchase Agreement dated as of July 21, 1998, among Vincent J.
                    Buonanno, New England Container Co., Inc. and Russell-Stanley Holdings,
                    Inc.

  10.3              Stock Purchase Agreement dated as of July 1, 1997, among Mark E.
                    Daniels, Robert E. Daniels, Mark E. Daniels Irrevocable Family Trust, R.E.
                    Daniels Irrevocable Family Trust, Container Management Services, Inc. and
                    Russell-Stanley Corp.

  10.4              Share Purchase Agreement dated as of October 24, 1997, among Michael
                    W. Hunter, John D. Hunter, Michael W. Hunter Holdings Inc., John D.
                    Hunter Holdings Inc., Hunter Holdings Inc., 373062 Ontario Limited,
                    Hunter Drums Limited, Russell-Stanley Holdings, Inc. and HDL
                    Acquisition, Inc.

  10.5              Purchase and Sale Agreement dated as of October 23, 1997, among Smurfit
                    Packaging Corporation, Russell-Stanley Holdings, Inc. and Russell-Stanley
                    Corp.

  10.6              Vestar Management Agreement, dated as of July 23, 1997, among Russell-
                    Stanley Holdings, Inc., Russell-Stanley Corp., Container Management
                    Services, Inc. and Vestar Capital Partners

 *10.7              Know How and Patent Licensing Agreement between Mauser-Werke
                    GmbH and Russell-Stanley Corp., dated June 26, 1995

 *10.8              Licensing Agreement between Mauser-Werke GmbH  and Russell-Stanley
                    Corp., dated June 26, 1995

 *10.9              Know How and Patent Licensing Agreement between Mauser-Werke
                    GmbH and Russell-Stanley Corp., dated June 26, 1995

 *10.10             Know How and Patent Licensing Agreement between Mauser-Werke
                    GmbH and Hunter Drums Limited, dated July 31, 1996

 *10.11             Know How and Patent Licensing Agreement between Mauser-Werke
                    GmbH and Hunter Drums Limited, dated July 31, 1996

 *10.12             Consent and Agreement between Hunter Drums Limited and Mauser-Werke GmbH, dated
                    September 29, 1997

  10.13             1998 Stock Option Plan

  10.14             Russell-Stanley Holdings, Inc. Management Annual Incentive Compensation
                    Plan 1998

  10.15             Employment Agreement, dated October 30, 1997, among Russell-Stanley
                    Holdings, Inc., Hunter Drums Limited and Michael W. Hunter

  10.16             Stay Pay Agreement, dated October 30, 1997, among Russell-Stanley
                    Holdings, Inc., Hunter Drums Limited and Michael W. Hunter

  10.17             Employment Agreement, dated as of July 23, 1997, between Russell-Stanley
                    Holdings, Inc. and Mark E. Daniels

  10.18             Stay Pay Agreement, dated as of July 23, 1997, between Russell-Stanley
                    Holdings, Inc. and Mark Daniels

  10.19             Employment Agreement, dated as of July 23, 1998, between Russell-Stanley
                    Holdings, Inc. and Gerard C. DiSchino

 *10.20             Employment Agreement, dated September 20, 1996, between Russell-Stanley
                    Corp. and Robert Singleton

  10.21             Services Agreement, dated as of February 10, 1999, between Russell-Stanley
                    Holdings, Inc. and Vincent J. Buonanno

 *10.22             License Agreement between Gallay SA and Hunter Drums Limited, dated February 7, 1997

 *10.23             License Agreement between Gallay SA and Hunter Drums Limited, dated April 16, 1987

  12                Computation of Earnings to Fixed Charges

  21                Subsidiaries of the Company

  23.1              Consent of Deloitte & Touche LLP, Independent Auditors

  23.2              Consent of Elliot, Davis & Company, L.L.P., Independent Certified Public Accountants,
                    with respect to Container Management Services, Inc. as of and for the year ended
                    December 31, 1996

  23.3              Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as
                    Exhibit 5 hereto).

  24                Power of Attorney

  25                Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
                    The Bank of New York, as Trustee

  27                Financial Data Schedule for the year ended December 31, 1998

  99.1              Form of Letter of Transmittal

  99.2              Form of Notice of Guaranteed Delivery

* To be filed by amendment.